Filed Pursuant to Rule 424(b)(3)

Registration No. 333-189641

PROSPECTUS SUPPLEMENT NO. 2

(TO THE PROSPECTUS DATED MAY 1, 2014)

Eastern Virginia Bankshares, Inc.

5,240,192 Shares of Series B Preferred Stock

9,890,111 Shares of Common Stock

(Including 5,240,192 Shares Underlying the Series B Preferred Stock)

This prospectus supplement no. 2 supplements the prospectus, dated May 1, 2014, as previously supplemented by a prospectus supplement no. 1 dated June 6, 2014, relating to the securities listed below that may be offered for sale from time to time by the persons named in the prospectus (and their transferees) (the “Selling Securityholders”) identified in “Selling Securityholders” beginning on page 31 of the prospectus who currently own such securities or may acquire such securities upon the conversion or exchange of securities currently held. This prospectus supplement no. 2 should be read in conjunction with the prospectus and the prospectus supplement no. 1, which are to be delivered with this prospectus supplement no. 2. If there is any inconsistency between the information in the prospectus, as supplemented by prospectus supplement no. 1, and this prospectus supplement no. 2, you should rely on the information in this prospectus supplement no. 2.

Investing in our securities involves risks. You should carefully consider all of the information set forth in this prospectus supplement no. 2 and the prospectus, as supplemented by prospectus supplement no. 1, including the “Risk Factors” beginning on page 6 of the prospectus, as well as the risk factors and other information contained in any documents we incorporate by reference into the prospectus, before investing in any of the securities. See “Incorporation of Certain Information by Reference” on page iii of the prospectus.

The prospectus, as supplemented, covers the following securities (collectively, the “Securities”):

•	5,240,192 shares of our non-voting mandatorily convertible non-cumulative preferred stock, series B (the “Series B Preferred Stock”) (which shares of Series B Preferred Stock will automatically convert into shares of our common stock, $2.00 par value per share (the “common stock”), in the hands of a transferee immediately upon consummation of a “Permitted Transfer” (as defined in the prospectus)); and

•	9,890,111 shares of our common stock, including 5,240,192 shares issuable upon conversion of 5,240,192 shares of our Series B Preferred Stock.

This prospectus supplement no. 2 is filed for the purpose of including in the prospectus the information contained in the attached quarterly reports on Form 10-Q for the quarters ended June 30, 2014 and September 30, 2014, which were filed with the Securities and Exchange Commission on August 14, 2014 and November 14, 2014, respectively, and the attached current reports on Form 8-K, which were filed with the Securities and Exchange Commission on September 17, 2014, October 16, 2014, October 20, 2014, and November 17, 2014.

Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities regulator has approved or disapproved of these Securities or determined if this prospectus supplement no. 2 (or the prospectus, including any supplements or amendments thereto including prospectus supplement no. 1) is accurate or complete. Any representation to the contrary is a criminal offense.

These Securities are not deposits, accounts or other obligations of our bank subsidiary or any of our non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus supplement is December 30, 2014.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2014

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______________ to ______________

Commission File Number: 000-23565

EASTERN VIRGINIA BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

VIRGINIA	54-1866052
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

(804) 443-8400

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The number of shares of the registrant’s Common Stock outstanding as of August 11, 2014 was 11,868,367.

EASTERN VIRGINIA BANKSHARES, INC.

1

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

Eastern Virginia Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands, except share and per share amounts)

	June 30, 2014	December 31, 2013
	(unaudited)
Assets:
Cash and due from banks	$12,319	$13,944
Interest bearing deposits with banks	3,603	5,402
Federal funds sold	641	-
Securities available for sale, at fair value	227,632	234,935
Securities held to maturity, at carrying value (fair value of $34,403 and $34,521, respectively)	34,077	35,495
Restricted securities, at cost	7,230	5,549
Loans, net of allowance for loan losses of $14,618 and $14,767, respectively	683,375	642,430
Deferred income taxes, net	15,530	18,937
Bank premises and equipment, net	21,525	21,446
Accrued interest receivable	3,762	3,893
Other real estate owned, net of valuation allowance of $108 and $254, respectively	601	800
Goodwill	15,970	15,970
Bank owned life insurance	21,432	21,158
Other assets	8,386	7,115
Total assets	$1,056,083	$1,027,074

Liabilities and Shareholders' Equity:
Liabilities
Noninterest-bearing demand accounts	$139,066	$126,861
Interest-bearing deposits	682,460	707,601
Total deposits	821,526	834,462
Federal funds purchased and repurchase agreements	3,482	3,009
Short-term borrowings	76,760	41,940
Trust preferred debt	10,310	10,310
Accrued interest payable	341	1,324
Other liabilities	2,904	3,080
Total liabilities	915,323	894,125

Shareholders' Equity
Preferred stock, $2 par value per share, authorized 10,000,000 shares, issued and outstanding:
Series A; $1,000 stated value per share, 24,000 shares fixed rate cumulative perpetual preferred	24,000	24,000
Series B; 5,240,192 shares non-voting mandatorily convertible non-cumulative preferred	10,480	10,480
Common stock, $2 par value per share, authorized 50,000,000 shares, issued and outstanding 11,862,367 including 58,400 and 73,500 nonvested shares in 2014 and 2013, respectively	23,608	23,578
Surplus	42,706	42,697
Retained earnings	43,232	39,581
Warrant	1,481	1,481
Accumulated other comprehensive loss, net	(4,747)	(8,868)
Total shareholders' equity	140,760	132,949

Total liabilities and shareholders' equity	$1,056,083	$1,027,074

The accompanying notes are an integral part of the consolidated financial statements.

2

Eastern Virginia Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income (unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended
	June 30,
	2014	2013
Interest and Dividend Income
Interest and fees on loans	$8,562	$9,052
Interest on investments:
Taxable interest income	1,338	1,307
Tax exempt interest income	204	151
Dividends	89	83
Interest on deposits with banks	4	40
Total interest and dividend income	10,197	10,633

Interest Expense
Deposits	978	1,226
Federal funds purchased and repurchase agreements	5	5
Short-term borrowings	36	-
Long-term borrowings	-	1,187
Trust preferred debt	88	87
Total interest expense	1,107	2,505
Net interest income	9,090	8,128
Provision for Loan Losses	-	600
Net interest income after provision for loan losses	9,090	7,528
Noninterest Income
Service charges and fees on deposit accounts	837	729
Debit/credit card fees	378	375
Gain on sale of available for sale securities, net	109	58
Gain on sale of bank premises and equipment	-	25
Other operating income	315	263
Total noninterest income	1,639	1,450
Noninterest Expenses
Salaries and employee benefits	4,748	4,146
Occupancy and equipment expenses	1,267	1,271
Telephone	211	310
FDIC expense	305	596
Consultant fees	279	213
Collection, repossession and other real estate owned	89	126
Marketing and advertising	270	246
Loss on sale of other real estate owned	28	118
Impairment losses on other real estate owned	6	133
Other operating expenses	1,316	1,046
Total noninterest expenses	8,519	8,205
Income before income taxes	2,210	773
Income Tax Expense	555	100
Net Income	$1,655	$673
Effective dividend on Series A Preferred Stock	541	376

Net income available to common shareholders	$1,114	$297
Income per common share: basic	$0.10	$0.04
Income per common share: diluted	$0.06	$0.04

The accompanying notes are an integral part of the consolidated financial statements.

3

Eastern Virginia Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss) (unaudited)

(dollars in thousands)

	Three Months Ended
	June 30,
	2014	2013
Net income	$1,655	$673
Other comprehensive income (loss), net of tax:
Unrealized securities gains (losses) arising during period (net of tax, $893 and $3,109, respectively)	1,732	(6,034)
Amortization of unrealized losses on securities transferred from available for sale to held to maturity (net of tax, $26 and $0, respectively)	52	-
Less: reclassification adjustment for securities gains included in net income (net of tax, $37 and $20, respectively)	(72)	(38)
Other comprehensive income (loss)	1,712	(6,072)
Comprehensive income (loss)	$3,367	$(5,399)

The accompanying notes are an integral part of the consolidated financial statements.

4

Eastern Virginia Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income (unaudited)

(dollars in thousands, except per share amounts)

	Six Months Ended
	June 30,
	2014	2013
Interest and Dividend Income
Interest and fees on loans	$17,112	$18,008
Interest on investments:
Taxable interest income	2,845	2,729
Tax exempt interest income	417	239
Dividends	191	169
Interest on deposits with banks	8	65
Total interest and dividend income	20,573	21,210

Interest Expense
Deposits	1,965	2,500
Federal funds purchased and repurchase agreements	10	10
Short-term borrowings	71	-
Long-term borrowings	-	2,361
Trust preferred debt	176	174
Total interest expense	2,222	5,045
Net interest income	18,351	16,165
Provision for Loan Losses	250	1,200
Net interest income after provision for loan losses	18,101	14,965
Noninterest Income
Service charges and fees on deposit accounts	1,659	1,495
Debit/credit card fees	687	708
Gain on sale of available for sale securities, net	489	525
Gain on sale of bank premises and equipment	5	26
Other operating income	691	644
Total noninterest income	3,531	3,398
Noninterest Expenses
Salaries and employee benefits	9,334	8,295
Occupancy and equipment expenses	2,586	2,527
Telephone	422	565
FDIC expense	637	1,183
Consultant fees	622	429
Collection, repossession and other real estate owned	156	252
Marketing and advertising	437	480
Loss on sale of other real estate owned	15	155
Impairment losses on other real estate owned	11	143
Other operating expenses	2,477	2,132
Total noninterest expenses	16,697	16,161
Income before income taxes	4,935	2,202
Income Tax Expense	1,284	449
Net Income	$3,651	$1,753
Effective dividend on Series A Preferred Stock	1,059	752

Net income available to common shareholders	$2,592	$1,001
Income per common share: basic	$0.22	$0.15
Income per common share: diluted	$0.15	$0.14

The accompanying notes are an integral part of the consolidated financial statements.

5

Eastern Virginia Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss) (unaudited)

(dollars in thousands)

	Six Months Ended
	June 30,
	2014	2013
Net income	$3,651	$1,753
Other comprehensive income (loss), net of tax:
Unrealized securities gains (losses) arising during period (net of tax, $2,248 and $3,192, respectively)	4,364	(6,197)
Amortization of unrealized losses on securities transferred from available for sale to held to maturity (net of tax, $41 and $0, respectively)	80	-
Less: reclassification adjustment for securities gains included in net income (net of tax, $166 and $179, respectively)	(323)	(346)
Other comprehensive income (loss)	4,121	(6,543)
Comprehensive income (loss)	$7,772	$(4,790)

The accompanying notes are an integral part of the consolidated financial statements.

6

Eastern Virginia Bankshares, Inc. and Subsidiaries

Consolidated Statements of Shareholders’ Equity (unaudited)

For the Six Months Ended June 30, 2014 and 2013

(dollars in thousands)

						Accumulated
		Preferred	Preferred			Other
	Common	Stock	Stock		Retained	Comprehensive
	Stock	Series A (1)	Series B	Surplus	Earnings	Income (Loss)	Total
Balance, December 31, 2012	$12,060	$25,177	$-	$19,521	$42,517	$436	$99,711
Net income					1,753		1,753
Other comprehensive (loss)						(6,543)	(6,543)
Preferred stock discount		152			(152)		-
Stock based compensation				14			14
Issuance of common stock in private placements	9,300			9,354			18,654
Issuance of preferred stock in private placements	-	-	10,480	11,080	-	-	21,560
Balance, June 30, 2013	$21,360	$25,329	$10,480	$39,969	$44,118	$(6,107)	$135,149

Balance, December 31, 2013	$23,578	$25,481	$10,480	$42,697	$39,581	$(8,868)	$132,949
Net income					3,651		3,651
Other comprehensive income						4,121	4,121
Stock based compensation				39			39
Restricted common stock vested	30	-	-	(30)	-	-	-
Balance, June 30, 2014	$23,608	$25,481	$10,480	$42,706	$43,232	$(4,747)	$140,760

(1) For the purposes of this table, Preferred Stock Series A includes the effect of the warrant issued in connection with the sale of the Series A Preferred Stock and the discount on such preferred stock.

The accompanying notes are an integral part of the consolidated financial statements.

7

Eastern Virginia Bankshares, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Six Months Ended
	June 30,
	2014	2013
Operating Activities:
Net income	$3,651	$1,753
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	250	1,200
Depreciation and amortization	1,048	1,037
Stock based compensation	39	14
Net amortization of premiums and accretion of discounts on investment securities, net	1,626	2,199
(Gain) realized on securities available for sale transactions, net	(489)	(525)
(Gain) on sale of bank premises and equipment	(5)	(26)
Loss on sale of other real estate owned	15	155
Impairment losses on other real estate owned	11	143
Loss on LLC investments	23	11
Deferred income taxes	1,284	852
Net change in:
Accrued interest receivable	131	83
Other assets	(1,568)	(613)
Accrued interest payable	(983)	125
Other liabilities	(176)	401
Net cash provided by operating activities	4,857	6,809
Investing Activities:
Purchase of securities available for sale	(17,000)	(57,631)
Purchase of restricted securities	(5,228)	-
Purchases of bank premises and equipment	(1,127)	(834)
Purchases of bank owned life insurance	-	(10,000)
Net change in loans	(41,484)	8,514
Proceeds from:
Maturities, calls, and paydowns of securities available for sale	9,053	14,772
Maturities, calls, and paydowns of securities held to maturity	1,248	-
Sales of securities available for sale	20,527	32,393
Sale of restricted securities	3,547	302
Sale of bank premises and equipment	5	26
Sale of other real estate owned	462	2,950
Net cash (used in) investing activities	(29,997)	(9,508)
Financing Activities:
Net change in:
Demand, interest-bearing demand and savings deposits	(13,723)	10,847
Time deposits	787	(6,949)
Federal funds purchased and repurchase agreements	473	389
Short-term borrowings	34,820	-
Net proceeds from issuance of common stock in private placements	-	18,654
Net proceeds from issuance of preferred stock in private placements	-	21,560
Net cash provided by financing activities	22,357	44,501
Net (decrease) increase in cash and cash equivalents	(2,783)	41,802
Cash and cash equivalents, January 1	19,346	46,599
Cash and cash equivalents, June 30	$16,563	$88,401
Supplemental disclosure:
Interest paid	$3,205	$4,920
Supplemental disclosure of noncash investing and financing activities:
Unrealized gains (losses) on securities available for sale	$6,123	$(9,914)
Loans transferred to other real estate owned	$(289)	$(1,095)

The accompanying notes are an integral part of the consolidated financial statements.

8

EASTERN VIRGINIA BANKSHARES, INC. AND SUBSIDIARIES

Notes to the Interim Consolidated Financial Statements

(unaudited)

Note 1. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying unaudited consolidated financial statements of Eastern Virginia Bankshares, Inc. (the “Parent”) and its subsidiaries, EVB Statutory Trust I (the “Trust”), and EVB (the “Bank”) and its subsidiaries, are in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q adopted by the Securities and Exchange Commission (“SEC”). Accordingly, these financial statements do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. Operating results for the three and six months ended June 30, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014. These interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”).

The accompanying unaudited consolidated financial statements include the accounts of the Parent, the Bank and its subsidiaries, collectively referred to as the “Company.” All significant intercompany balances and transactions have been eliminated in consolidation. In addition, the Parent owns the Trust which is an unconsolidated subsidiary. The subordinated debt owed to the Trust is reported as a liability of the Parent.

Nature of Operations

Eastern Virginia Bankshares, Inc. is a bank holding company headquartered in Tappahannock, Virginia that was organized and chartered under the laws of the Commonwealth of Virginia on September 5, 1997 and commenced operations on December 29, 1997. The Company conducts its primary operations through its wholly-owned bank subsidiary, EVB. Two of EVB’s three predecessor banks, Bank of Northumberland, Inc. and Southside Bank, were established in 1910. The third bank, Hanover Bank, was established as a de novo bank in 2000. In April 2006, these three banks were merged and the surviving bank was re-branded as EVB. The Bank provides a full range of banking and related financial services to individuals and businesses through its network of retail branches. With twenty-one retail branches, the Bank serves diverse markets that primarily are in the counties of Essex, Gloucester, Hanover, Henrico, King and Queen, King William, Lancaster, Middlesex, New Kent, Richmond, Northumberland, Southampton, Surry, Sussex and the City of Colonial Heights. The Bank operates under a state bank charter and as such is subject to regulation by the Virginia State Corporation Commission Bureau of Financial Institutions (the “Bureau”) and the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

The Bank owns EVB Financial Services, Inc., which in turn has a 100% ownership interest in EVB Investments, Inc. and through March 31, 2011 a 50% ownership interest in EVB Mortgage, LLC. EVB Investments, Inc. is a full-service brokerage firm offering a comprehensive range of investment services. EVB Mortgage, LLC was formed to originate and sell residential mortgages. Due to the uncertainties surrounding potential regulatory pressures regarding the origination and funding of mortgage loans on one to four family residences, the Company decided in March 2011 to cease the operations of EVB Mortgage, LLC as a joint venture with Southern Trust Mortgage, LLC. On April 1, 2011, the Company entered into an independent contractor agreement with Southern Trust Mortgage, LLC. Under the terms of this agreement, the Company advises and consults with Southern Trust Mortgage, LLC and facilitates the marketing and brand recognition of their mortgage business. In addition, the Company provides Southern Trust Mortgage, LLC with offices at five retail branches in the Company’s market area and access to office equipment at these locations during normal business hours. For its services, the Company receives fixed monthly compensation from Southern Trust Mortgage, LLC in the amount of $1 thousand, which is adjustable on a quarterly basis. On May 15, 2014, the Bank acquired a 4.9% ownership interest in Southern Trust Mortgage, LLC.

The Bank had a 75% ownership interest in EVB Title, LLC, which primarily sold title insurance to the mortgage loan customers of the Bank and EVB Mortgage, LLC. Effective January 2014, the Bank ceased operations of EVB Title, LLC due to low volume and profitability. The Bank has a 2.33% ownership in Bankers Insurance, LLC, which primarily sells insurance products to customers of the Bank, and other financial institutions that have an equity interest in the agency. The Bank also has a 100% ownership interest in Dunston Hall LLC, POS LLC, Tartan Holdings LLC and ECU-RE LLC which were formed to hold the title to real estate acquired by the Bank upon foreclosure on property of real estate secured loans. The financial position and operating results of all of these subsidiaries are not significant to the Company as a whole and are not considered principal activities of the Company at this time. The Parent’s stock trades on the NASDAQ Global Select Market under the symbol “EVBS.”

9

Basis of Presentation

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, impairment of loans, impairment of securities, the valuation of other real estate owned, the projected benefit obligation under the defined benefit pension plan, the valuation of deferred taxes, goodwill impairment and fair value of financial instruments. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the results of operations in these interim financial statements, have been made. Certain prior year amounts have been reclassified to conform to the 2014 presentation. These reclassifications have no effect on previously reported net income.

Recent Accounting Pronouncements

In January 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-01, “Investments—Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects (a consensus of the FASB Emerging Issues Task Force).” The amendments in this ASU permit reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits received and recognizes the net investment performance in the income statement as a component of income tax expense (benefit). The amendments in this ASU should be applied retrospectively to all periods presented. A reporting entity that uses the effective yield method to account for its investments in qualified affordable housing projects before the date of adoption may continue to apply the effective yield method for those preexisting investments. The amendments in this ASU are effective for public business entities for annual periods and interim reporting periods within those annual periods, beginning after December 15, 2014. Early adoption is permitted. The Company does not expect the adoption of ASU 2014-01 to have a material impact on its consolidated financial statements.

In January 2014, the FASB issued ASU 2014-04, “Receivables—Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure (a consensus of the FASB Emerging Issues Task Force).” The amendments in this ASU clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendments require interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The amendments in this ASU are effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. The Company is currently assessing the impact that ASU 2014-04 will have on its consolidated financial statements.

In April 2014, the FASB issued ASU 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.” The amendments in this ASU change the criteria for reporting discontinued operations while enhancing disclosures in this area. Under the new guidance, only disposals representing a strategic shift in operations should be presented as discontinued operations. Those strategic shifts should have a major effect on the organization’s operations and financial results and include disposals of a major geographic area, a major line of business, or a major equity method investment. The new guidance requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income, and expenses of discontinued operations. Additionally, the new guidance requires disclosure of the pre-tax income attributable to a disposal of a significant part of an organization that does not qualify for discontinued operations reporting. The amendments in the ASU are effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. Early adoption is permitted. The Company does not expect the adoption of ASU 2014-08 to have a material impact on its consolidated financial statements.

10

In June 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” This ASU applies to any entity using U.S. GAAP that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. The guidance supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605),” most industry-specific guidance, and some cost guidance included in “Revenue Recognition—Construction-Type and Production-Type Contracts (Subtopic 605-35).” The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To be in alignment with the core principle, an entity must apply a five step process including: identification of the contract(s) with a customer, identification of performance obligations in the contract(s), determination of the transaction price, allocation of the transaction price to the performance obligations, and recognition of revenue when (or as) the entity satisfies a performance obligation. Additionally, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer have also been amended to be consistent with the guidance on recognition and measurement. The amendments in this ASU are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. The Company is currently assessing the impact that ASU 2014-09 will have on its consolidated financial statements.

In June 2014, the FASB issued ASU 2014-11, “Transfers and Servicing (Topic 860): Repurchase-to-Maturity Transactions, Repurchase Financings, and Disclosures.” This ASU aligns the accounting for repurchase-to-maturity transactions and repurchase agreements executed as a repurchase financing with the accounting for other typical repurchase agreements. The new guidance eliminates sale accounting for repurchase-to-maturity transactions and supersedes the guidance under which a transfer of a financial asset and a contemporaneous repurchase financing could be accounted for on a combined basis as a forward agreement. The amendments in the ASU also require a new disclosure for transactions economically similar to repurchase agreements in which the transferor retains substantially all of the exposure to the economic return on the transferred financial assets throughout the term of the transaction. Additional disclosures will be required for the nature of collateral pledged in repurchase agreements and similar transactions accounted for as secured borrowings. The amendments in this ASU are effective for the first interim or annual period beginning after December 15, 2014. However, the disclosure for transactions accounted for as secured borrowings is required to be presented for annual periods beginning after December 15, 2014, and interim periods beginning after March 15, 2015. Early adoption is not permitted. The Company is currently assessing the impact that ASU 2014-11 will have on its consolidated financial statements.

In June 2014, the FASB issued ASU 2014-12, “Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period.” The new guidance applies to reporting entities that grant employees share-based payments in which the terms of the award allow a performance target to be achieved after the requisite service period. The amendments in the ASU require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. Existing guidance in “Compensation – Stock Compensation (Topic 718)” should be applied to account for these types of awards. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Early adoption is permitted, and reporting entities may choose to apply the amendments in the ASU either on a prospective or retrospective basis. The Company is currently assessing the impact that ASU 2014-12 will have on its consolidated financial statements.

11

Note 2. Investment Securities

The amortized cost and estimated fair value, with gross unrealized gains and losses, of securities at June 30, 2014 and December 31, 2013 were as follows:

(dollars in thousands)	June 30, 2014
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
Available for Sale:	Cost	Gains	Losses	Value
Obligations of U.S. Government agencies	$14,990	$-	$915	$14,075
SBA Pool securities	86,790	22	2,386	84,426
Agency mortgage-backed securities	30,897	156	566	30,487
Agency CMO securities	44,076	154	938	43,292
Non agency CMO securities	1,041	-	4	1,037
State and political subdivisions	55,010	416	2,035	53,391
Pooled trust preferred securities	456	292	-	748
FNMA and FHLMC preferred stock	10	166	-	176
Total	$233,270	$1,206	$6,844	$227,632

(dollars in thousands)	December 31, 2013
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
Available for Sale:	Cost	Gains	Losses	Value
Obligations of U.S. Government agencies	$14,989	$-	$1,599	$13,390
SBA Pool securities	89,531	35	3,531	86,035
Agency mortgage-backed securities	36,261	104	1,111	35,254
Agency CMO securities	43,277	62	1,961	41,378
Non agency CMO securities*	1,304	2	-	1,306
State and political subdivisions	60,834	177	4,669	56,342
Pooled trust preferred securities	467	282	-	749
FNMA and FHLMC preferred stock	22	459	-	481
Total	$246,685	$1,121	$12,871	$234,935

*The combined unrealized loss on these securities was less than $1.

(dollars in thousands)	June 30, 2014
		Unrealized
		Losses		Gross	Gross	Estimated
	Amortized	Recorded	Carrying	Unrealized	Unrealized	Fair
Held to Maturity:	Cost	in AOCI*	Value	Gains	Losses	Value
Agency CMO securities	$12,346	$90	$12,256	$104	$26	$12,334
State and political subdivisions	22,580	759	21,821	303	55	22,069
Total	$34,926	$849	$34,077	$407	$81	$34,403

*Represents the unrealized holding gain or loss at the date of transfer from available for sale to held to maturity, net of any accretion.

(dollars in thousands)	December 31, 2013
		Unrealized
		Losses		Gross	Gross	Estimated
	Amortized	Recorded	Carrying	Unrealized	Unrealized	Fair
Held to Maturity:	Cost	in AOCI*	Value	Gains	Losses	Value
Agency CMO securities	$12,598	$98	$12,500	$-	$547	$11,953
State and political subdivisions	23,867	872	22,995	4	431	22,568
Total	$36,465	$970	$35,495	$4	$978	$34,521

*Represents the unrealized holding gain or loss at the date of transfer from available for sale to held to maturity, net of any accretion.

12

There are no securities classified as “Trading” at June 30, 2014 or December 31, 2013. During the fourth quarter of 2013, the Company transferred securities with an amortized cost of $35.5 million, previously designated as “Available for Sale”, to “Held to Maturity” classification. The fair value of those securities as of the date of the transfer was $34.5 million, reflecting a gross unrealized loss of $994 thousand. The gross unrealized loss was recorded in Accumulated Other Comprehensive Income and is being amortized over the remaining life of the securities as an adjustment to interest income, beginning during the fourth quarter of 2013. The Company’s mortgage-backed securities consist entirely of residential mortgage-backed securities. The Company does not hold any commercial mortgage-backed securities. The Company’s mortgage-backed securities all have a guaranty of principal payment by an agency of, or an agency sponsored by, the U.S. government and are rated Aaa and AA+ by Moody and S&P, respectively, with no subprime issues.

The Company’s pooled trust preferred securities include one senior issue of Preferred Term Securities XXVII which is current on all payments and on which the Company took an impairment charge in the third quarter of 2009 to reduce the Company’s book value to the market value at September 30, 2009. As of June 30, 2014, that security has an estimated fair value that is $292 thousand greater than its amortized cost after impairment. During the second quarter of 2010, the Company recognized an impairment charge in the amount of $77 thousand on the Company’s investment in Preferred Term Securities XXIII mezzanine tranche, thus reducing the book value of this investment to $0. The decision to recognize the other-than-temporary impairment was based upon an analysis of the market value of the discounted cash flow for the security as provided by Moody’s at June 30, 2010, which indicated that the Company was unlikely to recover any of its remaining investment in these securities.

The amortized cost, carrying value and estimated fair values of securities at June 30, 2014, by the earlier of contractual maturity or expected maturity, are shown below. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations without penalties.

(dollars in thousands)	June 30, 2014
Available for Sale:	Amortized Cost	Estimated Fair Value

Due in one year or less	$4,558	$4,271
Due after one year through five years	50,405	50,335
Due after five years through ten years	152,322	147,189
Due after ten years	25,985	25,837
Total	$233,270	$227,632

(dollars in thousands)	June 30, 2014
Held to Maturity:	Carrying Value	Estimated Fair Value

Due in one year or less	$-	$-
Due after one year through five years	9,696	9,756
Due after five years through ten years	23,634	23,887
Due after ten years	747	760
Total	$34,077	$34,403

Proceeds from the sales of securities available for sale for the six months ended June 30, 2014 and 2013 were $20.5 million and $32.4 million, respectively. Net realized gains on the sales of securities available for sale for the six months ended June 30, 2014 and 2013 were $489 thousand and $525 thousand, respectively. Proceeds from maturities, calls and paydowns of securities available for sale for the six months ended June 30, 2014 and 2013 were $9.1 million and $14.8 million, respectively. Proceeds from maturities, calls and paydowns of securities held to maturity for the six months ended June 30, 2014 were $1.2 million. There were no securities classified as held to maturity for the six months ended June 30, 2013.

The Company pledges securities to secure public deposits, balances with the Federal Reserve Bank of Richmond (the “Reserve Bank”) and repurchase agreements. Securities with an aggregate book value of $53.9 million and an aggregate fair value of $53.8 million were pledged at June 30, 2014. Securities with an aggregate book value of $88.8 million and an aggregate fair value of $85.0 million were pledged at December 31, 2013.

13

Securities in an unrealized loss position at June 30, 2014, by duration of the period of the unrealized loss, are shown below:

	June 30, 2014
(dollars in thousands)	Less than 12 months		12 months or more		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Loss	Value	Loss	Value	Loss
Obligations of U.S. Government agencies	$-	$-	$14,075	$915	$14,075	$915
SBA Pool securities	11,336	121	68,127	2,265	79,463	2,386
Agency mortgage-backed securities	3,188	119	14,463	447	17,651	566
Agency CMO securities	23,562	338	15,254	626	38,816	964
Non agency CMO securities	346	3	56	1	402	4
State and political subdivisions	5,684	58	40,659	2,032	46,343	2,090
Total	$44,116	$639	$152,634	$6,286	$196,750	$6,925

The Company reviews the investment securities portfolio on a quarterly basis to monitor its exposure to other-than-temporary impairment that may result due to adverse economic conditions and associated credit deterioration. A determination as to whether a security’s decline in market value is other-than-temporary takes into consideration numerous factors and the relative significance of any single factor can vary by security. Some factors the Company may consider in the other-than-temporary impairment analysis include the length of time the security has been in an unrealized loss position, changes in security ratings, financial condition of the issuer, as well as security and industry specific economic conditions. In addition, the Company may also evaluate payment structure, whether there are defaulted payments or expected defaults, prepayment speeds, and the value of any underlying collateral. For certain securities in unrealized loss positions, the Company will enlist independent third-party firms to prepare cash flow analyses to compare the present value of cash flows expected to be collected from the security with the amortized cost basis of the security.

Based on the Company’s evaluation, management does not believe any unrealized loss at June 30, 2014, represents an other-than-temporary impairment as these unrealized losses are primarily attributable to current financial market conditions for these types of investments, particularly changes in interest rates, which rose during 2013 causing bond prices to decline, and are not attributable to credit deterioration. During the first six months of 2014, interest rates have fallen, specifically in the middle and long-end of the yield curve, which has caused bond prices to rise and thereby reduced the amount of unrealized losses. At June 30, 2014, there are 150 debt securities with fair values totaling $196.8 million considered temporarily impaired. Of these debt securities, 34 with fair values totaling $44.1 million were in an unrealized loss position of less than 12 months and 116 with fair values totaling $152.7 million were in an unrealized loss position of 12 months or more. Because the Company intends to hold these investments in debt securities until recovery of the amortized cost basis and it is more likely than not that the Company will not be required to sell these investments before a recovery of unrealized losses, the Company does not consider these investments to be other-than-temporarily impaired at June 30, 2014 and no impairment has been recognized. At June 30, 2014, there are no equity securities in an unrealized loss position.

Securities in an unrealized loss position at December 31, 2013, by duration of the period of the unrealized loss, are shown below.

	December 31, 2013
(dollars in thousands)	Less than 12 months		12 months or more		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Loss	Value	Loss	Value	Loss
Obligations of U.S. Government agencies	$5,436	$558	$7,954	$1,041	$13,390	$1,599
SBA Pool securities	68,163	3,131	11,156	400	79,319	3,531
Agency mortgage-backed securities	21,834	863	4,172	248	26,006	1,111
Agency CMO securities	39,860	1,962	7,788	546	47,648	2,508
Non agency CMO securities*	67	-	-	-	67	-
State and political subdivisions	61,316	3,455	11,855	1,645	73,171	5,100
Total	$196,676	$9,969	$42,925	$3,880	$239,601	$13,849

*The combined unrealized loss on these securities was less than $1.

14

The table below presents a roll forward of the credit loss component recognized in earnings (referred to as “credit-impaired debt securities”) on debt securities held by the Company for which a portion of an other-than-temporary impairment was recognized in other comprehensive income during 2009. Changes in the credit loss component of credit-impaired debt securities were:

Six Months Ending
(dollars in thousands)	June 30, 2014
Balance, beginning of period	$339
Additions
Initial credit impairments	-
Subsequent credit impairments	-
Reductions
Subsequent chargeoff of previously impaired credits	-
Balance, end of period	$339

The Company’s investment in Federal Home Loan Bank of Atlanta (“FHLB”) stock totaled $4.5 million and $3.2 million at June 30, 2014 and December 31, 2013, respectively. FHLB stock is generally viewed as a long-term investment and as a restricted investment security, which is carried at cost, because there is no market for the stock other than the FHLBs or member institutions. Therefore, when evaluating FHLB stock for impairment, its value is based on the ultimate recoverability of the par value rather than by recognizing temporary declines in value. Because the FHLB generated positive net income for each quarterly period beginning July 1, 2013, and ending June 30, 2014, the Company does not consider this investment to be other-than-temporarily impaired at June 30, 2014 and no impairment has been recognized. FHLB stock is included in a separate line item on the consolidated balance sheets (Restricted securities, at cost) and is not part of the Company’s securities available for sale portfolio. The Company’s restricted securities also include investments in the Reserve Bank and Community Bankers Bank, which are carried at cost.

15

Note 3. Loan Portfolio

The following table sets forth the composition of the Company’s loan portfolio in dollar amounts and as a percentage of the Company’s total gross loans at the dates indicated:

	June 30, 2014		December 31, 2013
(dollars in thousands)	Amount	Percent	Amount	Percent
Commercial, industrial and agricultural	$56,991	8.16%	$53,673	8.17%
Real estate - one to four family residential:
Closed end first and seconds	240,805	34.50%	218,472	33.25%
Home equity lines	97,572	13.98%	99,839	15.19%
Total real estate - one to four family residential	338,377	48.48%	318,311	48.44%
Real estate - multifamily residential	19,932	2.86%	18,077	2.75%
Real estate - construction:
One to four family residential	17,168	2.46%	16,169	2.46%
Other construction, land development and other land	24,827	3.56%	21,690	3.30%
Total real estate - construction	41,995	6.02%	37,859	5.76%
Real estate - farmland	7,207	1.03%	8,172	1.24%
Real estate - non-farm, non-residential:
Owner occupied	128,322	18.38%	126,569	19.26%
Non-owner occupied	75,804	10.86%	74,831	11.39%
Total real estate - non-farm, non-residential	204,126	29.24%	201,400	30.65%
Consumer	15,125	2.17%	16,782	2.55%
Other	14,240	2.04%	2,923	0.44%
Total loans	697,993	100.00%	657,197	100.00%
Less allowance for loan losses	(14,618)		(14,767)
Loans, net	$683,375		$642,430

16

The following table presents the aging of the recorded investment in past due loans as of June 30, 2014 by class of loans:

(dollars in thousands)	30-59 Days Past Due	60-89 Days Past Due	Over 90 Days Past Due	Total Past Due	Total Current*	Total Loans
Commercial, industrial and agricultural	$71	$8	$139	$218	$56,773	$56,991
Real estate - one to four family residential:
Closed end first and seconds	6,310	967	1,870	9,147	231,658	240,805
Home equity lines	563	194	331	1,088	96,484	97,572
Total real estate - one to four family residential	6,873	1,161	2,201	10,235	328,142	338,377
Real estate - multifamily residential	-	-	-	-	19,932	19,932
Real estate - construction:
One to four family residential	288	-	132	420	16,748	17,168
Other construction, land development and other land	10	-	-	10	24,817	24,827
Total real estate - construction	298	-	132	430	41,565	41,995
Real estate - farmland	-	-	590	590	6,617	7,207
Real estate - non-farm, non-residential:
Owner occupied	198	37	2,060	2,295	126,027	128,322
Non-owner occupied	-	-	623	623	75,181	75,804
Total real estate - non-farm, non-residential	198	37	2,683	2,918	201,208	204,126
Consumer	122	16	65	203	14,922	15,125
Other	5	-	-	5	14,235	14,240
Total loans	$7,567	$1,222	$5,810	$14,599	$683,394	$697,993

* For purposes of this table only, the "Total Current" column includes loans that are 1-29 days past due.

The following table presents the aging of the recorded investment in past due loans as of December 31, 2013 by class of loans:

(dollars in thousands)	30-59 Days Past Due	60-89 Days Past Due	Over 90 Days Past Due	Total Past Due	Total Current*	Total Loans
Commercial, industrial and agricultural	$2,083	$170	$383	$2,636	$51,037	$53,673
Real estate - one to four family residential:
Closed end first and seconds	6,217	1,513	2,564	10,294	208,178	218,472
Home equity lines	700	303	353	1,356	98,483	99,839
Total real estate - one to four family residential	6,917	1,816	2,917	11,650	306,661	318,311
Real estate - multifamily residential	-	-	-	-	18,077	18,077
Real estate - construction:
One to four family residential	112	176	132	420	15,749	16,169
Other construction, land development and other land	167	-	137	304	21,386	21,690
Total real estate - construction	279	176	269	724	37,135	37,859
Real estate - farmland	808	-	590	1,398	6,774	8,172
Real estate - non-farm, non-residential:
Owner occupied	2,933	-	3,074	6,007	120,562	126,569
Non-owner occupied	1,779	-	23	1,802	73,029	74,831
Total real estate - non-farm, non-residential	4,712	-	3,097	7,809	193,591	201,400
Consumer	283	21	166	470	16,312	16,782
Other	7	-	-	7	2,916	2,923
Total loans	$15,089	$2,183	$7,422	$24,694	$632,503	$657,197

* For purposes of this table only, the "Total Current" column includes loans that are 1-29 days past due.

The following table presents nonaccrual loans, loans past due 90 days and accruing interest, and restructured loans at the dates indicated:

	June 30,	December 31,
(dollars in thousands)	2014	2013
Nonaccrual loans	$9,770	$11,018
Loans past due 90 days and accruing interest	-	-
Restructured loans (accruing)	16,383	16,026

17

At June 30, 2014 and December 31, 2013, there were approximately $4.0 million and $4.2 million, respectively, in troubled debt restructurings (“TDRs”) included in nonaccrual loans.

The past due status of a loan is based on the contractual due date of the most delinquent payment due. Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-secured and in the process of collection. Loans greater than 90 days past due may remain on an accrual status if management determines it has adequate collateral to cover the principal and interest. If a loan or a portion of a loan is adversely classified, or is partially charged off, the loan is generally classified as nonaccrual. Additionally, whenever management becomes aware of facts or circumstances that may adversely impact the collectability of principal or interest on loans, it is management’s practice to place such loans on a nonaccrual status immediately, rather than delaying such action until the loans become 90 days past due.

When a loan is placed on nonaccrual status, previously accrued and uncollected interest is reversed, and the amortization of related deferred loan fees or costs is suspended. While a loan is classified as nonaccrual and the future collectability of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding. When the future collectability of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan has been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Cash interest receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered. These policies are applied consistently across our loan portfolio.

Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance by the borrower, in accordance with the contractual terms of interest and principal.

The following table presents the recorded investment in nonaccrual loans by class at June 30, 2014 and December 31, 2013:

	Nonaccrual
	June 30,	December 31,
(dollars in thousands)	2014	2013
Commercial, industrial and agricultural	$139	$383
Real estate - one to four family residential:
Closed end first and seconds	4,411	5,630
Home equity lines	506	688
Total real estate - one to four family residential	4,917	6,318
Real estate - construction:
One to four family residential	132	318
Other construction, land development and other land	-	137
Total real estate - construction	132	455
Real estate - farmland	590	590
Real estate - non-farm, non-residential:
Owner occupied	2,914	3,074
Non-owner occupied	623	23
Total real estate - non-farm, non-residential	3,537	3,097
Consumer	455	175
Total loans	$9,770	$11,018

At June 30, 2014 and December 31, 2013, the Company did not have any loans past due 90 days and accruing interest.

18

The Company uses a risk grading system for real estate (including multifamily residential, construction, farmland and non-farm, non-residential) and commercial loans. Loans are graded on a scale from 1 to 9. Non-impaired real estate and commercial loans are assigned an allowance factor which increases with the severity of risk grading. A general description of the characteristics of the risk grades is as follows:

Pass Grades

•	Risk Grade 1 loans have little or no risk and are generally secured by cash or cash equivalents;
•	Risk Grade 2 loans have minimal risk to well qualified borrowers and no significant questions as to safety;
•	Risk Grade 3 loans are satisfactory loans with strong borrowers and secondary sources of repayment;
•	Risk Grade 4 loans are satisfactory loans with borrowers not as strong as risk grade 3 loans but may exhibit a higher degree of financial risk based on the type of business supporting the loan; and
•	Risk Grade 5 loans are loans that warrant more than the normal level of supervision and have the possibility of an event occurring that may weaken the borrower’s ability to repay.

Special Mention

•	Risk Grade 6 loans have increasing potential weaknesses beyond those at which the loan originally was granted and if not addressed could lead to inadequately protecting the Company’s credit position.

Classified Grades

•	Risk Grade 7 loans are substandard loans and are inadequately protected by the current sound worth or paying capacity of the obligor or the collateral pledged. These have well defined weaknesses that jeopardize the liquidation of the debt with the distinct possibility the Company will sustain some loss if the deficiencies are not corrected;
•	Risk Grade 8 loans are doubtful of collection and the possibility of loss is high but pending specific borrower plans for recovery, its classification as a loss is deferred until its more exact status is determined; and
•	Risk Grade 9 loans are loss loans which are considered uncollectable and of such little value that their continuance as a bank asset is not warranted.

The Company uses a past due grading system for consumer loans, including one to four family residential first and seconds and home equity lines. The past due status of a loan is based on the contractual due date of the most delinquent payment due. The past due grading of consumer loans is based on the following categories: current, 1-29 days past due, 30-59 days past due, 60-89 days past due and over 90 days past due. The consumer loans are segregated between performing and nonperforming loans. Performing loans are those that have made timely payments in accordance with the terms of the loan agreement and are not past due 90 days or more. Nonperforming loans are those that do not accrue interest, are greater than 90 days past due and accruing interest or considered impaired. Non-impaired consumer loans are assigned an allowance factor which increases with the severity of past due status. This component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the loan portfolio.

The allocation methodology applied by the Company includes management’s ongoing review and grading of the loan portfolio into criticized loan categories (defined as specific loans warranting either specific allocation, or a classified status of substandard, doubtful or loss). The allocation methodology focuses on evaluation of several factors, including but not limited to: evaluation of facts and issues related to specific loans, management’s ongoing review and grading of the loan portfolio, consideration of migration analysis and delinquency experience on each portfolio category, trends in past due and nonaccrual loans, the level of classified loans, the risk characteristics of the various classifications of loans, changes in the size and character of the loan portfolio, concentrations of loans to specific borrowers or industries, existing economic conditions, the fair value of underlying collateral, and other qualitative and quantitative factors which could affect potential credit losses. Because each of the criteria used is subject to change, the allocation of the allowance for loan losses is made for analytical purposes and is not necessarily indicative of the trend of future loan losses in any particular loan category. The total allowance is available to absorb losses from any segment of the portfolio. In determining the allowance for loan losses, the Company considers its portfolio segments and loan classes to be the same.

19

The following table presents commercial loans by credit quality indicator at June 30, 2014:

(dollars in thousands)	Pass	Special Mention	Substandard	Doubtful	Impaired	Total
Commercial, industrial and agricultural	$49,473	$2,407	$2,847	$84	$2,180	$56,991
Real estate - multifamily residential	19,932	-	-	-	-	19,932
Real estate - construction:
One to four family residential	16,290	229	350	-	299	17,168
Other construction, land development and other land	8,445	3,896	6,825	-	5,661	24,827
Total real estate - construction	24,735	4,125	7,175	-	5,960	41,995
Real estate - farmland	6,284	333	590	-	-	7,207
Real estate - non-farm, non-residential:
Owner occupied	93,515	8,276	12,121	-	14,410	128,322
Non-owner occupied	52,355	6,079	7,008	-	10,362	75,804
Total real estate - non-farm, non-residential	145,870	14,355	19,129	-	24,772	204,126
Total commercial loans	$246,294	$21,220	$29,741	$84	$32,912	$330,251

The following table presents commercial loans by credit quality indicator at December 31, 2013:

(dollars in thousands)	Pass	Special Mention	Substandard	Doubtful	Impaired	Total
Commercial, industrial and agricultural	$44,571	$3,851	$3,229	$22	$2,000	$53,673
Real estate - multifamily residential	18,077	-	-	-	-	18,077
Real estate - construction:
One to four family residential	14,890	235	738	-	306	16,169
Other construction, land development and other land	6,638	7,104	4,634	-	3,314	21,690
Total real estate - construction	21,528	7,339	5,372	-	3,620	37,859
Real estate - farmland	6,288	338	1,068	-	478	8,172
Real estate - non-farm, non-residential:
Owner occupied	87,187	13,341	15,983	-	10,058	126,569
Non-owner occupied	43,406	15,533	7,520	-	8,372	74,831
Total real estate - non-farm, non-residential	130,593	28,874	23,503	-	18,430	201,400
Total commercial loans	$221,057	$40,402	$33,172	$22	$24,528	$319,181

At June 30, 2014 and December 31, 2013, the Company did not have any loans classified as Loss.

20

The following table presents consumer loans, including one to four family residential first and seconds and home equity lines, by payment activity at June 30, 2014:

(dollars in thousands)	Performing	Nonperforming	Total
Real estate - one to four family residential:
Closed end first and seconds	$228,954	$11,851	$240,805
Home equity lines	96,824	748	97,572
Total real estate - one to four family residential	325,778	12,599	338,377
Consumer	14,678	447	15,125
Other	13,775	465	14,240
Total consumer loans	$354,231	$13,511	$367,742

The following table presents consumer loans, including one to four family residential first and seconds and home equity lines, by payment activity at December 31, 2013:

(dollars in thousands)	Performing	Nonperforming	Total
Real estate - one to four family residential:
Closed end first and seconds	$205,860	$12,612	$218,472
Home equity lines	99,311	528	99,839
Total real estate - one to four family residential	305,171	13,140	318,311
Consumer	16,314	468	16,782
Other	2,451	472	2,923
Total consumer loans	$323,936	$14,080	$338,016

The Company measures impaired loans based on the present value of expected future cash flows discounted at the effective interest rate of the loan or, as a practical expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. The Company maintains a valuation allowance to the extent that the measure of the impaired loan is less than the recorded investment. TDRs are considered impaired loans. TDRs occur when we agree to modify the original terms of a loan by granting a concession due to the deterioration in the financial condition of the borrower. These concessions can be temporary and are made in an attempt to avoid foreclosure and with the intent to restore the loan to a performing status once sufficient payment history can be demonstrated. These concessions could include, without limitation, rate reductions to below market rates, payment deferrals, forbearance, and, in some cases, forgiveness of principal or interest.

At the time of a TDR, the loan is placed on nonaccrual status. A loan may be returned to accrual status if the borrower has demonstrated a sustained period of repayment performance (typically six months) in accordance with the contractual terms of the loan and there is reasonable assurance the borrower will continue to make payments as agreed.

21

The following table presents a rollforward of the Company’s allowance for loan losses for the six months ended June 30, 2014:

	Beginning Balance				Ending Balance
(dollars in thousands)	January 1, 2014	Charge-offs	Recoveries	Provision	June 30, 2014
Commercial, industrial and agricultural	$1,787	$(290)	$30	$(331)	$1,196
Real estate - one to four family residential:
Closed end first and seconds	2,859	(304)	211	(188)	2,578
Home equity lines	1,642	(54)	13	244	1,845
Total real estate - one to four family residential	4,501	(358)	224	56	4,423
Real estate - multifamily residential	79	-	-	29	108
Real estate - construction:
One to four family residential	364	-	6	(69)	301
Other construction, land development and other land	1,989	-	2	501	2,492
Total real estate - construction	2,353	-	8	432	2,793
Real estate - farmland	116	-	-	11	127
Real estate - non-farm, non-residential:
Owner occupied	3,236	-	27	(1,144)	2,119
Non-owner occupied	1,770	-	3	855	2,628
Total real estate - non-farm, non-residential	5,006	-	30	(289)	4,747
Consumer	387	(86)	55	(1)	355
Other	538	(26)	14	343	869
Total	$14,767	$(760)	$361	$250	$14,618

The following table presents a rollforward of the Company’s allowance for loan losses for the six months ended June 30, 2013:

	Beginning Balance				Ending Balance
(dollars in thousands)	January 1, 2013	Charge-offs	Recoveries	Provision	June 30, 2013
Commercial, industrial and agricultural	$2,340	$(559)	$102	$485	$2,368
Real estate - one to four family residential:
Closed end first and seconds	2,876	(269)	33	523	3,163
Home equity lines	720	(58)	1	105	768
Total real estate - one to four family residential	3,596	(327)	34	628	3,931
Real estate - multifamily residential	62	-	-	(2)	60
Real estate - construction:
One to four family residential	419	(51)	31	(106)	293
Other construction, land development and other land	3,897	(950)	67	(694)	2,320
Total real estate - construction	4,316	(1,001)	98	(800)	2,613
Real estate - farmland	41	-	-	(11)	30
Real estate - non-farm, non-residential:
Owner occupied	5,092	(449)	-	562	5,205
Non-owner occupied	4,093	(1,534)	-	234	2,793
Total real estate - non-farm, non-residential	9,185	(1,983)	-	796	7,998
Consumer	215	(75)	58	46	244
Other	583	(72)	20	58	589
Total	$20,338	$(4,017)	$312	$1,200	$17,833

22

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio class based on impairment method as of June 30, 2014:

	Allowance allocated to loans:			Total Loans:
(dollars in thousands)	Individually evaluated for impairment	Collectively evaluated for impairment	Total	Individually evaluated for impairment	Collectively evaluated for impairment	Total
Commercial, industrial and agricultural	$42	$1,154	$1,196	$2,180	$54,811	$56,991
Real estate - one to four family residential:
Closed end first and seconds	1,416	1,162	2,578	9,981	230,824	240,805
Home equity lines	-	1,845	1,845	417	97,155	97,572
Total real estate - one to four family residential	1,416	3,007	4,423	10,398	327,979	338,377
Real estate - multifamily residential	-	108	108	-	19,932	19,932
Real estate - construction:
One to four family residential	173	128	301	299	16,869	17,168
Other construction, land development and other land	1,382	1,110	2,492	5,661	19,166	24,827
Total real estate - construction	1,555	1,238	2,793	5,960	36,035	41,995
Real estate - farmland	-	127	127	-	7,207	7,207
Real estate - non-farm, non-residential:
Owner occupied	944	1,175	2,119	14,410	113,912	128,322
Non-owner occupied	1,648	980	2,628	10,362	65,442	75,804
Total real estate - non-farm, non-residential	2,592	2,155	4,747	24,772	179,354	204,126
Consumer	114	241	355	382	14,743	15,125
Other	302	567	869	465	13,775	14,240
Total	$6,021	$8,597	$14,618	$44,157	$653,836	$697,993

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio class based on impairment method as of December 31, 2013:

	Allowance allocated to loans:			Total Loans:
(dollars in thousands)	Individually evaluated for impairment	Collectively evaluated for impairment	Total	Individually evaluated for impairment	Collectively evaluated for impairment	Total
Commercial, industrial and agricultural	$612	$1,175	$1,787	$2,000	$51,673	$53,673
Real estate - one to four family residential:
Closed end first and seconds	1,833	1,026	2,859	10,048	208,424	218,472
Home equity lines	-	1,642	1,642	175	99,664	99,839
Total real estate - one to four family residential	1,833	2,668	4,501	10,223	308,088	318,311
Real estate - multifamily residential	-	79	79	-	18,077	18,077
Real estate - construction:
One to four family residential	180	184	364	306	15,863	16,169
Other construction, land development and other land	802	1,187	1,989	3,314	18,376	21,690
Total real estate - construction	982	1,371	2,353	3,620	34,239	37,859
Real estate - farmland	-	116	116	478	7,694	8,172
Real estate - non-farm, non-residential:
Owner occupied	1,223	2,013	3,236	10,058	116,511	126,569
Non-owner occupied	617	1,153	1,770	8,372	66,459	74,831
Total real estate - non-farm, non-residential	1,840	3,166	5,006	18,430	182,970	201,400
Consumer	104	283	387	302	16,480	16,782
Other	311	227	538	472	2,451	2,923
Total	$5,682	$9,085	$14,767	$35,525	$621,672	$657,197

23

The following table presents loans individually evaluated for impairment by class of loans as of June 30, 2014:

(dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Recorded Investment With No Allowance	Recorded Investment With Allowance	Related Allowance	Average Recorded Investment	Interest Income Recognized
Commercial, industrial and agricultural	$2,180	$2,180	$290	$1,890	$42	$2,184	$64
Real estate - one to four family residential:
Closed end first and seconds	9,981	10,081	3,462	6,519	1,416	10,033	178
Home equity lines	417	417	417	-	-	213	-
Total real estate - one to four family residential	10,398	10,498	3,879	6,519	1,416	10,246	178
Real estate - construction:
One to four family residential	299	299	-	299	173	360	4
Other construction, land development and other land	5,661	5,661	-	5,661	1,382	5,173	157
Total real estate - construction	5,960	5,960	-	5,960	1,555	5,533	161
Real estate - non-farm, non-residential:
Owner occupied	14,410	15,896	10,013	4,397	944	11,492	95
Non-owner occupied	10,362	10,362	4,676	5,686	1,648	8,558	139
Total real estate - non-farm, non-residential	24,772	26,258	14,689	10,083	2,592	20,050	234
Consumer	382	382	25	357	114	457	11
Other	465	465	8	457	302	471	-
Total loans	$44,157	$45,743	$18,891	$25,266	$6,021	$38,941	$648

The following table presents loans individually evaluated for impairment by class of loans as of December 31, 2013:

(dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Recorded Investment With No Allowance	Recorded Investment With Allowance	Related Allowance	Average Recorded Investment	Interest Income Recognized
Commercial, industrial and agricultural	$2,000	$2,000	$-	$2,000	$612	$1,712	$97
Real estate - one to four family residential:
Closed end first and seconds	10,048	10,148	2,008	8,040	1,833	8,727	498
Home equity lines	175	175	175	-	-	382	-
Total real estate - one to four family residential	10,223	10,323	2,183	8,040	1,833	9,109	498
Real estate - construction:
One to four family residential	306	306	-	306	180	794	9
Other construction, land development and other land	3,314	5,662	-	3,314	802	8,581	161
Total real estate - construction	3,620	5,968	-	3,620	982	9,375	170
Real estate - farmland	478	478	478	-	-	428	32
Real estate - non-farm, non-residential:
Owner occupied	10,058	11,544	6,730	3,328	1,223	10,472	506
Non-owner occupied	8,372	8,372	4,357	4,015	617	9,353	348
Total real estate - non-farm, non-residential	18,430	19,916	11,087	7,343	1,840	19,825	854
Consumer	302	302	-	302	104	203	22
Other	472	472	9	463	311	504	-
Total loans	$35,525	$39,459	$13,757	$21,768	$5,682	$41,156	$1,673

24

The following tables present, by class of loans, information related to loans modified as TDRs during the three and six months ended June 30, 2014 and 2013:

	Three Months Ended June 30, 2014			Three Months Ended June 30, 2013
(dollars in thousands)	Number of Loans	Pre- Modification Recorded Balance	Post- Modification Recorded Balance*	Number of Loans	Pre- Modification Recorded Balance	Post- Modification Recorded Balance*
Real estate - one to four family residential:
Closed end first and seconds	3	$512	$513	2	$225	$225
Consumer	2	385	385	-	-	-
Total	5	$897	$898	2	$225	$225

*The period end balances are inclusive of all partial paydowns and charge-offs since the modification date. Loans modified as TDRs that were fully paid down, charged-off, or foreclosed upon by period end are not reported.

	Six Months Ended June 30, 2014			Six Months Ended June 30, 2013
(dollars in thousands)	Number of Loans	Pre- Modification Recorded Balance	Post- Modification Recorded Balance*	Number of Loans	Pre- Modification Recorded Balance	Post- Modification Recorded Balance*
Real estate - one to four family residential:
Closed end first and seconds	3	$512	$513	4	$570	$570
Real estate - non-farm, non-residential:
Non-owner occupied	-	-	-	1	164	164
Consumer	2	385	385	-	-	-
Total	5	$897	$898	5	$734	$734

* The period end balances are inclusive of all partial paydowns and charge-offs since the modification date. Loans modified as TDRs that were fully paid down, charged-off, or foreclosed upon by period end are not reported.

The following tables present, by class of loans, information related to loans modified as TDRs that subsequently defaulted (i.e., 90 days or more past due following a modification) during the three and six months ended June 30, 2014 and 2013 and were modified as TDRs within the 12 months prior to default:

	Three Months Ended June 30, 2014		Three Months Ended June 30, 2013
(dollars in thousands)	Number of Loans	Recorded Balance	Number of Loans	Recorded Balance
Real estate - one to four family residential:
Closed end first and seconds	-	$-	1	$55
Real estate - non-farm, non-residential:
Non-owner occupied	-	-	1	164
Total	-	$-	2	$219

	Six Months Ended June 30, 2014		Six Months Ended June 30, 2013
(dollars in thousands)	Number of Loans	Recorded Balance	Number of Loans	Recorded Balance
Real estate - one to four family residential:
Closed end first and seconds	-	$-	2	$234
Real estate - non-farm, non-residential:
Non-owner occupied	-	-	1	164
Total	-	$-	3	$398

25

Note 4. Deferred Income Taxes

As of June 30, 2014 and December 31, 2013, the Company had recorded net deferred income tax assets of approximately $15.5 million and $18.9 million, respectively. The realization of deferred income tax assets is assessed quarterly and a valuation allowance is recorded if it is “more likely than not” that all or a portion of the deferred tax asset will not be realized. “More likely than not” is defined as greater than a 50% chance. Management considers all available evidence, both positive and negative, to determine whether, based on the weight of that evidence, a valuation allowance is needed.  Management’s assessment is primarily dependent on historical taxable income and projections of future taxable income, which are directly related to the Company’s core earnings capacity and its prospects to generate core earnings in the future.  Projections of core earnings and taxable income are inherently subject to uncertainty and estimates that may change given the uncertain economic outlook, banking industry conditions and other factors. Further, management has considered future reversals of existing taxable temporary differences and limited, prudent and feasible tax-planning strategies, such as changes in investment security income (tax-exempt to taxable), additional sales of loans and sales of branches/buildings with an appreciated asset value over the tax basis. Based upon an analysis of available evidence, management has determined that it is “more likely than not” that the Company’s deferred income tax assets as of June 30, 2014 will be fully realized and therefore no valuation allowance to the Company’s deferred income tax assets was recorded. However, the Company can give no assurance that in the future its deferred income tax assets will not be impaired because such determination is based on projections of future earnings and the possible effect of certain transactions which are subject to uncertainty and based on estimates that may change due to changing economic conditions and other factors.  Due to the uncertainty of estimates and projections, it is possible that the Company will be required to record adjustments to the valuation allowance in future reporting periods.

The Company’s ability to realize its deferred income tax assets may be limited if the Company experiences an ownership change as defined by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). For additional information see Part I, Item 1A. “Risk Factors” included in the 2013 Form 10-K.

Note 5. Bank Premises and Equipment

Bank premises and equipment are summarized as follows:

	June 30,	December 31,
(dollars in thousands)	2014	2013

Land and improvements	$6,425	$6,421
Buildings and leasehold improvements	22,917	22,678
Furniture, fixtures and equipment	20,467	19,765
Construction in progress	377	212
	50,186	49,076
Less accumulated depreciation	(28,661)	(27,630)
Net balance	$21,525	$21,446

Depreciation and amortization of bank premises and equipment for the six months ended June 30, 2014 and 2013 amounted to $1.0 million for both periods, respectively.

Note 6. Borrowings

Federal funds purchased and repurchase agreements. The Company has unsecured lines of credit with SunTrust Bank, Community Bankers Bank and Pacific Coast Bankers Bank for the purchase of federal funds in the amount of $20.0 million, $15.0 million and $5.0 million, respectively. These lines of credit have a variable rate based on the lending bank’s daily federal funds sold rate and are due on demand. Repurchase agreements are secured transactions and generally mature the day following the day sold. Customer repurchases are standard transactions that involve a Bank customer instead of a wholesale bank or broker. The Company offers this product as an accommodation to larger retail and commercial customers that request safety for their funds beyond the Federal Deposit Insurance Corporation (“FDIC”) deposit insurance limits. The Company does not use or have any open repurchase agreements with broker-dealers.

26

The tables below present selected information on federal funds purchased and repurchase agreements during the six months ended June 30, 2014 and the year ended December 31, 2013:

Federal funds purchased	June 30,	December 31,
(dollars in thousands)	2014	2013
Balance outstanding at period end	$-	$-
Maximum balance at any month end during the period	$5	$-
Average balance for the period	$140	$14
Weighted average rate for the period	0.72%	0.79%
Weighted average rate at period end	0.00%	0.00%

Repurchase agreements	June 30,	December 31,
(dollars in thousands)	2014	2013
Balance outstanding at period end	$3,482	$3,009
Maximum balance at any month end during the period	$3,482	$3,770
Average balance for the period	$3,189	$3,475
Weighted average rate for the period	0.59%	0.60%
Weighted average rate at period end	0.59%	0.60%

Short-term borrowings. Short-term borrowings consist of advances from the FHLB, which are secured by a blanket floating lien on all qualifying closed-end and revolving open-end loans that are secured by 1-4 family residential properties. Short-term advances from the FHLB at June 30, 2014 consisted of $1.2 million using a daily rate credit, which was due on demand, and $75.6 million in fixed rate one month advances. Short-term advances from the FHLB at December 31, 2013 consisted of $18.9 million using a daily rate credit, which was due on demand, and a $23.0 million fixed rate one month advance.

The table below presents selected information on short-term borrowings during the six months ended June 30, 2014 and the year ended December 31, 2013:

Short-term borrowings	June 30,	December 31,
(dollars in thousands)	2014	2013
Balance outstanding at period end	$76,760	$41,940
Maximum balance at any month end during the period	$76,760	$62,124
Average balance for the period	$70,754	$16,963
Weighted average rate for the period	0.20%	0.22%
Weighted average rate at period end	0.21%	0.23%

Long-term borrowings. Long-term borrowings consist of advances from the FHLB, which are secured by a blanket floating lien on all qualifying closed-end and revolving open-end loans that are secured by 1-4 family residential properties. During August 2013, the Company restructured its FHLB advances with the prepayment of $107.5 million in higher rate long-term advances. The long-term advances that were extinguished were fixed rate advances with a weighted average remaining maturity of 3.5 years and a current weighted average interest rate of 4.14%; $94.0 million of the prepaid FHLB advances were callable quarterly by the FHLB. The prepayment of the FHLB advances triggered a prepayment penalty of $11.5 million, or $0.67 per fully diluted share at September 30, 2013, all of which was recognized in the third quarter of 2013. The Company also paid off the remaining $10.0 million higher rate long-term FHLB advance at maturity during September 2013. The $107.5 million convertible advances had fixed rates of interest unless the FHLB would have exercised its option to convert the interest on these advances from fixed rate to variable rate. At June 30, 2014 and December 31, 2013, the Company had no long-term FHLB advances outstanding.

The Company’s line of credit with the FHLB can equal up to 25% of the Company’s gross assets or approximately $264.5 million at June 30, 2014. This line of credit totaled $212.0 million with approximately $121.7 million available at June 30, 2014. As of June 30, 2014 and December 31, 2013, loans with a carrying value of $305.9 million and $285.6 million, respectively, are pledged to the FHLB as collateral for borrowings. Additional loans are available that can be pledged as collateral for future borrowings from the FHLB above the current lendable collateral value. Short-term borrowings outstanding under the FHLB line of credit were $76.8 million and $41.9 million as of June 30, 2014 and December 31, 2013, respectively.

27

Note 7. Income Per Common Share

The following tables show the weighted average number of common shares used in computing income per common share and the effect on the weighted average number of shares of potential dilutive common stock.

	Three Months Ended
	June 30, 2014	June 30, 2013
Weighted average common shares outstanding for basic income per common share	11,862,367	7,040,413
Effect of dilutive securities, stock options	-	-
Effect of dilutive securities, Series B Preferred Stock	5,240,192	1,094,106
Weighted average common shares outstanding for diluted income per common share	17,102,559	8,134,519
Basic income per common share	$0.10	$0.04
Diluted income per common share	$0.06	$0.04

	Six Months Ended
	June 30, 2014	June 30, 2013
Weighted average common shares outstanding for basic income per common share	11,862,367	6,557,664
Effect of dilutive securities, stock options	-	-
Effect of dilutive securities, Series B Preferred Stock	5,240,192	550,075
Weighted average common shares outstanding for diluted income per common share	17,102,559	7,107,739
Basic income per common share	$0.22	$0.15
Diluted income per common share	$0.15	$0.14

At June 30, 2014 and 2013, options to acquire 145,437 and 179,412 shares of common stock, respectively, were not included in computing diluted income per common share because their effects were anti-dilutive.

On June 12, 2013, the Company issued 5,240,192 shares of a new series of non-voting mandatorily convertible non-cumulative preferred stock (the “Series B Preferred Stock”) through private placements to certain investors. For more information related to the conversion rights on these preferred shares, see Note 11 – Preferred Stock and Warrant.

Note 8. Stock Based Compensation Plans

On September 21, 2000, the Company adopted the Eastern Virginia Bankshares, Inc. 2000 Stock Option Plan (the “2000 Plan”) to provide a means for selected key employees and directors to increase their personal financial interest in the Company, thereby stimulating their efforts and strengthening their desire to remain with the Company. Under the 2000 Plan, up to 400,000 shares of Company common stock could be granted in the form of stock options. On April 17, 2003, the shareholders approved the Eastern Virginia Bankshares, Inc. 2003 Stock Incentive Plan, amending and restating the 2000 Plan (the “2003 Plan”) still authorizing the issuance of up to 400,000 shares of common stock under the plan, but expanding the award types available under the plan to include stock options, stock appreciation rights, common stock, restricted stock and phantom stock. Under the terms of the 2003 Plan document, after April 17, 2013 no awards of shares of common stock may be granted under the 2003 Plan. Any awards previously granted under the 2003 Plan that were outstanding as of April 17, 2013 remain outstanding and will vest in accordance with their regular terms.

On April 19, 2007, the Company’s shareholders approved the Eastern Virginia Bankshares, Inc. 2007 Equity Compensation Plan (the “2007 Plan”) to enhance the Company’s ability to recruit and retain officers, directors, employees, consultants and advisors with ability and initiative and to encourage such persons to have a greater financial interest in the Company. The 2007 Plan authorizes the Company to issue up to 400,000 additional shares of common stock pursuant to grants of stock options, stock appreciation rights, common stock, restricted stock, performance shares, incentive awards and stock units. There were 322,000 shares still available to be granted as awards under the 2007 Plan as of June 30, 2014.

28

Accounting standards require companies to recognize the cost of employee services received in exchange for awards of equity instruments, such as stock options, based on the fair value of those awards at the date of grant.

Accounting standards also require that new awards to employees eligible for retirement prior to the awards becoming fully vested be recognized as compensation cost over the period through the date that the employee first becomes eligible to retire and is no longer required to provide service to earn the award. The Company’s stock options granted to eligible participants are being recognized, as required, as compensation cost over the vesting period except in the instance where a participant reaches normal retirement age of 65 prior to the normal vesting date. There was no remaining unrecognized compensation expense related to stock options.

Stock option compensation expense is the estimated fair value of options granted, amortized on a straight-line basis over the requisite service period for each stock option award. There were no stock options granted or exercised in the six months ended June 30, 2014 and 2013.

A summary of the Company’s stock option activity and related information is as follows:

			Remaining	Aggregate
	Options	Weighted Average	Contractual Life	Intrinsic Value
	Outstanding	Exercise Price	(in years)	(in thousands)
Stock options outstanding at January 1, 2014	152,287	$19.09
Forfeited	(6,850)	20.25
Stock options outstanding at June 30, 2014	145,437	$19.03	2.15	$-

Stock options exercisable at June 30, 2014	145,437	$19.03	2.15	$-

* Intrinsic value is the amount by which the fair value of the underlying common stock exceeds the exercise price of a stock option on exercise date.

The table below summarizes information concerning stock options outstanding and exercisable at June 30, 2014:

Stock Options Outstanding			Stock Options Exercisable
		Weighted
		Average
Exercise	Number	Remaining	Exercise	Number
Price	Outstanding	Term	Price	Exercisable
$19.92	23,950	0.00 years*	$19.92	23,950
$20.57	32,662	1.00 years	$20.57	32,662
$21.16	38,325	2.25 years	$21.16	38,325
$19.25	26,750	3.25 years	$19.25	26,750
$12.36	23,750	4.25 years	$12.36	23,750
$19.03	145,437	2.15 years	$19.03	145,437

*These options expire on July 1, 2014.

On November 18, 2013, the Company granted 38,000 shares of restricted stock under the 2007 Plan to its executive officers in the form of Troubled Asset Relief Program (“TARP”) compliant restricted stock awards. All of these shares are subject to time vesting over a five year period, and generally vest 40% on the second anniversary of the grant date and 20% on each of the third, fourth and fifth anniversaries of the grant date. On June 29, 2012, the Company granted 34,000 shares of restricted stock under the 2007 Plan to its executive officers in the form of TARP compliant restricted stock awards. All of these shares are subject to time vesting over a five year period, and generally vest 40% on the second anniversary of the grant date and 20% on each of the third, fourth and fifth anniversaries of the grant date.

For the three and six months ended June 30, 2014, restricted stock compensation expense was $19 thousand and $39 thousand, respectively, compared to restricted stock compensation expense of $7 thousand and $14 thousand, respectively, for the three and six months ended June 30, 2013. Restricted stock was included in salaries and employee benefits expense in the consolidated statements of income. Restricted stock compensation expense is accounted for using the fair market value of the Company’s common stock on the date the restricted shares were awarded, which was $6.70 per share for the 2013 award and $3.72 per share for the 2012 award. No restricted stock was granted or forfeited during the six months ended June 30, 2014.

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A summary of the status of the Company’s nonvested shares in relation to the Company’s restricted stock awards as of June 30, 2014, and changes during the six months ended June 30, 2014, is presented below; the weighted average price is the weighted average fair value at the date of grant:

		Weighted-Average
	Shares	Price
Nonvested as of January 1, 2014	73,500	$5.30
Vested	(15,100)	3.93
Nonvested as of June 30, 2014	58,400	$5.66

At June 30, 2014, there was $300 thousand of total unrecognized compensation expense related to restricted stock awards. This unearned compensation is being amortized over the remaining vesting period for the time based shares.

Note 9. Employee Benefit Plan – Pension

The Company has historically maintained a defined benefit pension plan covering substantially all of the Company’s employees. The plan was amended January 28, 2008 to freeze the plan with no additional contributions for a majority of participants. Employees age 55 or greater or with 10 years of credited service were grandfathered in the plan. No additional participants have been added to the plan. The plan was again amended February 28, 2011 to freeze the plan with no additional contributions for grandfathered participants. Benefits for all participants have remained frozen in the plan since such action was taken. Effective January 1, 2012, the plan was amended and restated as a cash balance plan. Under a cash balance plan, participant benefits are stated as an account balance. An opening account balance was established for each participant based on the lump sum value of his or her accrued benefit as of December 31, 2011 in the original defined benefit pension plan. Each participants’ account will be credited with an “interest” credit each year. The interest rate for each year is determined as the average annual interest rate on the 2 year U.S. Treasury securities for the month of December preceding the plan year. Components of net periodic pension benefit related to the Company’s pension plan were as follows for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(dollars in thousands)	2014	2013	2014	2013

Components of Net Periodic Pension Benefit
Interest cost	$111	$115	$223	$230
Expected return on plan assets	(186)	(176)	(372)	(352)
Amortization of prior service cost	2	2	4	4
Recognized net actuarial loss	-	31	-	62
Net periodic pension benefit	$(73)	$(28)	$(145)	$(56)

The Company made no contributions to the pension plan during 2013. The Company has not determined at this time how much, if any, contributions to the plan will be made for the year ending December 31, 2014.

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Note 10. Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. U.S. GAAP requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. U.S. GAAP also establishes a fair value hierarchy which prioritizes the valuation inputs into three broad levels. Based on the underlying inputs, each fair value measurement in its entirety is reported in one of the three levels. These levels are:

•	Level 1 – Valuation is based upon quoted prices (unadjusted) for identical instruments traded in active markets.

•	Level 2 – Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 – Valuation is determined using model-based techniques with significant assumptions not observable in the market.

U.S. GAAP allows an entity the irrevocable option to elect fair value (the fair value option) for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. The Company has not made any fair value option elections as of June 30, 2014.

Following is a description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Assets Measured at Fair Value on a Recurring Basis

Securities Available For Sale. Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted market prices, when available (Level 1). If quoted market prices are not available, fair values are measured utilizing independent valuation techniques of identical or similar securities for which significant assumptions are derived primarily from or corroborated by observable market data. Third party vendors compile prices from various sources and may determine the fair value of identical or similar securities by using pricing models that consider observable market data (Level 2). In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy. Currently, all of the Company’s available for sale securities are considered to be Level 2 securities.

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The following table summarizes financial assets measured at fair value on a recurring basis as of June 30, 2014 and December 31, 2013, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

Assets Measured at Fair Value on a Recurring Basis at June 30, 2014 Using

	Quoted Prices in	Significant Other	Significant
	Active Markets for	Observable	Unobservable	Balance at
	Identical Assets	Inputs	Inputs	June 30,
	(Level 1)	(Level 2)	(Level 3)	2014
	(dollars in thousands)
Assets
Securities available for sale
Obligations of U.S. Government agencies	$-	$14,075	$-	$14,075
SBA Pool securities	-	84,426	-	84,426
Agency mortgage-backed securities	-	30,487	-	30,487
Agency CMO securities	-	43,292	-	43,292
Non agency CMO securities	-	1,037	-	1,037
State and political subdivisions	-	53,391	-	53,391
Pooled trust preferred securities	-	748	-	748
FNMA and FHLMC preferred stock	-	176	-	176
Total securities available for sale	$-	$227,632	$-	$227,632

Assets Measured at Fair Value on a Recurring Basis at December 31, 2013 Using

	Quoted Prices in	Significant Other	Significant
	Active Markets for	Observable	Unobservable	Balance at
	Identical Assets	Inputs	Inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2013
	(dollars in thousands)
Assets
Securities available for sale
Obligations of U.S. Government agencies	$-	$13,390	$-	$13,390
SBA Pool securities	-	86,035	-	86,035
Agency mortgage-backed securities	-	35,254	-	35,254
Agency CMO securities	-	41,378	-	41,378
Non agency CMO securities	-	1,306	-	1,306
State and political subdivisions	-	56,342	-	56,342
Pooled trust preferred securities	-	749	-	749
FNMA and FHLMC preferred stock	-	481	-	481
Total securities available for sale	$-	$234,935	$-	$234,935

Assets Measured at Fair Value on a Non-Recurring Basis

Certain assets are measured at fair value on a non-recurring basis in accordance with U.S. GAAP. These adjustments to fair value usually result from the application of fair value accounting or impairment write-downs of individual assets.

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Impaired Loans. Loans are designated as impaired when, in the judgment of management based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. The measurement of loss associated with impaired loans can be based on either the observable market price of the loan or the fair value of the collateral. Collateral may be in the form of real estate or business assets including equipment, inventory, and accounts receivable. The vast majority of the collateral is real estate. The value of real estate collateral is determined utilizing an income or market valuation approach based on an appraisal conducted by an independent, licensed appraiser outside of the Company using observable market data (Level 2). However, if the collateral value is significantly adjusted due to differences in the comparable properties, or is discounted by the Company because of marketability, then the fair value is considered Level 3.

The value of business equipment is based upon an outside appraisal if deemed significant, or the net book value on the applicable business’ financial statements if not considered significant. Likewise, values for inventory and accounts receivables collateral are based on financial statement balances or aging reports (Level 3). Impaired loans allocated to the allowance for loan losses are measured at fair value on a non-recurring basis. Any fair value adjustments are recorded in the period incurred as provision for loan losses on the consolidated statements of income.

Other Real Estate Owned. Other real estate owned (“OREO”) is measured at fair value less cost to sell, based on an appraisal conducted by an independent, licensed appraiser outside of the Company using observable market data (Level 2). If the collateral value is significantly adjusted due to differences in the comparable properties, or is discounted by the Company because of marketability, then the fair value is considered Level 3. OREO is measured at fair value on a non-recurring basis. Any initial fair value adjustment is charged against the allowance for loan losses. Subsequent fair value adjustments are recorded in the period incurred and included in other noninterest expense on the consolidated statements of income.

The following table summarizes assets measured at fair value on a non-recurring basis as of June 30, 2014 and December 31, 2013, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

Assets Measured at Fair Value on a Non-Recurring Basis at June 30, 2014 Using

	Quoted Prices in	Significant Other	Significant
	Active Markets for	Observable	Unobservable	Balance at
	Identical Assets	Inputs	Inputs	June 30,
	(Level 1)	(Level 2)	(Level 3)	2014
	(dollars in thousands)
Assets
Impaired loans	$-	$-	$19,245	$19,245
Other real estate owned	$-	$-	$601	$601

Assets Measured at Fair Value on a Non-Recurring Basis at December 31, 2013 Using

	Quoted Prices in	Significant Other	Significant
	Active Markets for	Observable	Unobservable	Balance at
	Identical Assets	Inputs	Inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2013
	(dollars in thousands)
Assets
Impaired loans	$-	$-	$16,086	$16,086
Other real estate owned	$-	$-	$800	$800

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The following table displays quantitative information about Level 3 Fair Value Measurements as of June 30, 2014 and December 31, 2013:

Quantitative information about Level 3 Fair Value Measurements at June 30, 2014

	Fair Value	Valuation Technique(s)	Unobservable Input	Range (Weighted Average)
	(dollars in thousands)
Assets
Impaired loans	$19,245	Discounted appraised value	Selling cost	0% - 32% (12%)
			Discount for lack of marketability and age of appraisal	0% - 11% (3%)

Other real estate owned	$601	Discounted appraised value	Selling cost	10% (10%)
			Discount for lack of marketability and age of appraisal	0% - 34% (14%)

Quantitative information about Level 3 Fair Value Measurements at December 31, 2013

	Fair Value	Valuation Technique(s)	Unobservable Input	Range (Weighted Average)
	(dollars in thousands)
Assets
Impaired loans	$16,086	Discounted appraised value	Selling cost	0% - 32% (12%)
			Discount for lack of marketability and age of appraisal	0% - 20% (6%)

Other real estate owned	$800	Discounted appraised value	Selling cost	10% (10%)
			Discount for lack of marketability and age of appraisal	0% - 28% (13%)

Fair Value of Financial Instruments

U.S. GAAP requires disclosure of the fair value of financial assets and financial liabilities, including those financial assets and financial liabilities that are not measured and reported at fair value on a recurring basis or non-recurring basis. The methodologies and assumptions for estimating the fair value of financial assets and financial liabilities that are measured at fair value on a recurring or non-recurring basis are discussed above. The methodologies and assumptions for other financial assets and financial liabilities are discussed below:

Cash and Short-Term Investments. For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

Investment Securities. For securities and marketable equity securities held for investment purposes, fair values are based on quoted market prices or dealer quotes. For other securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted prices for similar securities. All securities prices are provided by independent third party vendors.

Restricted Securities. The carrying amount approximates fair value based on the redemption provisions of the correspondent banks.

Loans. The fair value of performing loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar remaining maturities. This calculation ignores loan fees and certain factors affecting the interest rates charged on various loans such as the borrower’s creditworthiness and compensating balances and dissimilar types of real estate held as collateral. The fair value of impaired loans is measured as described within the Impaired Loans section of this note.

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Bank Owned Life Insurance. Bank owned life insurance represents insurance policies on officers of the Company. The cash values of the policies are estimated using information provided by insurance carriers. The policies are carried at their cash surrender value, which approximates fair value.

Deposits. The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated using market rates for deposits of similar remaining maturities.

Short-Term Borrowings. The carrying amounts of federal funds purchased and other short-term borrowings maturing within 90 days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the current incremental borrowing rates for similar types of borrowing arrangements.

Long-Term Borrowings. The fair values of the Company’s long-term borrowings are estimated using discounted cash flow analyses based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

Accrued Interest Receivable and Accrued Interest Payable. The carrying amounts of accrued interest approximate fair value.

Off-Balance Sheet Financial Instruments. The fair value of commitments to extend credit is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

The fair value of standby letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. The fair value of guarantees of credit card accounts previously sold is based on the estimated cost to settle the obligations with the counterparty at the reporting date. At June 30, 2014 and December 31, 2013, the fair value of loan commitments, standby letters of credit and credit card guarantees are not significant and are not included in the table below.

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The estimated fair value and the carrying value of the Company’s recorded financial instruments are as follows:

		Fair Value Measurements at June 30, 2014 Using

		Quoted Prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable	Balance at
		Identical Assets	Inputs	Inputs	June 30,
	Carrying Amount	(Level 1)	(Level 2)	(Level 3)	2014
		(dollars in thousands)
Assets:
Cash and short-term investments	$12,960	$12,960	$-	$-	$12,960
Interest bearing deposits with banks	3,603	3,603	-	-	3,603
Securities available for sale	227,632	-	227,632	-	227,632
Securities held to maturity	34,077	-	34,403	-	34,403
Restricted securities	7,230	-	7,230	-	7,230
Loans, net	683,375	-	-	692,075	692,075
Bank owned life insurance	21,432	-	21,432	-	21,432
Accrued interest receivable	3,762	-	3,762	-	3,762
Total	$994,071	$16,563	$294,459	$692,075	$1,003,097

Liabilities:
Noninterest-bearing demand deposits	$139,066	$139,066	$-	$-	$139,066
Interest-bearing deposits	682,460	-	626,733	-	626,733
Federal funds purchased and repurchase agreements	3,482	3,482	-	-	3,482
Short-term borrowings	76,760	76,760	-	-	76,760
Trust preferred debt	10,310	-	10,310	-	10,310
Accrued interest payable	341	-	341	-	341
Total	$912,419	$219,308	$637,384	$-	$856,692

		Fair Value Measurements at December 31, 2013 Using

		Quoted Prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable	Balance at
		Identical Assets	Inputs	Inputs	December 31,
	Carrying Amount	(Level 1)	(Level 2)	(Level 3)	2013
		(dollars in thousands)
Assets:
Cash and short-term investments	$13,944	$13,944	$-	$-	$13,944
Interest bearing deposits with banks	5,402	5,402	-	-	5,402
Securities available for sale	234,935	-	234,935	-	234,935
Securities held to maturity	35,495	-	34,521	-	34,521
Restricted securities	5,549	-	5,549	-	5,549
Loans, net	642,430	-	-	653,125	653,125
Bank owned life insurance	21,158	-	21,158	-	21,158
Accrued interest receivable	3,893	-	3,893	-	3,893
Total	$962,806	$19,346	$300,056	$653,125	$972,527

Liabilities:
Noninterest-bearing demand deposits	$126,861	$126,861	$-	$-	$126,861
Interest-bearing deposits	707,601	-	614,747	-	614,747
Federal funds purchased and repurchase agreements	3,009	3,009	-	-	3,009
Short-term borrowings	41,940	41,940	-	-	41,940
Trust preferred debt	10,310	-	10,310	-	10,310
Accrued interest payable	1,324	-	1,324	-	1,324
Total	$891,045	$171,810	$626,381	$-	$798,191

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The Company assumes interest rate risk (the risk that general interest rate levels will change) as a result of the Company’s normal operations. As a result, the fair values of the Company’s financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the Company. The Company attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed rate obligations are less likely to prepay in a rising rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. The Company monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Company’s overall interest rate risk.

Note 11. Preferred Stock and Warrant

On January 9, 2009, the Company signed a definitive agreement with the U.S. Department of the Treasury (the “Treasury”) under the Emergency Economic Stabilization Act of 2008 to participate in the Treasury’s Capital Purchase Program. Pursuant to this agreement, the Company sold 24,000 shares of its Series A fixed rate cumulative perpetual preferred stock, liquidation value $1,000 per share (the “Series A Preferred Stock”), to the Treasury for an aggregate purchase price of $24 million. The Series A Preferred Stock paid a cumulative dividend at a rate of 5% for the first five years, and effective January 9, 2014, pays a rate of 9%. As part of its purchase of the Series A Preferred Stock, the Treasury was also issued a warrant to purchase up to 373,832 shares of the Company’s common stock at an initial exercise price of $9.63 per share. If not exercised, the warrant expires after ten years. On October 21, 2013, the Treasury sold all 24,000 shares of Series A Preferred Stock that were held by Treasury to private investors.

Accounting for the issuance of the Series A Preferred Stock included entries to the equity portion of the Company’s consolidated balance sheet to recognize the Series A Preferred Stock at the full amount of the issuance, the warrant and discount on the Series A Preferred Stock at values calculated by discounting the future cash flows by a prevailing interest rate that a similar security would receive in the current market environment. At the time of issuance, that discount rate was determined to be 12%. The fair value of the warrant of $950 thousand was calculated using the Black-Scholes model with inputs of 7 year volatility, average rate of quarterly dividends, 7 year Treasury strip rate and the exercise price of $9.63 per share exercisable for up to 10 years. The present value of the Series A Preferred Stock using a 12% discount rate was $14.4 million. The Series A Preferred Stock discount determined by the allocation of discount to the warrant was accreted quarterly over a 5 year period on a constant effective yield method at a rate of approximately 6.4%. Allocation of the Series A Preferred Stock discount and the warrant as of January 9, 2009 is provided in the tables below:

Warrant Value	2009
Series A Preferred Stock	$24,000,000
Price	$9.63
Warrant - shares	373,832
Value per warrant	$2.54
Fair value of warrant	$949,533

NPV of Series A Preferred Stock
@ 12% discount rate	(dollars in thousands)
		Relative	Relative
	Fair Value	Value %	Value
$24 million 1/09/2009
NPV of Series A Preferred Stock (12% discount rate)	$14,446	93.8%	$22,519
Fair value of warrant	950	6.2%	1,481
	$15,396	100.0%	$24,000

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On May 15, 2014, the Company deferred its fourteenth consecutive dividend on the Series A Preferred Stock. Deferral of dividends on the Series A Preferred Stock does not constitute an event of default.  Dividends on the Series A Preferred Stock are, however, cumulative, and the Company has accumulated the dividends in accordance with the terms of the Series A Preferred Stock and U.S. GAAP and reflected the accumulated dividends as a portion of the effective dividend on Series A Preferred Stock on the consolidated statements of income.  As of June 30, 2014, the Company had accumulated $4.7 million for dividends on the Series A Preferred Stock. In addition, because dividends on the Series A Preferred Stock have not been paid for more than six quarters, the authorized number of directors on the Company’s Board of Directors has increased by two, and the holders of the Series A Preferred Stock have the right, voting as a class, to elect two directors to the Company’s Board of Directors at any annual meeting (or a special meeting called for that purpose) until all owed and unpaid dividends on the Series A Preferred Stock have been paid. To date, the holders of the Series A Preferred Stock have not yet exercised this right. On July 24, 2014, the Company declared $5.5 million of current and all deferred but accumulated dividends on its Series A Preferred Stock, payable on August 15, 2014.

In connection with its private placements, on June 12, 2013, the Company issued 5,240,192 shares of its Series B Preferred Stock for a gross purchase price of $23.8 million, or $4.55 per share. The Series B Preferred Stock has no maturity date. The holders of Series B Preferred Stock are entitled to receive dividends if, as and when declared by the Company’s Board of Directors, in an identical form of consideration and at the same time, as those dividends or distributions that would have been payable on the number of whole shares of the Company’s common stock that such shares of Series B Preferred Stock would be convertible into upon satisfaction of certain conditions. The Company will not pay any dividends with respect to its common stock unless an equivalent dividend also is paid to the holders of Series B Preferred Stock. The Series B Preferred Stock ranks junior with regard to dividends to any class or series of capital stock of the Company the terms of which expressly provide that such class or series will rank senior to the common stock or the Series B Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company, including the Series A Preferred Stock.

For a summary of the terms of the Series B Preferred Stock, including the conditions under which shares of Series B Preferred Stock convert into shares of the Company’s common stock, see the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2013 and the exhibits thereto.

Note 12. Trust Preferred Debt

On September 17, 2003, $10 million of trust preferred securities were placed through EVB Statutory Trust I in a pooled underwriting totaling approximately $650 million. The trust issuer has invested the total proceeds from the sale of the trust preferred securities in Floating Rate Junior Subordinated Deferrable Interest Debentures (the “Junior Subordinated Debentures”) issued by the Parent. The trust preferred securities pay cumulative cash distributions quarterly at a variable rate per annum, reset quarterly, equal to the 3-month LIBOR plus 2.95%. As of June 30, 2014 and December 31, 2013, the interest rate was 3.18% and 3.19%, respectively. The dividends paid to holders of the trust preferred securities, which are recorded as interest expense, are deductible for income tax purposes. The trust preferred securities have a mandatory redemption date of September 17, 2033, and became subject to varying call provisions beginning September 17, 2008. The Parent has fully and unconditionally guaranteed the trust preferred securities through the combined operation of the debentures and other related documents. The Parent’s obligation under the guarantee is unsecured and subordinate to senior and subordinated indebtedness of the Parent.

The trust preferred securities may be included in Tier 1 capital for regulatory capital adequacy determination purposes up to 25% of Tier 1 capital after its inclusion. The portion of the securities not considered as Tier 1 capital will be included in Tier 2 capital. At June 30, 2014 and December 31, 2013, all of the trust preferred securities qualified as Tier 1 capital.

Subject to certain exceptions and limitations, the Company is permitted to elect from time to time to defer regularly scheduled interest payments on its outstanding Junior Subordinated Debentures relating to its trust preferred securities. If the Company defers interest payments on the Junior Subordinated Debentures for more than 20 consecutive quarters, the Company would be in default under the governing agreements for such notes and the amount due under such agreements would be immediately due and payable.

From June 2011 to March 2014, the Company deferred its regularly scheduled interest payments on its outstanding Junior Subordinated Debentures relating to its trust preferred securities due to prohibitions on such payments under provisions of regulatory agreements as disclosed in Note 14 – Regulatory Agreements. On June 17, 2014, the Company paid all current and deferred interest on these outstanding Junior Subordinated Debentures.

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Note 13. Capital Requirements

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components (such as interest rate risk), risk weightings and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

During 2013, the federal bank regulatory agencies adopted rules to implement the Basel III capital framework and a revised risk weighting framework, and other related changes to the prompt corrective action framework. For a summary of these regulatory changes, refer to Part I, Item 1. “Business” under the heading “Regulation and Supervision—Capital Requirements” in the 2013 Form 10-K.

As of June 30, 2014, the most recent notification from the Reserve Bank categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed the Bank’s category. A comparison of the June 30, 2014 and December 31, 2013 capital ratios of the Company and the Bank with minimum regulatory guidelines is as follows:

			Minimum To Be
As of June 30, 2014			Well-Capitalized
		Minimum	Under Prompt
		Capital	Corrective Action
	Actual Capital	Requirements	Provisions
Total Risk-Based Capital Ratio:
Company	20.03%	8.00%	N/A
Bank	14.80%	8.00%	10.00%

Tier 1 Risk-Based Capital Ratio:
Company	18.77%	4.00%	N/A
Bank	13.54%	4.00%	6.00%

Leverage Ratio:
Company	12.66%	4.00%	N/A
Bank	9.13%	4.00%	5.00%

			Minimum to be
As of December 31, 2013			Well-Capitalized
		Minimum	Under Prompt
		Capital	Corrective Action
	Actual Capital	Requirements	Provisions
Total Risk-Based Capital Ratio:
Company	19.48%	8.00%	N/A
Bank	13.98%	8.00%	10.00%

Tier 1 Risk-Based Capital Ratio:
Company	18.22%	4.00%	N/A
Bank	12.71%	4.00%	6.00%

Leverage Ratio:
Company	12.06%	4.00%	N/A
Bank	8.43%	4.00%	5.00%

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Note 14. Regulatory Agreements

The Company and the Bank were formerly parties to formal and informal agreements with federal and state banking regulators, as summarized below.

On February 17, 2011, the Parent and the Bank entered into a written agreement with the Reserve Bank and the Bureau (the “Written Agreement”). The Written Agreement was terminated on July 30, 2013. The Written Agreement had required the Bank, among other things, to develop plans for improving numerous aspects of the Bank’s operations and management, required the Bank to improve asset quality, restricted certain types of credit extensions and imposed a number of measures designed to preserve the Bank’s capital.

On September 5, 2013, the Parent and the Bank entered into a memorandum of understanding with the Reserve Bank and the Bureau (the “MOU”). The MOU was terminated effective March 13, 2014.

Under the terms of the MOU, the Parent and the Bank had agreed that the Parent would not, without prior written approval of the Reserve Bank and the Bureau, (a) declare or pay dividends of any kind, or make any payments on the Parent’s trust preferred securities; (b) incur or guarantee any debt; or (c) purchase or redeem any shares of the Parent’s stock. In addition, under the MOU the Parent and the Bank had agreed to review and revise the allowance for loan and lease losses methodology (“ALLL”), and on a quarterly basis submit to the Reserve Bank and the Bureau a copy of the internally calculated ALLL worksheet.

Note 15. Accumulated Other Comprehensive Income (Loss)

The changes in accumulated other comprehensive income (loss) for the six months ended June 30, 2014 and 2013 are summarized as follows:

	Unrealized Securities Gains (Losses)	Adjustments Related to Pension Plan	Accumulated Other Comprehensive Income (Loss)
	(dollars in thousands)
Balance at December 31, 2013	$(8,396)	$(472)	$(8,868)
Other comprehensive income before reclassification	4,364	-	4,364
Reclassification adjustment for gains included in net income	(323)	-	(323)
Net amortization of unrealized losses on securities transferred from available for sale to held to maturity	80	-	80
Net current period other comprehensive income	4,121	-	4,121
Balance at June 30, 2014	$(4,275)	$(472)	$(4,747)

Balance at December 31, 2012	$1,924	$(1,488)	$436
Other comprehensive (loss) before reclassification	(6,197)	-	(6,197)
Reclassification adjustment for gains included in net income	(346)	-	(346)
Net current period other comprehensive (loss)	(6,543)	-	(6,543)
Balance at June 30, 2013	$(4,619)	$(1,488)	$(6,107)

Reclassifications of gains on securities available for sale are reported in the consolidated statements of income as “Gain on sale of available for sale securities, net” with the corresponding income tax effect being reflected as a component of income tax expense.

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During the three and six months ended June 30, 2014 and 2013, the Company reported gains on the sale of available for sale securities and amortization of unrealized losses on securities transferred from available for sale to held to maturity as shown in the following table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(dollars in thousands)

Gains on sale of available for sale securities	$109	$58	$489	$525
Less: tax effect	(37)	(20)	(166)	(179)
Net gains on the sale of available for sale securities	$72	$38	$323	$346

Amortization of unrealized losses on securities transferred from available for sale to held to maturity	$(78)	$-	$(121)	$-
Less: tax effect	26	-	41	-
Net amortization of unrealized losses on securities transferred from available for sale to held to maturity	$(52)	$-	$(80)	$-

Note 16. Proposed Acquisition

On May 29, 2014, the Company entered into a definitive agreement and plan of reorganization pursuant to which the Company will acquire Virginia Company Bank (“VCB”), pursuant to a merger of VCB with and into EVB, with EVB surviving, in a cash and stock transaction. VCB is a Virginia state chartered bank with total assets of approximately $133 million at June 30, 2014 with locations in Newport News, Williamsburg and Hampton, Virginia. The agreement and plan of reorganization has been unanimously approved by the boards of directors of both companies. The transaction is expected to close in the fourth quarter of 2014, pending regulatory approvals, the approval of VCB’s common shareholders and satisfaction of other customary closing conditions.

Note 17. Subsequent Events

The Company evaluated subsequent events that have occurred after the balance sheet date, and through the date the financial statements were issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) nonrecognized, or those that provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date.

Based on this evaluation, the Company did not identify any recognized or nonrecognized subsequent events that would have required adjustment to or disclosure in the financial statements.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

We present management’s discussion and analysis of financial information to aid the reader in understanding and evaluating our financial condition and results of operations. This discussion provides information about the major components of our results of operations, financial condition, liquidity and capital resources. This discussion should be read in conjunction with the Unaudited Consolidated Financial Statements and Notes to the Interim Consolidated Financial Statements presented elsewhere in this report and the Consolidated Financial Statements and Notes to Consolidated Financial Statements presented in the 2013 Form 10-K. Operating results include those of all our operating entities combined for all periods presented.

Internet Access to Corporate Documents

Information about the Company can be found on the Company’s investor relations website at http://www.evb.org. The Company posts its annual reports, quarterly reports, current reports, definitive proxy materials and any amendments to those documents as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. All such filings are available at no charge. The information on the Company’s website is not, and shall not be deemed to be, a part of this Quarterly Report on Form 10-Q or incorporated into any other filings the Company makes with the SEC.

Forward Looking Statements

Certain statements contained in this Quarterly Report on Form 10-Q that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of the Company or its management or Board of Directors, including those relating to products or services, the performance or disposition of portions of the Company’s asset portfolio, future changes to the Bank’s branch network, the payment of dividends and the ability to realize deferred tax assets; (iii) statements of future financial performance and economic conditions; (iv) statements regarding the adequacy of the allowance for loan losses; (v) statements regarding the effect of future sales of investment securities or foreclosed properties; (vi) statements regarding the Company’s liquidity; (vii) statements of management’s expectations regarding future trends in interest rates, real estate values, and economic conditions generally and in the Company’s markets; (viii) statements regarding future asset quality, including expected levels of charge-offs; (ix) statements regarding potential changes to laws, regulations or administrative guidance; (x) statements regarding business initiatives related to and the use of proceeds from the private placements (“the Private Placements”) and the rights offering (the “Rights Offering”) the Company completed in 2013, including expected future interest expenses and net interest margin following the prepayment of long-term FHLB advances; and (xi) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

☐	factors that adversely affect our business initiatives related to the use of proceeds from the Rights Offering and the Private Placements, including, without limitation, changes in market conditions that adversely affect our ability to dispose of or work out assets adversely classified by us on advantageous terms or at all;
☐	our ability and efforts to assess, manage and improve our asset quality;
☐	the strength of the economy in the Company’s target market area, as well as general economic, market, political, or business factors;

☐	changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries, decline in real estate values in our markets, or in the repayment ability of individual borrowers or issuers;
☐	the effects of our adjustments to the composition of our investment portfolio;
☐	the impact of government intervention in the banking business;
☐	an insufficient allowance for loan losses;
☐	our ability to meet the capital requirements of our regulatory agencies;

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☐	changes in laws, regulations and the policies of federal or state regulators and agencies, including rules to implement the Basel III capital framework and for calculating risk weighted assets;
☐	adverse reactions in financial markets related to the budget deficit of the United States government;
☐	changes in the interest rates affecting our deposits and loans;
☐	the loss of any of our key employees;
☐	changes in our competitive position, competitive actions by other financial institutions and the competitive nature of the financial services industry and our ability to compete effectively against other financial institutions in our banking markets;
☐	our potential growth, including our entrance or expansion into new markets, the opportunities that may be presented to and pursued by us and the need for sufficient capital to support that growth;
☐	changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services;
☐	our ability to maintain internal control over financial reporting;
☐	our ability to realize our deferred tax assets, including in the event we experience an ownership change as defined by Section 382 of the Code;
☐	our ability to raise capital as needed by our business;
☐	our reliance on secondary sources, such as FHLB advances, sales of securities and loans, federal funds lines of credit from correspondent banks and out-of-market time deposits, to meet our liquidity needs;
☐	possible changes to our Board of Directors, including in connection with the Private Placements and deferred dividends on our Series A Preferred Stock;
☐	the future prospects of the combined organization following the acquisition of VCB; and
☐	other circumstances, many of which are beyond our control.

All of the forward-looking statements made in this report are qualified by these factors, and there can be no assurance that the actual results anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. The reader should refer to risks detailed under Item 1A. “Risk Factors” included in the 2013 Form 10-K and otherwise included in our periodic and current reports filed with the SEC for specific factors that could cause our actual results to be significantly different from those expressed or implied by our forward-looking statements.

The Company cautions the reader that the above list of important factors is not all-inclusive. These forward-looking statements are made as of the date of this report, and the Company undertakes no obligation to update any forward-looking statements to reflect the impact of any circumstances or events, including unanticipated events, that arise after the date the forward-looking statements are made.

Critical Accounting Policies

The preparation of financial statements requires us to make estimates and assumptions. Those accounting policies with the greatest uncertainty and that require our most difficult, subjective or complex judgments affecting the application of these policies, and the likelihood that materially different amounts would be reported under different conditions, or using different assumptions, are described below.

Allowance for Loan Losses

The Company establishes the allowance for loan losses through charges to earnings in the form of a provision for loan losses. Loan losses are charged against the allowance when we believe that the collection of the principal is unlikely. Subsequent recoveries of losses previously charged against the allowance are credited to the allowance. The allowance represents an amount that, in our judgment, will be adequate to absorb any losses on existing loans that may become uncollectible. Our judgment in determining the level of the allowance is based on evaluations of the collectability of loans while taking into consideration such factors as trends in delinquencies and charge-offs, changes in the nature and volume of the loan portfolio, current economic conditions that may affect a borrower’s ability to repay and the value of collateral, overall portfolio quality and review of specific potential losses. This evaluation is inherently subjective because it requires estimates that are susceptible to significant revision as more information becomes available. For more information see the section titled “Asset Quality” within this Item 2.

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Impairment of Loans

The Company considers a loan impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due, according to the contractual terms of the loan agreement. The Company does not consider a loan impaired during a period of insignificant payment shortfalls if we expect the ultimate collection of all amounts due. Impairment is measured on a loan by loan basis for real estate (including multifamily residential, construction, farmland and non-farm, non-residential) and commercial loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance homogeneous loans, representing consumer, one to four family residential first and seconds and home equity lines, are collectively evaluated for impairment. The Company maintains a valuation allowance to the extent that the measure of the impaired loan is less than the recorded investment. TDRs are also considered impaired loans. A TDR occurs when the Company, for economic or legal reasons related to the borrower’s financial condition, grants a concession (including, without limitation, rate reductions to below-market rates, payment deferrals, forbearance and, in some cases, forgiveness of principal or interest) to the borrower that it would not otherwise consider. For more information see the section titled “Asset Quality” within Item 2.

Impairment of Securities

Impairment of securities occurs when the fair value of a security is less than its amortized cost. For debt securities, impairment is considered other-than-temporary and recognized in its entirety in net income if either (i) the Company intends to sell the security or (ii) it is more likely than not that the Company will be required to sell the security before recovery of its amortized cost basis. If, however, the Company does not intend to sell the security and it is not more likely than not that the Company will be required to sell the security before recovery, the Company must determine what portion of the impairment is attributable to a credit loss, which occurs when the amortized cost basis of the security exceeds the present value of the cash flows expected to be collected from the security. If there is no credit loss, there is no other-than-temporary impairment. If there is a credit loss, other-than-temporary impairment exists, and the credit loss must be recognized in net income and the remaining portion of impairment must be recognized in other comprehensive income. For equity securities, impairment is considered to be other-than-temporary based on the Company’s ability and intent to hold the investment until a recovery of fair value. Other-than-temporary impairment of an equity security results in a write-down that must be included in net income. The Company regularly reviews each investment security for other-than-temporary impairment based on criteria that include the extent to which cost exceeds market price, the duration of that market decline, the financial health of and specific prospects for the issuer, the Company’s best estimate of the present value of cash flows expected to be collected from debt securities, the Company’s intention with regard to holding the security to maturity and the likelihood that the Company would be required to sell the security before recovery.

Other Real Estate Owned

Real estate acquired through, or in lieu of, foreclosure is held for sale and is stated at estimated fair market value of the property, less estimated disposal costs, if any. Any excess of cost over the estimated fair market value less costs to sell at the time of acquisition is charged to the allowance for loan losses. The estimated fair market value is reviewed periodically by management and any write-downs are charged against current earnings.

Goodwill

With the adoption of ASU 2011-08, “Intangible-Goodwill and Other-Testing Goodwill for Impairment,” the Company is no longer required to perform a test for impairment unless, based on an assessment of qualitative factors related to goodwill, it determines that it is more likely than not that the fair value of goodwill is less than its carrying amount. If the likelihood of impairment is more than 50 percent, the Company must perform a test for impairment and we may be required to record impairment charges. In assessing the recoverability of the Company’s goodwill, all of which was recognized in connection with the acquisition of branches in 2003 and 2008, the Company must make assumptions in order to determine the fair value of the respective assets. Major assumptions used in the impairment analysis were discounted cash flows, merger and acquisition transaction values (including as compared to tangible book value), and stock market capitalization. The Company completed the annual goodwill impairment test during the fourth quarter of 2013 and determined there was no impairment to be recognized in 2013. If the underlying estimates and related assumptions change in the future, the Company may be required to record impairment charges.

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Retirement Plan

The Company has historically maintained a defined benefit pension plan. Effective January 28, 2008, the Company took action to freeze the plan with no additional contributions for a majority of participants. Employees age 55 or greater or with 10 years of credited service were grandfathered in the plan. No additional participants have been added to the plan. The plan was again amended on February 28, 2011 to freeze the plan with no additional contributions for grandfathered participants. Benefits for all participants have remained frozen in the plan since such action was taken. Effective January 1, 2012, the plan was amended and restated as a cash balance plan. Under a cash balance plan, participant benefits are stated as an account balance. An opening account balance was established for each participant based on the lump sum value of his or her accrued benefit as of December 31, 2011 in the original defined benefit pension plan. Each participant’s account will be credited with an “interest” credit each year. The interest rate for each year is determined as the average annual interest rate on the 2 year U.S. Treasury securities for the month of December preceding the plan year. Plan assets, which consist primarily of mutual funds invested in marketable equity securities and corporate and government fixed income securities, are valued using market quotations. The Company’s actuary determines plan obligations and annual pension expense using a number of key assumptions. Key assumptions may include the discount rate, the estimated return on plan assets and the anticipated rate of compensation increases. Changes in these assumptions in the future, if any, or in the method under which benefits are calculated may impact pension assets, liabilities or expense.

Accounting for Income Taxes

Determining the Company’s effective tax rate requires judgment. In the ordinary course of business, there are transactions and calculations for which the ultimate tax outcomes are uncertain. In addition, the Company’s tax returns are subject to audit by various tax authorities. Although we believe that the estimates are reasonable, no assurance can be given that the final tax outcome will not be materially different than that which is reflected in the income tax provision and accrual.

The realization of deferred income tax assets is assessed and a valuation allowance is recorded if it is “more likely than not” that all or a portion of the deferred tax asset will not be realized.  “More likely than not” is defined as greater than a 50% chance.  Management considers all available evidence, both positive and negative, to determine whether, based on the weight of that evidence, a valuation allowance is needed. For more information, see Item 1. “Financial Statements,” under the heading “Note 4. Deferred Income Taxes” in this Quarterly Report on Form 10-Q and Item 8. “Financial Statements and Supplementary Data,” under the headings “Note 1. Summary of Significant Accounting Policies” and “Note 10. Income Taxes” in the 2013 Form 10-K.

For further information concerning accounting policies, refer to Item 8. “Financial Statements and Supplementary Data,” under the heading “Note 1. Summary of Significant Accounting Policies” in the 2013 Form 10-K.

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Business Overview

The Company provides a broad range of personal and commercial banking services including commercial, consumer and real estate loans. We complement our lending operations with an array of retail and commercial deposit products and fee-based services. Our services are delivered locally by well-trained and experienced bankers, whom we empower to make decisions at the local level, so they can provide timely lending decisions and respond promptly to customer inquiries. Having been in many of our markets for over 100 years, we have established relationships with and an understanding of our customers. We believe that, by offering our customers personalized service and a breadth of products, we can compete effectively as we expand within our existing markets and into new markets.

The Company is committed to delivering strong long-term earnings using a prudent allocation of capital, in business lines where we have demonstrated the ability to compete successfully. During the first six months of 2014, the national and local economies continued to show limited signs of recovery with the main challenges continuing to be persistent unemployment above historical levels and uneven economic growth. Local markets also experienced harsh winter weather during the first quarter of 2014 that further slowed economic activity. Macro-economic and political issues continue to temper the global economic outlook and as such the Company remains cautiously optimistic regarding the limited signs of improvement seen in our local markets. Despite this, the Company believes that our local markets are poised for stronger growth in the coming months and years than the economic recovery has provided in our markets in recent periods.

Strategic Initiatives and Pending Acquisition of Virginia Company Bank

The Company has used a portion of the gross proceeds from its Private Placements and Rights Offerings in 2013 (the “2013 Capital Initiative”) for general corporate purposes, including strengthening its balance sheet, the accelerated resolution and disposition of assets adversely classified by the Company (consisting of other real estate owned and classified loans), and improvement of the Company’s balance sheet through the restructuring of FHLB advances. During the third quarter of 2013, the Company prepaid $107.5 million of its long-term FHLB advances, and also accelerated the resolution and disposition of adversely classified assets. The extinguishment of the higher rate long-term FHLB advances triggered an $11.5 million prepayment penalty that was fully recognized during the third quarter of 2013. During May 2014, the Company announced its intent to repay up to $15.0 million of the Company’s Series A Preferred Stock originally issued to the Treasury through TARP. The Company plans to effectuate a portion of this repayment through one or more transactions during the second half of 2014. During the remainder of 2014, the Company also plans to focus on online and mobile banking options offered to the Bank’s customers, including introducing or improving the Bank’s portfolio of internet and mobile banking products and services. As the Company executes these business strategies, senior management and the board of directors will continue to evaluate other initiatives that they believe will best position the Company for long-term success. While the Company largely has worked through the economic challenges of the past few years, the Company will look at the remainder of 2014 and into 2015 as an opportunity to strengthen its current branch network in existing markets and explore business development initiatives and strategic opportunities to grow the Company’s business. The Company completed one such initiative – the acquisition of a 4.9% interest in Southern Trust Mortgage, LLC – during May 2014.

In addition, on May 29, 2014, the Company announced the signing of a definitive merger agreement pursuant to which the Company would acquire VCB via a merger of VCB with and into EVB, with EVB surviving (such acquisition, the “Acquisition”). For more information on this pending acquisition refer to Item 1. “Financial Statements,” under the heading “Note 16. Proposed Acquisition” in this Quarterly Report on Form 10-Q and the Company’s Current Report on Form 8-K filed with the SEC on May 30, 2014.

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Summary of Second Quarter 2014 and Year to Date Operating Results and Financial Condition

Table 1: Performance Summary
	Three Months Ended June 30,
(dollars in thousands, except per share data)	2014	2013
Net income (1)	$1,655	$673
Net income available to common shareholders (1)	$1,114	$297
Basic income per common share	$0.10	$0.04
Diluted income per common share	$0.06	$0.04
Return on average assets (annualized)	0.43%	0.11%
Return on average common shareholders' equity (annualized)	4.76%	1.48%
Net interest margin (tax equivalent basis)	3.82%	3.21%

	Six Months Ended June 30,
(dollars in thousands, except per share data)	2014	2013
Net income (1)	$3,651	$1,753
Net income available to common shareholders (1)	$2,592	$1,001
Basic income per common share	$0.22	$0.15
Diluted income per common share	$0.15	$0.14
Return on average assets (annualized)	0.50%	0.19%
Return on average common shareholders' equity (annualized)	5.68%	2.58%
Net interest margin (tax equivalent basis)	3.88%	3.22%

(1) The difference between net income and net income available to common shareholders is the effective dividend to holders of the Company’s Series A Preferred Stock.

The Company’s results continue to be positively impacted by asset quality improvements and the extinguishment of long-term FHLB advances in the third quarter of 2013, as discussed in greater detail below. The prepayment of these advances has significantly improved the Company’s financial position and net interest margin for the three and six months ended June 30, 2014 as compared to the three and six months ended June 30, 2013.

For the three months ended June 30, 2014, the following were significant factors in the Company’s reported results:

•	Increase in net interest income of $962 thousand from the same period in 2013, principally due to a $1.4 million decrease in interest expense that was primarily driven by the elimination of higher-rate, longer term FHLB advances during the third quarter of 2013 and the current low rate environment;
•	Net interest margin (tax equivalent basis) increased 61 basis points to 3.82% during the second quarter of 2014 as compared to 3.21% for the same period in 2013;
•	No provision for loan losses during the second quarter of 2014 compared to $600 thousand for the same period in 2013, reflecting the Company’s conservative approach to provisioning for the allowance for loan losses in prior periods and a reduction in net charge-offs to $288 thousand for the second quarter of 2014 from $2.3 million in the same period of 2013;
•	Increase in nonperforming assets of $1.6 million from March 31, 2014 to June 30, 2014 due primarily to the Company placing three loans on nonaccrual status as a result of the continued deteriorating financial condition of the borrowers in the second quarter of 2014;
•	Expenses related to FDIC insurance premiums declined to $305 thousand, compared to $596 thousand for the same period in 2013, as the Company faced lower FDIC insurance assessment rates following termination of the Written Agreement;
•	Other operating expenses increased $270 thousand during the second quarter of 2014 as compared to the same period in 2013 and was driven primarily by higher legal and professional fees; and
•	Increase in the effective dividend on preferred stock of $165 thousand from the same period in 2013 due primarily to the dividend rate of the Company’s Series A Preferred Stock increasing from 5% to 9% in the first quarter of 2014.

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For the six months ended June 30, 2014, the following were significant factors in the Company’s reported results:

•	Increase in net interest income of $2.2 million from the same period in 2013, principally due to a $2.8 million decrease in interest expense due to the same factors as discussed for the three month comparison above;
•	Net interest margin (tax equivalent basis) increased 66 basis points to 3.88% for the six months ended June 30, 2014 as compared to 3.22% for the same period in 2013;
•	Provision for loan losses of $250 thousand compared to $1.2 million for the same period in 2013, reflecting a reduction in net charge-offs to $399 thousand for the six months ended June 30, 2014, from $3.7 million in the same period of 2013;
•	Decrease in nonperforming assets of $1.4 million during the first six months of 2014 as compared to December 31, 2013 due to the Company’s continued focus on credit quality initiatives to improve its asset quality and resolve nonperforming assets;
•	Expenses related to FDIC insurance premiums of $637 thousand, compared to $1.2 million for the same period in 2013;
•	Other operating expenses increased $345 thousand during the first six months of 2014 as compared to the same period in 2013 and was driven primarily by higher legal and professional fees; and
•	Increase in the effective dividend on preferred stock of $307 thousand from the same period in 2013 due primarily to the dividend rate of the Company’s Series A Preferred Stock increasing from 5% to 9% in the first quarter of 2014.

Capital Management

As we first reported in our Quarterly Report on Form 10-Q for March 31, 2011, the Company has taken actions to preserve capital by deferring its regular quarterly cash dividend with respect to its Series A Preferred Stock which the Company originally issued to the Treasury in connection with the Company’s participation in the Treasury’s Capital Purchase Program in January 2009. On October 21, 2013, the Treasury sold all 24,000 shares of Series A Preferred stock held by Treasury to private investors. On May 15, 2014, the Company deferred its fourteenth consecutive dividend on the Series A Preferred Stock. As of June 30, 2014, the Company had accumulated $4.7 million for dividends on the Series A Preferred Stock. In addition, because dividends on the Series A Preferred Stock have not been paid for more than six quarters, the authorized number of directors on the Company’s Board of Directors has increased by two, and the holders of the Series A Preferred Stock have the right, voting as a class, to elect two directors to the Company’s Board of Directors at any annual meeting (or a special meeting called for that purpose) until all owed and unpaid dividends on the Series A Preferred Stock have been paid. To date the holders of the Series A Preferred Stock have not yet exercised this right. The Company is also not currently paying dividends on its common stock and Series B Preferred Stock.

On July 24, 2014, the Company declared $5.5 million of current and all deferred but accumulated dividends on its Series A Preferred Stock, payable on August 15, 2014.

The Company had also previously deferred regularly scheduled interest payments on its outstanding Junior Subordinated Debentures relating to its trust preferred securities beginning with the second quarter of 2011, as permitted under the related indenture. During the second quarter of 2014, the Company paid all current and deferred interest on its outstanding Junior Subordinated Debentures.

The actions to suspend and defer dividend and interest payments to preserve capital, while difficult, have been necessary to ensure the financial strength of the Company. As economic conditions improve, and as the Company is able to generate earnings to support its current and future capital needs, the Company plans to restore dividends on its common stock and Series B Preferred Stock. For additional information about regulatory capital requirements applicable to the Company and the Company’s former formal and informal regulatory agreements, refer to Item 1. “Financial Statements,” under the headings “Note 13. Capital Requirements” and “Note 14. Regulatory Agreements,” respectively in this Quarterly Report on Form 10-Q.

Results of Operations

As discussed above, the Company’s results of operations for the three and six months ended June 30, 2014 were primarily driven by improved net interest margins related to the extinguishment of long-term FHLB advances in the third quarter of 2013. These improved financial results were achieved despite decreased yields on the Company’s loan portfolio, the largest segment of earning assets, during the three and six months ended June 30, 2014 as compared to the same periods in 2013. Additionally, a reduced provision for loan losses positively impacted earnings during the three and six months ended June 30, 2014. Credit quality continues to receive significant management attention to ensure that the Company continues to identify credit problems and improve the quality of its asset portfolio, with reduced levels of nonperforming assets from December 31, 2011 to June 30, 2014 demonstrating the Company’s positive asset quality progress. The Company remains diligent and focused on the management of its credit quality and is fully committed to quickly and aggressively addressing problem credits. Additional analysis and breakout of the Company’s nonperforming assets are presented later in this Item 2 under the caption “Asset Quality”. The remainder of this analysis discusses the results of operations under the component sections of net interest income and net interest margin, noninterest income, noninterest expense and income taxes.

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Net Interest Income and Net Interest Margin

Net interest income, the fundamental source of the Company’s earnings, is defined as the difference between income on earning assets and the cost of funds supporting those assets. Significant categories of earning assets are loans and investment securities, while deposits and short-term borrowings represent the major portion of interest-bearing liabilities. The level of net interest income is impacted primarily by variations in the volume and mix of these assets and liabilities, as well as changes in interest rates when compared to previous periods of operations and the yield of our interest earning assets compared to our cost of funding these assets.

Net interest margin is calculated by expressing tax-equivalent net interest income as a percentage of average interest earning assets, and represents the Company’s net yield on its earning assets. Net interest margin is an indicator of the Company’s effectiveness in generating income from its earning assets. The net interest margin is affected by the structure of the balance sheet as well as by competitive pressures, Federal Reserve Board policies and the economy. The spread that can be earned between interest earning assets and interest-bearing liabilities is also dependent to a large extent on the slope of the yield curve, which in recent periods has been significantly impacted by initiatives of the Federal Reserve Board intended to lower long-term interest rates.

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Table 2 presents the average balances of assets and liabilities, the average yields earned on such assets (on a tax equivalent basis) and rates paid on such liabilities, and the net interest margin for the three and six months ended June 30, 2014 and 2013.

Table 2: Average Balance Sheet and Net Interest Margin Analysis

(dollars in thousands)

	Three Months Ended June 30,
	2014			2013
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (1)	Balance	Expense	Rate (1)
Assets:
Securities
Taxable	$236,634	$1,338	2.27%	$257,275	$1,307	2.04%
Restricted securities	6,779	89	5.27%	8,949	83	3.72%
Tax exempt (2)	29,521	294	3.99%	22,988	218	3.80%
Total securities	272,934	1,721	2.53%	289,212	1,608	2.23%
Interest bearing deposits in other banks	5,097	4	0.31%	58,826	40	0.27%
Federal funds sold	121	-	0.00%	114	-	0.00%
Loans, net of unearned income (3)	685,491	8,562	5.01%	674,528	9,052	5.38%
Total earning assets	963,643	10,287	4.28%	1,022,680	10,700	4.20%
Less allowance for loan losses	(14,898)			(18,992)
Total non-earning assets	98,403			94,736
Total assets	$1,047,148			$1,098,424

Liabilities & Shareholders' Equity:
Interest-bearing deposits
Checking	$259,279	$233	0.36%	$246,254	$234	0.38%
Savings	89,334	30	0.13%	90,779	40	0.18%
Money market savings	113,929	116	0.41%	127,579	134	0.42%
Large dollar certificates of deposit (4)	99,525	307	1.24%	129,854	428	1.32%
Other certificates of deposit	124,096	292	0.94%	129,523	390	1.21%
Total interest-bearing deposits	686,163	978	0.57%	723,989	1,226	0.68%
Federal funds purchased and repurchase agreements	3,274	5	0.61%	3,432	5	0.58%
Short-term borrowings	68,547	36	0.21%	-	-	0.00%
Long-term borrowings	-	-	0.00%	117,500	1,187	4.05%
Trust preferred debt	10,310	88	3.42%	10,310	87	3.38%
Total interest-bearing liabilities	768,294	1,107	0.58%	855,231	2,505	1.17%
Noninterest-bearing liabilities
Demand deposits	134,605			126,706
Other liabilities	4,801			7,261
Total liabilities	907,700			989,198
Shareholders' equity	139,448			109,226
Total liabilities and shareholders' equity	$1,047,148			$1,098,424

Net interest income (2)		$9,180			$8,195

Interest rate spread (2)(5)			3.70%			3.03%
Interest expense as a percent of average earning assets			0.46%			0.98%
Net interest margin (2)(6)			3.82%			3.21%

Notes:

(1)	Yields are annualized and based on average daily balances.
(2)	Income and yields are reported on a tax equivalent basis assuming a federal tax rate of 34%, with a $90 adjustment for 2014 and a $67 adjustment in 2013.
(3)	Nonaccrual loans have been included in the computations of average loan balances.
(4)	Large dollar certificates of deposit are certificates issued in amounts of $100 or greater.
(5)	Interest rate spread is the average yield on earning assets, calculated on a fully taxable basis, less the average rate incurred on interest-bearing liabilities.
(6)	Net interest margin is the net interest income, calculated on a fully taxable basis, expressed as a percentage of average earning assets.

50

(dollars in thousands)

	Six Months Ended June 30,
	2014			2013
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (1)	Balance	Expense	Rate (1)
Assets:
Securities
Taxable	$238,849	$2,845	2.40%	$261,544	$2,729	2.10%
Restricted securities	7,006	191	5.50%	9,088	169	3.75%
Tax exempt (2)	29,893	600	4.05%	17,968	344	3.86%
Total securities	275,748	3,636	2.66%	288,600	3,242	2.27%
Interest bearing deposits in other banks	6,288	8	0.26%	54,514	65	0.24%
Federal funds sold	132	-	0.00%	234	-	0.00%
Loans, net of unearned income (3)	681,821	17,112	5.06%	674,306	18,008	5.39%
Total earning assets	963,989	20,756	4.34%	1,017,654	21,315	4.22%
Less allowance for loan losses	(14,842)			(19,674)
Total non-earning assets	98,946			91,764
Total assets	$1,048,093			$1,089,744

Liabilities & Shareholders' Equity:
Interest-bearing deposits
Checking	$258,234	$461	0.36%	$245,404	$470	0.39%
Savings	89,757	60	0.13%	89,529	80	0.18%
Money market savings	116,494	241	0.42%	129,950	283	0.44%
Large dollar certificates of deposit (4)	100,143	608	1.22%	128,327	859	1.35%
Other certificates of deposit	124,591	595	0.96%	131,262	808	1.24%
Total interest-bearing deposits	689,219	1,965	0.57%	724,472	2,500	0.70%
Federal funds purchased and repurchase agreements	3,329	10	0.61%	3,363	10	0.60%
Short-term borrowings	70,754	71	0.20%	-	-	0.00%
Long-term borrowings	-	-	0.00%	117,500	2,361	4.05%
Trust preferred debt	10,310	176	3.44%	10,310	174	3.40%
Total interest-bearing liabilities	773,612	2,222	0.58%	855,645	5,045	1.19%
Noninterest-bearing liabilities
Demand deposits	132,074			122,171
Other liabilities	4,745			7,226
Total liabilities	910,431			985,042
Shareholders' equity	137,662			104,702
Total liabilities and shareholders' equity	$1,048,093			$1,089,744

Net interest income (2)		$18,534			$16,270

Interest rate spread (2)(5)			3.76%			3.03%
Interest expense as a percent of average earning assets			0.46%			1.00%
Net interest margin (2)(6)			3.88%			3.22%

Notes:

(1)	Yields are annualized and based on average daily balances.
(2)	Income and yields are reported on a tax equivalent basis assuming a federal tax rate of 34%, with a $183 adjustment for 2014 and a $105 adjustment in 2013.
(3)	Nonaccrual loans have been included in the computations of average loan balances.
(4)	Large dollar certificates of deposit are certificates issued in amounts of $100 or greater.
(5)	Interest rate spread is the average yield on earning assets, calculated on a fully taxable basis, less the average rate incurred on interest-bearing liabilities.
(6)	Net interest margin is the net interest income, calculated on a fully taxable basis, expressed as a percentage of average earning assets.

51

Interest Income and Expense

Net interest income and net interest margin

Net interest income in the second quarter of 2014 increased $962 thousand, or 11.8%, when compared to the second quarter of 2013. Net interest income in the six months ended June 30, 2014 increased $2.2 million, or 13.5%, when compared to the same period in 2013. The Company’s net interest margin increased to 3.82% and 3.88% for the three and six months ended June 30, 2014, representing 61 and 66 basis point increases, respectively, over the Company’s net interest margins for the three and six months ended June 30, 2013.

The most significant factors impacting net interest income and net interest margin during these periods were as follows:

Positive Impacts:

•	Extinguishment of higher-rate long-term FHLB advances during the third quarter of 2013, which drove declines in the Company’s interest expense and rate paid on average interest-bearing liabilities;
•	Decreases in the average balances of and average rates paid on total interest-bearing deposits;
•	Increasing yields on the investment securities portfolio driven by increases in interest rates over the comparable periods and rebalancing efforts during late 2013 and the first half of 2014, which largely consisted of accelerated prepayments on lower yield Agency mortgage-backed and Agency CMO securities and a greater allocation of the portfolio to SBA Pool securities and higher yielding, longer duration municipal securities; and
•	Increasing average loan balances.

Negative Impacts:

•	Decreasing yields on the Company’s loan portfolio; and
•	Decreasing average balances of interest bearing deposits in other banks.

Total interest income

Total interest income decreased 4.1% and 3.0% for the three and six month periods ended June 30, 2014, as compared to the same periods in 2013, respectively. These declines in total interest income were driven primarily by declines in the yield on the loan portfolio and a decrease in average investment securities. These declines were partially offset by higher yields on investment securities and higher average loan balances.

Loans

Average loan balances increased for both the three and six month periods ended June 30, 2014, as compared to the same periods in 2013, due primarily to the purchase of $27.2 million in performing one-to-four family residential mortgage loans in the first quarter of 2014 and the origination of a line of credit to fund loan originations through Southern Trust Mortgage, LLC (balance of $11.6 million as of June 30, 2014) in the second quarter of 2014. These additions to the Company’s loan portfolio were partially offset by weak loan demand in the Company’s markets as a result of the continuing challenging economic conditions, such that the Company’s average loan balances increased $11.0 million and $7.5 million for the three and six months ended June 30, 2014, as compared to average balances for the same periods in 2013. In addition, due to the historically low interest rate environment, loans were originated during the second quarter and first six months of 2014 at much lower yields than seasoned loans in the Company’s loan portfolio, which has contributed significantly to average yields on the loan portfolio declining 37 and 33 basis points for the three and six months ended June 30, 2014, as compared to the same periods in 2013. Total average loans were 71.1% of total average interest-earning assets for the three months ended June 30, 2014, compared to 66.0% for the three months ended June 30, 2013. Total average loans were 70.7% of total average interest-earning assets for the six months ended June 30, 2014, compared to 66.3% for the six months ended June 30, 2013.

Investment securities

Average investment securities balances declined 5.6% and 4.5% for the three and six month periods ended June 30, 2014, as compared to the same periods in 2013, due to the Company’s efforts to rebalance the securities portfolio, while the yields on investment securities increased 30 and 39 basis points for the three and six months ended June 30, 2014 as compared to the same periods in 2013. Increasing yields on the investment securities portfolio were driven by increases in interest rates over the comparable periods and portfolio rebalancing efforts during late 2013 and the first half of 2014, which largely consisted of accelerated prepayments on lower-yield Agency mortgage-backed and Agency CMO securities and allocating a greater proportion of the portfolio to SBA Pool securities and higher yielding, longer duration municipal securities.

52

Interest bearing deposits in other banks

Average interest bearing deposits in other banks decreased significantly for both the three and six month periods ended June 30, 2014, as compared to the same periods in 2013, due to the overall decrease in our average total deposits, the purchase of $27.2 million in performing one-to-four family mortgage loans in the first quarter of 2014 and declines in average total borrowings that were largely due to extinguishing the Company’s long-term FHLB advances during the third quarter of 2013.

Interest-bearing deposits

Average total interest-bearing deposit balances and related rates paid decreased for both the three and six month periods ended June 30, 2014, as compared to the same periods in 2013, contributing to the reductions in interest expense in the second quarter and first six months of 2014. Retail deposits continued to shift from higher priced certificates of deposit and money market savings accounts to lower priced checking (or “NOW”) accounts.

Borrowings

Average total borrowings and related rates paid on average total borrowings decreased for both the three and six month periods ended June 30, 2014, as compared to the same periods in 2013, significantly driving the reduction in interest expense in the second quarter and first half of 2014. These decreases were primarily due to the extinguishment of $117.5 million higher rate long-term FHLB advances during the third quarter of 2013. The long-term FHLB advances were partially replaced with short-term FHLB advances at a significantly lower rate.

Noninterest Income

Noninterest income is comprised of all sources of income other than interest income on our earning assets. Significant revenue items include fees collected on certain deposit account transactions, debit and credit card fees, other general services, earnings from other investments we own in part or in full, gains or losses from investments, and gains or losses on sales of investment securities, loans, and fixed assets.

The following tables depict the components of noninterest income for the three and six months ended June 30, 2014 and 2013:

Table 3: Noninterest Income
	Three Months Ended June 30,
(dollars in thousands)	2014	2013	Change $	Change %
Service charges and fees on deposit accounts	$837	$729	$108	14.8%
Debit/credit card fees	378	375	3	0.8%
Gain on sale of available for sale securities, net	109	58	51	87.9%
Gain on sale of bank premises and equipment	-	25	(25)	-100.0%
Other operating income	315	263	52	19.8%
Total noninterest income	$1,639	$1,450	$189	13.0%

	Six Months Ended June 30,
(dollars in thousands)	2014	2013	Change $	Change %
Service charges and fees on deposit accounts	$1,659	$1,495	$164	11.0%
Debit/credit card fees	687	708	(21)	-3.0%
Gain on sale of available for sale securities, net	489	525	(36)	-6.9%
Gain on sale of bank premises and equipment	5	26	(21)	-80.8%
Other operating income	691	644	47	7.3%
Total noninterest income	$3,531	$3,398	$133	3.9%

53

Key changes in the components of noninterest income for the three and six months ended June 30, 2014, as compared to the same periods in 2013, are discussed below:

•	Service charges and fees on deposit accounts increased due to increases in service charge fees on checking accounts;
•	Gain on sale of available for sale securities, net increased for the second quarter of 2014 compared to the same period of 2013 and was primarily the result of the Company adjusting the composition of the investment portfolio as part of the Company’s overall asset/liability management strategy. The Company generated gains during the first six months of 2014 by selling a portion of its previously impaired agency preferred securities (FNMA & FHLMC) to remove classified assets from the Company’s balance sheet and to fund purchases of taxable securities to increase the Company’s sources of taxable income. The Company will continue to strategically evaluate opportunities to further adjust the composition of its investment portfolio through the balance of 2014;
•	Gain on sale of bank premises and equipment decreased as disposal gains on company vehicles were recognized in the second quarter of 2013 with no such gain being recognized in the second quarter of 2014; and
•	Other operating income increased for the three and six months ended June 30, 2014, as compared to the same periods in 2013, primarily due to higher earnings from bank owned life insurance policies during 2014, and with respect to the three months ended June 30, 2014, higher earnings from the Bank’s subsidiaries compared to the second quarter of 2013.

Noninterest Expense

Noninterest expense includes all expenses with the exception of those paid for interest on borrowings and deposits. Significant expense items included in this component are salaries and employee benefits, occupancy and other operating expenses.

The following tables depict the components of noninterest expense for the three and six months ended June 30, 2014 and 2013:

Table 4: Noninterest Expense
	Three Months Ended June 30,
(dollars in thousands)	2014	2013	Change $	Change %
Salaries and employee benefits	$4,748	$4,146	$602	14.5%
Occupancy and equipment expenses	1,267	1,271	(4)	-0.3%
Telephone	211	310	(99)	-31.9%
FDIC expense	305	596	(291)	-48.8%
Consultant fees	279	213	66	31.0%
Collection, repossession and other real estate owned	89	126	(37)	-29.4%
Marketing and advertising	270	246	24	9.8%
Loss on sale of other real estate owned	28	118	(90)	-76.3%
Impairment losses on other real estate owned	6	133	(127)	-95.5%
Other operating expenses	1,316	1,046	270	25.8%
Total noninterest expenses	$8,519	$8,205	$314	3.8%

	Six Months Ended June 30,
(dollars in thousands)	2014	2013	Change $	Change %
Salaries and employee benefits	$9,334	$8,295	$1,039	12.5%
Occupancy and equipment expenses	2,586	2,527	59	2.3%
Telephone	422	565	(143)	-25.3%
FDIC expense	637	1,183	(546)	-46.2%
Consultant fees	622	429	193	45.0%
Collection, repossession and other real estate owned	156	252	(96)	-38.1%
Marketing and advertising	437	480	(43)	-9.0%
Loss on sale of other real estate owned	15	155	(140)	-90.3%
Impairment losses on other real estate owned	11	143	(132)	-92.3%
Other operating expenses	2,477	2,132	345	16.2%
Total noninterest expenses	$16,697	$16,161	$536	3.3%

54

Key changes in the components of noninterest expense for the three and six months ended June 30, 2014, as compared to the same periods in 2013, are discussed below:

•	Salaries and employee benefits increased for the three and six month periods due to annual merit increases, lower deferred compensation on loan originations (which increased current compensation expense) and higher group term insurance costs;
•	Telephone expenses decreased for the three and six month periods as a result of changing vendors during the first quarter of 2014 which generated cost savings;
•	FDIC expense decreased for the three and six month periods due to lower base assessment rates resulting from the improvement in the Bank’s overall composite rating in connection with the termination of the Written Agreement in July 2013, and corresponding decreases in FDIC insurance assessment rates during 2014;
•	Consultant fees increased for the three and six months periods due to additional consulting charges that were related to compliance and loan operations;
•	Collection, repossession and other real estate owned expenses decreased for the three and six month periods due to declines in carrying balances of OREO and classified assets;
•	Marketing and advertising expense was elevated for the three month period due to increased expenditures on television, radio and newspaper advertising. However, for the six month period, marketing and advertising expense declined due to lower expenditures on television, radio and newspaper advertising that were partially offset by new branch opening expenses in the same period of 2013;
•	Loss on the sale of other real estate owned declined for the three and six month periods and were driven by lower OREO balances and stabilization of real estate prices in our markets;
•	Impairment losses on other real estate owned have decreased as OREO balances have continued to decline and real estate prices in our markets have continued to stabilize; and
•	Other operating expenses increased for the three and six month periods primarily due to higher legal and professional services primarily related to the Company’s investment in Southern Trust Mortgage, LLC, and increased customer check and coupon incentives.

Income Taxes

The Company recorded income tax expense of $555 thousand for the three months ended June 30, 2014, compared to income tax expense of $100 thousand for the same period of 2013, reflecting a $455 thousand increase in income tax expense.

The Company recorded income tax expense of $1.3 million for the six months ended June 30, 2014, compared to income tax expense of $449 thousand for the same period of 2013, reflecting a $835 thousand increase in income tax expense. The increase in income tax expense from the second quarter and first six months of 2013 to the same periods of 2014 was the result of the Company’s pretax income increasing by approximately $1.4 million and $2.7 million, respectively, partially offset by increases in the amount of tax-exempt income on investment securities (as the Company rebalanced its securities portfolio during 2013) and increases in tax-exempt income from bank owned life insurance policies.

Asset Quality

Provision and Allowance for Loan Losses

The allowance for loan losses is a reserve for estimated credit losses on individually evaluated loans determined to be impaired as well as estimated credit losses inherent in the loan portfolio, and is based on periodic evaluations of the collectability and historical loss experience of loans. A provision for loan losses, which is a charge against earnings, is recorded to bring the allowance for loan losses to a level that, in management’s judgment, is appropriate to absorb probable losses in the loan portfolio. Actual credit losses are deducted from the allowance for loan losses for the difference between the carrying value of the loan and the estimated net realizable value or fair value of the collateral, if collateral dependent. Subsequent recoveries, if any, are credited to the allowance for loan losses.

55

The allowance for loan losses is comprised of a specific allowance for identified problem loans and a general allowance representing estimations done pursuant to either FASB ASC Topic 450 “Accounting for Contingencies”, or FASB ASC Topic 310 “Accounting by Creditors for Impairment of a Loan.” The specific component relates to loans that are classified as impaired, and is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. For collateral dependent loans, an updated appraisal will be ordered if a current one is not on file. Appraisals are performed by independent third-party appraisers with relevant industry experience. Adjustments to the appraised value may be made based on recent sales of like properties or general market conditions when deemed appropriate. The general component covers non-classified or performing loans and those loans classified as substandard, doubtful or loss that are not impaired. The general component is based on migration analysis adjusted for qualitative factors, such as economic conditions, interest rates and unemployment rates. The Company uses a risk grading system for real estate (including multifamily residential, construction, farmland and non-farm, non-residential) and commercial loans. Loans are graded on a scale from 1 to 9. Non-impaired real estate and commercial loans are assigned an allowance factor which increases with the severity of risk grading. A general description of the characteristics of the risk grades is as follows:

Pass Grades

•	Risk Grade 1 loans have little or no risk and are generally secured by cash or cash equivalents;
•	Risk Grade 2 loans have minimal risk to well qualified borrowers and no significant questions as to safety;
•	Risk Grade 3 loans are satisfactory loans with strong borrowers and secondary sources of repayment;
•	Risk Grade 4 loans are satisfactory loans with borrowers not as strong as risk grade 3 loans but may exhibit a higher degree of financial risk based on the type of business supporting the loan; and
•	Risk Grade 5 loans are loans that warrant more than the normal level of supervision and have the possibility of an event occurring that may weaken the borrower’s ability to repay.

Special Mention

•	Risk Grade 6 loans have increasing potential weaknesses beyond those at which the loan originally was granted and if not addressed could lead to inadequately protecting the Company’s credit position.

Classified Grades

•	Risk Grade 7 loans are substandard loans and are inadequately protected by the current sound worth or paying capacity of the obligor or the collateral pledged. These have well defined weaknesses that jeopardize the liquidation of the debt with the distinct possibility the Company will sustain some loss if the deficiencies are not corrected;
•	Risk Grade 8 loans are doubtful of collection and the possibility of loss is high but pending specific borrower plans for recovery, its classification as a loss is deferred until its more exact status is determined; and
•	Risk Grade 9 loans are loss loans which are considered uncollectable and of such little value that their continuance as a bank asset is not warranted.

The Company uses a past due grading system for consumer loans, including one to four family residential first and seconds and home equity lines. The past due status of a loan is based on the contractual due date of the most delinquent payment due. The past due grading of consumer loans is based on the following categories: current, 1-29 days past due, 30-59 days past due, 60-89 days past due and over 90 days past due. The consumer loans are segregated between performing and nonperforming loans. Performing loans are those that have made timely payments in accordance with the terms of the loan agreement and are not past due 90 days or more. Nonperforming loans are those that do not accrue interest, are greater than 90 days past due and accruing interest or considered impaired. Non-impaired consumer loans are assigned an allowance factor which increases with the severity of past due status. This component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the loan portfolio.

The Company's ALL Committee is responsible for assessing the overall appropriateness of the allowance for loan losses and monitoring the Company's allowance for loan losses methodology, particularly in the context of current economic conditions and a rapidly changing regulatory environment.  The ALL Committee at least annually reviews the Company's allowance for loan losses methodology.

The allocation methodology applied by the Company includes management’s ongoing review and grading of the loan portfolio into criticized loan categories (defined as specific loans warranting either specific allocation, or a classified status of substandard, doubtful or loss). The allocation methodology focuses on evaluation of several factors, including but not limited to: evaluation of facts and issues related to specific loans, management’s ongoing review and grading of the loan portfolio, consideration of migration analysis and delinquency experience on each portfolio category, trends in past due and nonaccrual loans, the level of classified loans, the risk characteristics of the various classifications of loans, changes in the size and character of the loan portfolio, concentrations of loans to specific borrowers or industries, existing economic conditions, the fair value of underlying collateral, and other qualitative and quantitative factors which could affect potential credit losses. Because each of the criteria used is subject to change, the allocation of the allowance for loan losses is made for analytical purposes and is not necessarily indicative of the trend of future loan losses in any particular loan category. The total allowance is available to absorb losses from any segment of the portfolio. In determining the allowance for loan losses, the Company considers its portfolio segments and loan classes to be the same.

56

For financial periods prior to and including the quarter ended September 30, 2013, in lieu of applying a migration analysis the Company considered historical loss experience based on a rolling three year average of historical loan loss experience. For more information, see the information contained in Part I, Item 7 of the 2013 Form 10-K under the heading “Asset Quality – Provision and Allowance for Loan Losses.”

Management believes that the level of the allowance for loan losses is appropriate in light of the credit quality and anticipated risk of loss in the loan portfolio. While management uses available information to recognize losses on loans, future additions to the allowance for loan losses may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance for loan losses through increased provisions for loan losses or may require that certain loan balances be charged-off or downgraded into classified loan categories when their credit evaluations differ from those of management based on their judgments about information available to them at the time of their examinations.

57

The following table presents the Company’s loan loss experience for the periods indicated:

Table 5: Allowance for Loan Losses
	Six Months Ended June 30,
(dollars in thousands)	2014	2013
Average loans outstanding*	$681,821	$674,306
Allowance for loan losses, January 1	$14,767	$20,338
Charge-offs:
Commercial, industrial and agricultural	(290)	(559)
Real estate - one to four family residential:
Closed end first and seconds	(304)	(269)
Home equity lines	(54)	(58)
Real estate - construction:
One to four family residential	-	(51)
Other construction, land development and other land	-	(950)
Real estate - non-farm, non-residential:
Owner occupied	-	(449)
Non-owner occupied	-	(1,534)
Consumer	(86)	(75)
Other	(26)	(72)
Total loans charged-off	(760)	(4,017)
Recoveries:
Commercial, industrial and agricultural	30	102
Real estate - one to four family residential:
Closed end first and seconds	211	33
Home equity lines	13	1
Real estate - construction:
One to four family residential	6	31
Other construction, land development and other land	2	67
Real estate - non-farm, non-residential:
Owner occupied	27	-
Non-owner occupied	3	-
Consumer	55	58
Other	14	20
Total recoveries	361	312
Net charge-offs	(399)	(3,705)
Provision for loan losses	250	1,200
Allowance for loan losses, June 30	$14,618	$17,833
Ratios:
Ratio of allowance for loan losses to total loans outstanding, end of period	2.09%	2.66%
Ratio of annualized net charge-offs to average loans outstanding during the period	0.12%	1.11%
*Net of unearned income and includes nonaccrual loans.

As a result of taking a conservative approach to provision for loan losses in prior periods in light of uncertain economic and financial market conditions, the Company made provision for loan losses of $0 and $250 thousand, respectively for the three and six months ended June 30, 2014, as compared to $600 thousand and $1.2 million for the same period of 2013. Net charge-offs for the three and six months ended June 30, 2014 were $288 thousand and $399 thousand, respectively, compared to $2.3 million and $3.7 million, respectively for the same periods of 2013. This represents, on an annualized basis, 0.17% and 0.12% of average loans outstanding for the three and six months ended June 30, 2014 and 1.36% and 1.11% of average loans outstanding for the same periods of 2013. The contribution to the provision in the first six months of 2014 and 2013 was made in response to sustained credit quality issues in our loan portfolio as well as current market conditions, both nationally and in our markets, which indicate that credit quality issues may adversely impact our loan portfolio and our earnings in future periods. The provision for loan losses declined during the first six months of 2014 compared to the same period of 2013 in part due to asset quality improvements made during 2013 and 2014.

58

Net charge-offs decreased $3.3 million, or 89.2%, from the six months ended June 30, 2013 to the same period of 2014 due to improvements in some of the Company’s credit quality metrics, including continued decreases in nonperforming assets, and other factors, which are reflective of slowly improving economic conditions. However, the Company continues to aggressively focus on credit quality initiatives to improve its asset quality and resolve nonperforming assets.

The allowance for loan losses at June 30, 2014 was $14.6 million, compared with $14.8 million at December 31, 2013. This represented 2.09% of period end loans at June 30, 2014, compared with 2.25% of year end loans at December 31, 2013.

The following table shows the allocation of the allowance for loan losses at the dates indicated. Notwithstanding these allocations, the entire allowance for loan losses is available to absorb charge-offs in any category of loan.

Table 6:  Allocation of Allowance for Loan Losses

	At June 30,		At December 31,
	2014		2013
(dollars in thousands)	Allowance	Percent	Allowance	Percent
Commercial, industrial and agricultural	$1,196	8.16%	$1,787	8.17%
Real estate - one to four family residential:
Closed end first and seconds	2,578	34.50%	2,859	33.25%
Home equity lines	1,845	13.98%	1,642	15.19%
Real estate - multifamily residential	108	2.86%	79	2.75%
Real estate - construction:
One to four family residential	301	2.46%	364	2.46%
Other construction, land development and other land	2,492	3.56%	1,989	3.30%
Real estate - farmland	127	1.03%	116	1.24%
Real estate - non-farm, non-residential:
Owner occupied	2,119	18.38%	3,236	19.26%
Non-owner occupied	2,628	10.86%	1,770	11.39%
Consumer	355	2.17%	387	2.55%
Other	869	2.04%	538	0.44%
Total allowance for loan losses	$14,618	100.00%	$14,767	100.00%

(Percent is portfolio loans in category divided by total loans)

Tabular presentations of commercial loans by credit quality indicator and consumer loans, including one to four family residential first and seconds and home equity lines, by payment activity at June 30, 2014 and December 31, 2013 can be found under Item 1. “Financial Statements,” under the heading “Note 3. Loan Portfolio.”

Nonperforming Assets

The past due status of a loan is based on the contractual due date of the most delinquent payment due. Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-secured and in the process of collection. Loans greater than 90 days past due may remain on an accrual status if management determines it has adequate collateral to cover the principal and interest. If a loan or a portion of a loan is adversely classified, or is partially charged off, the loan is generally classified as nonaccrual. Additionally, whenever management becomes aware of facts or circumstances that may adversely impact the collectability of principal or interest on loans, it is management’s practice to place such loans on a nonaccrual status immediately, rather than delaying such action until the loans become 90 days past due. As of June 30, 2014, management is not aware of any potential problem loans to place immediately on nonaccrual status.

When a loan is placed on nonaccrual status, previously accrued and uncollected interest is reversed, and the amortization of related deferred loan fees or costs is suspended. While a loan is classified as nonaccrual and the future collectability of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding. When the future collectability of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan has been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Cash interest receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered. These policies are applied consistently across our loan portfolio.

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Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance by the borrower, in accordance with the contractual terms of interest and principal.

Real estate acquired through, or in lieu of, foreclosure is held for sale and is stated at estimated fair market value of the property, less estimated disposal costs, if any. Cost includes loan principal and accrued interest. Any excess of cost over the estimated fair market value less costs to sell at the time of acquisition is charged to the allowance for loan losses. The estimated fair market value is reviewed periodically by management and any write-downs are charged against current earnings. Development and improvement costs relating to property are capitalized. Net operating income or expenses of such properties are included in collection, repossession and other real estate owned expenses.

The following table presents information concerning nonperforming assets as of and for the six months ended June 30, 2014 and the year ended December 31, 2013:

Table 7: Nonperforming Assets
	June 30,	December 31,
(dollars in thousands)	2014	2013	Change $	Change %
Nonaccrual loans*	$9,770	$11,018	$(1,248)	-11.3%
Loans past due 90 days and accruing interest	-	-	-	-
Total nonperforming loans	9,770	11,018	(1,248)	-11.3%
Other real estate owned	601	800	(199)	-24.9%
Total nonperforming assets	$10,371	$11,818	$(1,447)	-12.2%

Nonperforming assets to total loans and other real estate owned	1.48%	1.80%
Allowance for loan losses to nonaccrual loans	149.61%	134.03%
Annualized net charge-offs to average loans for the period	0.12%	1.11%
Allowance for loan losses to period end loans	2.09%	2.25%

* Includes $4.0 million and $4.2 million in nonaccrual TDRs at June 30, 2014 and December 31, 2013, respectively.

The following table presents the change in the OREO balance for the six months ended June 30, 2014 and 2013:

Table 8: OREO Changes
	June 30,
(dollars in thousands)	2014	2013	Change $	Change %
Balance at the beginning of period, gross	$1,054	$5,558	$(4,504)	-81.0%
Transfers from loans	289	1,095	(806)	-73.6%
Sales proceeds	(462)	(2,950)	2,488	84.3%
Previously recognized impairment losses on disposition	(157)	-	(157)	-100.0%
Loss on disposition	(15)	(155)	140	90.3%
Balance at the end of period, gross	709	3,548	(2,839)	-80.0%
Less valuation allowance	(108)	(954)	846	88.7%
Balance at the end of period, net	$601	$2,594	$(1,993)	-76.8%

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The following table presents the change in the valuation allowance for OREO for the six months ended June 30, 2014 and 2013:

Table 9: OREO Valuation Allowance Changes
	June 30,
(dollars in thousands)	2014	2013

Balance at the beginning of period	$254	$811
Valuation allowance	11	143
Charge-offs	(157)	-
Balance at the end of period	$108	$954

Nonperforming assets were $10.4 million or 1.48% of total loans and other real estate owned at June 30, 2014 compared to $11.8 million or 1.80% at December 31, 2013. Nonperforming assets increased from 2007 through 2010 as a result of the continued challenging economic conditions which significantly increased unemployment, reduced profitability of local businesses, and reduced the ability of many of our customers to keep their loans current. Nonperforming assets began to trend downward during 2011, continued this trend throughout 2012 and 2013 and decreased by $1.4 million during the first six months of 2014. The sluggish economic recovery and continuing asset quality issues in the Company’s loan portfolio have prompted the Company to maintain the heightened level of the allowance for loan losses as compared to historical levels, which is 149.61% of nonaccrual loans at June 30, 2014, compared to 134.03% at December 31, 2013. Nonperforming loans decreased $1.2 million or 11.3% during the six months ended June 30, 2014 to $9.8 million.

Nonaccrual loans were $9.8 million at June 30, 2014, a decrease of approximately $1.2 million or 11.3% from $11.0 million at December 31, 2013. Of the current $9.8 million in nonaccrual loans, $9.2 million or 93.9% is secured by real estate in our market area. Of these real estate secured loans, $4.9 million are residential real estate, $3.5 million are commercial properties, $590 thousand are farmland, and $132 thousand are real estate construction. Nonaccrual loans increased $1.5 million during the second quarter of 2014 and was primarily due to the Company placing three loans on nonaccrual status as a result of the continued deteriorating financial condition of the borrowers.

As of June 30, 2014 and December 31, 2013, there were no loans past due 90 days and still accruing interest.

Other real estate owned, net of valuation allowance at June 30, 2014 was $601 thousand, a decrease of $199 thousand or 24.9% from $800 thousand at December 31, 2013. The balance of other real estate owned at June 30, 2014 was comprised of 10 properties of which $423 thousand are residential real estate, $165 thousand are real estate construction properties and $13 thousand are commercial properties. During the six months ended June 30, 2014, new foreclosures included four properties totaling $289 thousand transferred from loans. Sales of seven other real estate owned properties for the six months ended June 30, 2014 resulted in a net loss of $15 thousand. Subsequent to June 30, 2014, one property was sold resulting in a net loss of approximately $25 thousand that will be recognized in the third quarter of 2014. The remaining properties are being actively marketed and the Company does not anticipate any material losses associated with these properties. The Company recorded losses of $11 thousand in its consolidated statements of income for the six months ended June 30, 2014, due to valuation adjustments on other real estate owned properties as compared to $143 thousand for the same period of 2013. Asset quality continues to be a top priority for the Company. The Company continues to allocate significant resources to the expedient disposition and collection of nonperforming and other lower quality assets, as demonstrated by the $2.0 million, or 76.8%, decrease in other real estate owned from June 30, 2013 to June 30, 2014. For more information on asset disposition strategies, see “Strategic Initiatives and Pending Acquisition of Virginia Company Bank” in this Item 2.

As discussed earlier in this Item 2, the Company measures impaired loans based on the present value of expected future cash flows discounted at the effective interest rate of the loan or, as a practical expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. The Company maintains a valuation allowance to the extent that the measure of the impaired loan is less than the recorded investment. TDRs are considered impaired loans. TDRs occur when we agree to modify the original terms of a loan by granting a concession due to the deterioration in the financial condition of the borrower. These concessions can be temporary and are made in an attempt to avoid foreclosure and with the intent to restore the loan to a performing status once sufficient payment history can be demonstrated. These concessions could include, without limitation, rate reductions to below market rates, payment deferrals, forbearance, and, in some cases, forgiveness of principal or interest.

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A tabular presentation of loans individually evaluated for impairment by class of loans at June 30, 2014 and December 31, 2013 can be found under Item 1. “Financial Statements,” under the heading “Note 3. Loan Portfolio.”

At June 30, 2014, the balance of impaired loans was $44.2 million, for which there were specific valuation allowances of $6.0 million. At December 31, 2013, the balance of impaired loans was $35.5 million, for which there were specific valuation allowances of $5.7 million. The average balance of impaired loans was $38.9 million for the six months ended June 30, 2014, compared to $41.2 million for the year ended December 31, 2013. Impaired loans increased by approximately $8.7 million from December 31, 2013 to June 30, 2014, primarily due to the deteriorating financial condition of two large commercial relationships. The Company’s balance of impaired loans remains elevated over historical levels as a result of the continued challenging economic conditions which have significantly increased unemployment, reduced profitability of local businesses, and reduced the ability of many of our customers to keep their loans current.

The following table presents the balances of TDRs at June 30, 2014 and December 31, 2013:

Table 10: Troubled Debt Restructurings (TDRs)
	June 30,	December 31,
(dollars in thousands)	2014	2013	Change $	Change %

Performing TDRs	$16,383	$16,026	$357	2.2%
Nonperforming TDRs*	3,963	4,188	(225)	-5.4%
Total TDRs	$20,346	$20,214	$132	0.7%

* Included in nonaccrual loans in Table 7: Nonperforming Assets.

At the time of a TDR, the loan is placed on nonaccrual status. A loan may be returned to accrual status if the borrower has demonstrated a sustained period of repayment performance (typically six months) in accordance with the contractual terms of the loan and there is reasonable assurance the borrower will continue to make payments as agreed.

Financial Condition

Summary

At June 30, 2014, the Company had total assets of $1.06 billion, an increase of $29.0 million or 2.8% from $1.03 billion at December 31, 2013. The increase in total assets was principally the result of increases in restricted securities, loans, short-term borrowings and shareholders’ equity, and partially offset by decreases in cash and short-term investments, interest bearing deposits with banks, investment securities, deferred income taxes and interest-bearing deposits.

Table 11: Balance Sheet Changes
	June 30,	December 31,
(dollars in thousands)	2014	2013	Change $	Change %
Total assets	$1,056,083	$1,027,074	$29,009	2.8%
Cash and short-term investments	12,960	13,944	(984)	-7.1%
Interest bearing deposits with banks	3,603	5,402	(1,799)	-33.3%
Securities available for sale, at fair value	227,632	234,935	(7,303)	-3.1%
Securities held to maturity, at carrying value	34,077	35,495	(1,418)	-4.0%
Restricted securities, at cost	7,230	5,549	1,681	30.3%
Total loans	697,993	657,197	40,796	6.2%
Deferred income taxes, net	15,530	18,937	(3,407)	-18.0%
Other real estate owned, net	601	800	(199)	-24.9%
Bank owned life insurance	21,432	21,158	274	1.3%
Total deposits	821,526	834,462	(12,936)	-1.6%
Total borrowings	90,552	55,259	35,293	63.9%
Total shareholders' equity	140,760	132,949	7,811	5.9%

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Investment Securities

The investment portfolio plays a primary role in the management of the Company’s interest rate sensitivity. In addition, the portfolio serves as a source of liquidity and is used as needed to meet collateral requirements, such as those related to secure public deposits, balances with the Reserve Bank and repurchase agreements. The investment portfolio consists of held to maturity and available for sale securities. We classify securities as available for sale or held to maturity based on our investment strategy and management’s assessment of our intent and ability to hold the securities until maturity. Management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Company has the ability at the time of purchase to hold the investment securities to maturity, they are classified as investment securities held to maturity and are stated at amortized cost, adjusted for amortization of premiums and accretion of discounts using the interest method. Investment securities which the Company may not hold to maturity are classified as investment securities available for sale, as management has the intent and ability to hold such investment securities for an indefinite period of time, but not necessarily to maturity. Securities available for sale may be sold in response to changes in market interest rates, changes in prepayment risk, increases in loan demand, general liquidity needs and other similar factors and are carried at estimated fair value.

Table 12: Investment Securities
	June 30,	December 31,
(dollars in thousands)	2014	2013	Change $	Change %

Available for Sale (at Estimated Fair Value):
Obligations of U.S. Government agencies	$14,075	$13,390	$685	5.1%
SBA Pool securities	84,426	86,035	(1,609)	-1.9%
Agency mortgage-backed securities	30,487	35,254	(4,767)	-13.5%
Agency CMO securities	43,292	41,378	1,914	4.6%
Non agency CMO securities	1,037	1,306	(269)	-20.6%
State and political subdivisions	53,391	56,342	(2,951)	-5.2%
Pooled trust preferred securities	748	749	(1)	-0.1%
FNMA and FHLMC preferred stock	176	481	(305)	-63.4%
Total	$227,632	$234,935	$(7,303)	-3.1%

	June 30,	December 31,
(dollars in thousands)	2014	2013	Change $	Change %

Held to Maturity (at Carrying Value):
Agency CMO securities	$12,256	$12,500	$(244)	-2.0%
State and political subdivisions	21,821	22,995	(1,174)	-5.1%
Total	$34,077	$35,495	$(1,418)	-4.0%

Total investment securities were $261.7 million at June 30, 2014, reflecting a decrease of $8.7 million or 3.2% from $270.4 million at December 31, 2013. The available for sale portfolio had an unrealized (loss), net of tax benefit, of ($3.7) million at June 30, 2014 compared with an unrealized (loss), net of tax benefit, of ($7.8) million at December 31, 2013. These unrealized (losses) as of June 30, 2014 are principally due to financial market conditions for these types of investments, particularly changes in interest rates, which rose during 2013 causing bond prices to decline and was partially offset by a decrease in interest rates, specifically in the middle and long-end of the yield curve, during the first six months of 2014 which has caused bond prices to rise and thereby reduce the amount of unrealized losses.

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The decrease in the investment portfolio during the first six months of 2014 was the result of our continued effort to restructure the composition of our securities portfolio. These decreases were partially offset by the result of mark-to-market adjustments related to decreases to the mid to long term interest rate curve during the first six months of 2014. Net unrealized losses on available for sale investment securities were $5.6 million at June 30, 2014, compared to net unrealized losses of $11.8 million at December 31, 2013. Management continues to restructure the composition of our securities portfolio to strategically deploy excess cash into available for sale investment securities as investment opportunities are available; however, due to relatively scarce suitable investment opportunities, a portion of our excess funding remains in lower yielding interest bearing deposits with banks. During 2013 and during the first six months of 2014, management continued to allocate a greater portion of the investment portfolio to SBA Pool securities. The SBA Pool securities are modified mortgage pass-through securities that are assembled using the guaranteed portion of SBA loans and as such are unconditionally guaranteed as to principal and accrued interest by the U.S. government. Management continues to invest in these SBA Pool securities because they qualify under current risk-weighting regulations as 0% risk weighted assets, which more efficiently uses capital to produce a reasonable rate of return. Approximately 36.5% of the SBA Pool securities are adjustable rate products which will assist the Company with mitigating interest rate risk. In addition, for liquidity planning purposes, these securities provide an investment that may be pledged as collateral to secure public deposits, balances with the Reserve Bank and repurchase agreements. As part of our overall asset/liability management strategy, we are targeting our investment portfolio to be approximately 20% of our total assets. As of June 30, 2014 and December 31, 2013, our investment portfolio was 24.8% and 26.3%, respectively, of total assets.

Loans

The Company offers an array of lending and credit services to customers including mortgage, commercial and consumer loans. A substantial portion of the loan portfolio is represented by commercial and residential mortgage loans in our market area. The ability of our debtors to honor their contracts is dependent upon the real estate and general economic conditions in our market area. The loan portfolio is the largest component of earning assets and accounts for the greatest portion of total interest income. Total loans were $698.0 million at June 30, 2014, an increase of approximately $40.8 million or 6.2% from $657.2 million at December 31, 2013. The following table sets forth the composition of the Company’s loan portfolio at the dates indicated.

Table 13: Loan Portfolio
	June 30,	December 31,
(dollars in thousands)	2014	2013	Change $	Change %

Commercial, industrial and agricultural	$56,991	$53,673	$3,318	6.2%
Real estate - one to four family residential:
Closed end first and seconds	240,805	218,472	22,333	10.2%
Home equity lines	97,572	99,839	(2,267)	-2.3%
Total real estate - one to four family residential	338,377	318,311	20,066	6.3%
Real estate - multifamily residential	19,932	18,077	1,855	10.3%
Real estate - construction:
One to four family residential	17,168	16,169	999	6.2%
Other construction, land development and other land	24,827	21,690	3,137	14.5%
Total real estate - construction	41,995	37,859	4,136	10.9%
Real estate - farmland	7,207	8,172	(965)	-11.8%
Real estate - non-farm, non-residential:
Owner occupied	128,322	126,569	1,753	1.4%
Non-owner occupied	75,804	74,831	973	1.3%
Total real estate - non-farm, non-residential	204,126	201,400	2,726	1.4%
Consumer	15,125	16,782	(1,657)	-9.9%
Other	14,240	2,923	11,317	387.2%
Total loans	$697,993	$657,197	$40,796	6.2%

The increase in loans was primarily due to the purchase of $27.2 million in performing one-to-four family mortgage loans in the first quarter of 2014 and the origination of a line of credit to fund loan originations through Southern Trust Mortgage, LLC (balance of $11.6 million as of June 30, 2014 that is included in other loans) in the second quarter of 2014, and partially offset by the impacts of weak loan demand in the Bank’s markets, the natural amortization of the portfolio, additional charge-offs and payment curtailments on outstanding credits.

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Deposits

The Company’s predominant source of funds is depository accounts. The Company’s deposit base, which is provided by individuals and businesses located within the communities served, is comprised of demand deposits, savings and money market accounts, and time deposits. The Company augments its deposit base through conservative use of brokered deposits, including through the Certificate of Deposit Account Registry Service program (“CDARS”). The Company’s balance sheet growth is largely determined by the availability of deposits in its markets, the cost of attracting the deposits and the prospects of profitably utilizing the available deposits by increasing the loan or investment portfolios.

Total deposits were $821.5 million as of June 30, 2014, a decrease of approximately $12.9 million or 1.6% from $834.5 million as of December 31, 2013. The following table sets forth the composition of the Company’s deposits at the dates indicated.

Table 14: Deposits
	June 30,	December 31,
(dollars in thousands)	2014	2013	Change $	Change %
Noninterest-bearing deposits	$139,066	$126,861	$12,205	9.6%

Interest-bearing deposits:
Demand deposits	$257,621	$272,343	$(14,722)	-5.4%
Money market deposits	111,035	121,491	(10,456)	-8.6%
Savings deposits	88,827	89,577	(750)	-0.8%
Time deposits	224,977	224,190	787	0.4%
Total interest-bearing deposits	$682,460	$707,601	$(25,141)	-3.6%

During the first six months of 2014, the Company continued to see a shift from interest-bearing retail time deposits to lower cost non-maturity noninterest-bearing retail deposits as our consumers are willing to forego the yield on longer-term products in order to have more readily available access to their funds. The Company believes the increase in our noninterest-bearing deposits during the six months ended June 30, 2014 is primarily the result of customers seeking the liquidity and safety of deposit accounts in light of the weak economic recovery in our markets and continuing economic uncertainty in general. The Company saw a reduction in interest-bearing retail deposits, including those to counties and municipalities that were driven primarily by changes in the timing of cyclical deposit activity from the end of 2013 and into the first quarter of 2014. While the Company believes that it offers competitive interest rates on all deposit products and competitive features on deposit products, the continued weak loan demand, coupled with our ongoing deposit re-pricing strategy, have allowed for some deposit attrition particularly from depositors seeking higher yields at our competitors or from other investment vehicles. At June 30, 2014 and December 31, 2013, the Company had $30.4 million and $21.2 million in brokered certificates of deposits, and these deposits supported the slight growth in the Company’s time deposit portfolio during the first six months of 2014. The interest rates paid on these deposits are consistent, if not lower, than the market rates offered in our local area. Amounts included in these brokered certificates of deposits also include deposits under the CDARS program.

Borrowings

The Company’s ability to borrow funds through non-deposit sources provides additional flexibility in meeting the liquidity needs of customers while enhancing its cost of funds structure. Total borrowings were $90.6 million at June 30, 2014, an increase of approximately $35.3 million or 63.9% from $55.3 million at December 31, 2013. The significant increase in borrowings was primarily driven by the necessity to fund the purchase of $27.2 million in performing one-to-four family mortgage loans during the first quarter of 2014 and the origination of a line of credit to fund loan originations to Southern Trust Mortgage, LLC (balance of $11.6 million as of June 30, 2014) in the second quarter of 2014 through short-term FHLB advances. The Company will continue to consider lower cost, short-term borrowings as a favorable funding option and may use these funding sources in connection with executing the Company’s strategic initiatives during the remainder of 2014 and into 2015.

Off-Balance Sheet Arrangements

As of June 30, 2014, there have been no material changes to the off-balance sheet arrangements disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

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Contractual Obligations

As of June 30, 2014, there have been no material changes outside the ordinary course of business to the contractual obligations disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Liquidity

Liquidity represents an institution’s ability to meet present and future financial obligations, including through the sale of existing assets or the acquisition of additional funds through short-term borrowings. Our liquidity is provided from cash and due from banks, interest bearing deposits with other banks, federal funds sold, repayments from loans, sales of loans, increases in deposits, lines of credit from the FHLB and three correspondent banks, sales of investments, interest and dividend payments received from investments and maturing investments. Our ability to maintain sufficient liquidity may be affected by numerous factors, including economic conditions nationally and in our markets and available borrowing capacity under certain of our borrowing sources. Depending on our liquidity levels, our capital position, conditions in the capital markets and other factors, we may from time to time consider the issuance of debt, equity or other securities, or other possible capital market transactions, the proceeds of which could provide additional liquidity for operations.

The 2013 Capital Initiative added $50.0 million of gross proceeds to the Company’s liquidity. The Company deployed a portion of these proceeds during the third quarter of 2013 to execute certain of the Company’s strategic initiatives including the prepayment of higher rate long-term FHLB advances and the accelerated resolution and disposition of adversely classified assets. The Company expects to continue deploying a portion of these proceeds to execute additional business initiatives during 2014. For more information see “Strategic Initiatives and Pending Acquisition of Virginia Company Bank” in this Item 2.

As a result of our management of liquid assets and our ability to generate liquidity through liability funding, we believe that we maintain overall liquidity to satisfy our depositors’ requirements and to meet customers’ credit needs. We also take into account any liquidity needs generated by off-balance sheet transactions such as commitments to extend credit, commitments to purchase securities and standby letters of credit.

We monitor and plan our liquidity position for future periods. Liquidity strategies are implemented and monitored by our Asset/Liability Committee.

Cash, cash equivalents and federal funds sold totaled $16.6 million as of June 30, 2014 compared to $19.3 million as of December 31, 2013. At June 30, 2014, cash, cash equivalents, federal funds sold and unpledged securities available for sale were $224.8 million or 21.3% of total assets, compared to $203.8 million or 19.8% of total assets at December 31, 2013.

As disclosed in the Company’s consolidated statement of cash flows, net cash provided by operating activities was $4.9 million, net cash used in investing activities was $30.0 million and net cash provided by financing activities was $22.3 million for the six months ended June 30, 2014. Combined, this contributed to a $2.8 million decrease in cash and cash equivalents for the six months ended June 30, 2014.

The Company maintains access to short-term funding sources as well, including federal funds lines of credit with three correspondent banks up to $40.0 million and the ability to borrow from the FHLB up to $212.0 million. The Company has no reason to believe these arrangements will not be renewed at maturity. Additional loans and securities are available that can be pledged as collateral for future borrowings from the FHLB above the current lendable collateral value.

Certificates of deposit of $100,000 or more, maturing in one year or less, totaled $67.7 million at June 30, 2014. Certificates of deposit of $100,000 or more, maturing in more than one year, totaled $50.3 million at June 30, 2014.

As of June 30, 2014, and other than referenced in this Quarterly Report on Form 10-Q, the Company was not aware of any other known trends, events or risks that have or are reasonably likely to have a material impact on our liquidity. As of June 30, 2014, the Company has no material commitments or long-term debt for capital expenditures.

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Capital Resources

The assessment of capital adequacy depends on such factors as asset quality, liquidity, earnings performance, and changing competitive conditions and economic forces. The Company regularly reviews the adequacy of the Company’s capital. The Company maintains a capital structure that it believes will assure an adequate level of capital to support anticipated asset growth and to absorb potential losses.

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on our financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, banks must meet specific capital guidelines that involve quantitative measures of the bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components (such as interest rate risk), risk weighting, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require that the Bank maintain minimum amounts and ratios of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of June 30, 2014, the Bank meets all capital adequacy requirements to which it is subject.

As of June 30, 2014, the Bank was categorized as “well capitalized,” the highest level of capital adequacy. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios. The Company’s and the Bank’s actual capital ratios as of June 30, 2014 and December 31, 2013 are presented under Item 1. “Financial Statements,” under the heading “Note 13. Capital Requirements.”

In July 2013, the federal bank regulatory agencies adopted rules to implement the Basel III capital framework and for calculating risk-weighted assets, as modified by the U.S. federal bank regulators. The Basel III Capital Rules are effective for the Company and the Bank on January 1, 2015 (subject to a phase-in period for certain portions of the new rules). For a summary of these final rules, see Part I, Item 1 under the heading “Regulation and Supervision – Capital Requirements” included in the 2013 Form 10-K.

Cash Dividends

The Bank, as a Virginia banking corporation, may pay dividends only out of retained earnings. In addition, regulatory authorities may limit payment of dividends by any bank, when it is determined that such limitation is in the public interest and necessary to ensure financial soundness of the bank. Regulatory agencies place certain restrictions on dividends paid and loans or advances made by the Bank to the Company. The amount of dividends the Bank may pay to the Company, without prior approval, is limited to current year earnings plus retained net profits for the two preceding years. For the six months ended June 30, 2014 and 2013, no cash dividends have been paid from the Bank to the Company.

For the six months ended June 30, 2014 and 2013, the Company paid out no cash dividends to common or preferred shareholders.

The Company’s Board of Directors determines whether to declare dividends and the amount of any dividends declared. Such determinations by the Board take into account the Company’s financial condition, results of operations and other relevant factors, including any relevant regulatory restrictions.

On May 15, 2014, the Company deferred its fourteenth consecutive dividend on the Series A Preferred Stock. Deferral of dividends on the Series A Preferred Stock does not constitute an event of default.  Dividends on the Series A Preferred Stock are, however, cumulative, and the Company has accumulated the dividends in accordance with the terms of the Series A Preferred Stock and U.S. GAAP and reflected the accumulated dividends as a portion of the effective dividend on Series A Preferred Stock on the consolidated statements of income.  As of June 30, 2014, the Company had accumulated $4.7 million for dividends on the Series A Preferred Stock. In addition, because dividends on the Series A Preferred Stock have not been paid for more than six quarters, the authorized number of directors on the Company’s Board of Directors has increased by two, and the holders of the Series A Preferred Stock have the right, voting as a class, to elect two directors to the Company’s Board of Directors at any annual meeting (or a special meeting called for that purpose) until all owed and unpaid dividends on the Series A Preferred Stock have been paid. To date, the holders of the Series A Preferred Stock have not yet exercised this right.

On July 24, 2014 the Company declared $5.5 million of current and all deferred but accumulated dividends on its Series A Preferred Stock, payable on August 15, 2014. During May 2014, the Company announced its intent to repay up to $15.0 million of the Company’s Series A Preferred Stock originally issued to the Treasury through TARP. The Company plans to effectuate a portion of this repayment through one or more transactions during the second half of 2014.

67

The Parent and the Bank were subject to additional limitations and regulatory restrictions and could not declare or pay dividends to shareholders (including any payments by the Parent on its trust preferred debt) under the terms of the Written Agreement and the MOU, when such agreements were effective. The MOU was terminated effective March 13, 2014. Additional information about the Written Agreement and the MOU can be found under Item 1. “Financial Statements,” under the heading “Note 14. Regulatory Agreements.”

Effects of Inflation

The effect of changing prices on financial institutions is typically different from other industries as the Company’s assets and liabilities are monetary in nature. The primary effect of inflation on the Company’s operations is reflected in increased operating costs. In management’s opinion, changes in interest rates affect the financial condition of a financial institution to a far greater degree than changes in the inflation rate. While interest rates are significantly impacted by changes in the inflation rate, they do not necessarily change at the same time or in the same magnitude as the inflation rate.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

There have been no significant changes from the quantitative and qualitative disclosures made in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Item 4. Controls and Procedures

The Company’s management, including the Company’s Chief Executive Officer and the Chief Financial Officer, has evaluated the effectiveness of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on that evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that the Company’s disclosure controls and procedures were effective as of June 30, 2014 to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that such information is accumulated and communicated to the Company’s management, including the Company’s principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that the Company’s disclosure controls and procedures will detect or uncover every situation involving the failure of persons within the Company or its subsidiary to disclose material information required to be set forth in the Company’s periodic reports.

Management of the Company is also responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). There were no changes in the Company’s internal control over financial reporting during the Company’s second quarter ended June 30, 2014 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

68

PART II - OTHER INFORMATION

Item 1. Legal Proceedings

In the ordinary course of operations, the Company and its subsidiaries may become a party to legal proceedings, or property of the Company or its subsidiaries may become subject to legal proceedings. As of June 30, 2014 and based on information currently available, there are no pending legal proceedings to which the Company, or any of its subsidiaries, is a party or to which the property of the Company or any of its subsidiaries is subject that, in the opinion of management, may materially impact the financial condition of the Company.

Item 1A. Risk Factors

There have been no material changes in the risk factors faced by the Company from those disclosed under Part I, Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. These risk factors could materially affect our business, financial condition or future results.  Additional risks not presently known to us, or that we currently deem immaterial, may also adversely affect our business, financial condition or results of operations.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

In January 2001, the Company announced a stock repurchase program by which management was authorized to repurchase up to 300,000 shares of the Company’s common stock. This plan was amended in 2003 and the number of shares by which management is authorized to repurchase is up to 5% of the outstanding shares of the Company’s common stock on January 1 of each year. There is no stated expiration date for the program. During the six months ended June 30, 2014, the Company did not repurchase any of its common stock.

In connection with the MOU with the Reserve Bank and the Bureau, as previously described, the Company was subject to additional limitations and regulatory restrictions and could not purchase or redeem shares of its stock without prior regulatory approval. The MOU was terminated effective March 13, 2014.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

None.

Item 5. Other Information

None.

69

Item 6. Exhibits

2.1

Agreement and Plan of Reorganization, dated as of May 29, 2014 by and among Eastern Virginia Bankshares, Inc., EVB and Virginia Company Bank (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed May 30, 2014).

3.1	Amended and Restated Articles of Incorporation of Eastern Virginia Bankshares, Inc., effective December 29, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed March 10, 2009).
3.1.1	Articles of Amendment to the Articles of Incorporation of Eastern Virginia Bankshares, Inc., effective January 6, 2009 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 13, 2009).
3.1.2	Articles of Amendment to the Articles of Incorporation of Eastern Virginia Bankshares, Inc., effective June 10, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 14, 2013).
3.2	Bylaws of Eastern Virginia Bankshares, Inc., as amended June 4, 2013 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed June 14, 2013).
31.1	Rule 13a-14(a) Certification of Chief Executive Officer.
31.2	Rule 13a-14(a) Certification of Chief Financial Officer.
32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350.
32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350.
101	The following materials from Eastern Virginia Bankshares, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, formatted in XBRL (Extensible Business Reporting Language), filed herewith: (i) Consolidated Balance Sheets (unaudited), (ii) Consolidated Statements of Income (unaudited), (iii) Consolidated Statements of Comprehensive Income (Loss) (unaudited), (iv) Consolidated Statements of Shareholders’ Equity (unaudited), (v) Consolidated Statements of Cash Flows (unaudited), and (vi) Notes to the Interim Consolidated Financial Statements (unaudited).

70

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eastern Virginia Bankshares, Inc.
(Registrant)

Date:	August 14, 2014	/s/ Joe A. Shearin
Joe A. Shearin
President and Chief Executive Officer
(Principal Executive Officer)

Date:	August 14, 2014	/s/ J. Adam Sothen
J. Adam Sothen
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

71

Exhibit 31.1

CERTIFICATION

I, Joe A. Shearin, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Eastern Virginia Bankshares, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 14, 2014
/s/ Joe A. Shearin
Joe A. Shearin
President and Chief Executive Officer

Exhibit 31.2

CERTIFICATION

I, J. Adam Sothen, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Eastern Virginia Bankshares, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 14, 2014
/s/ J. Adam Sothen
J. Adam Sothen
Executive Vice President and Chief Financial Officer

Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) I, Joe A. Shearin, as the President and Chief Executive Officer of Eastern Virginia Bankshares, Inc., certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2014, which accompanies this certification, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Eastern Virginia Bankshares, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Dated: August 14, 2014
/s/ Joe A. Shearin
Joe A. Shearin
President and Chief Executive Officer

Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) I, J. Adam Sothen, as the Executive Vice President and Chief Financial Officer of Eastern Virginia Bankshares, Inc., certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2014, which accompanies this certification, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Eastern Virginia Bankshares, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Dated: August 14, 2014
/s/ J. Adam Sothen
J. Adam Sothen
Executive Vice President and Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2014

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ___________ to __________

Commission File Number: 000-23565

EASTERN VIRGINIA BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

VIRGINIA	54-1866052
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

(804) 443-8400

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).       Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The number of shares of the registrant’s Common Stock outstanding as of November 11, 2014 was 11,910,867.

EASTERN VIRGINIA BANKSHARES, INC.

1

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

Eastern Virginia Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands, except share and per share amounts)

	September 30, 2014	December 31, 2013
	(unaudited)
Assets:
Cash and due from banks	$12,472	$13,944
Interest bearing deposits with banks	3,766	5,402
Securities available for sale, at fair value	218,637	234,935
Securities held to maturity, at carrying value (fair value of $34,021 and $34,521, respectively)	33,333	35,495
Restricted securities, at cost	7,126	5,549
Loans, net of allowance for loan losses of $14,141 and $14,767, respectively	692,249	642,430
Deferred income taxes, net	14,265	18,937
Bank premises and equipment, net	21,439	21,446
Accrued interest receivable	3,857	3,893
Other real estate owned, net of valuation allowance of $64 and $254, respectively	485	800
Goodwill	15,970	15,970
Bank owned life insurance	21,573	21,158
Other assets	7,584	7,115
Total assets	$1,052,756	$1,027,074

Liabilities and Shareholders' Equity:
Liabilities
Noninterest-bearing demand accounts	$143,462	$126,861
Interest-bearing deposits	678,010	707,601
Total deposits	821,472	834,462
Federal funds purchased and repurchase agreements	3,620	3,009
Short-term borrowings	76,455	41,940
Trust preferred debt	10,310	10,310
Accrued interest payable	298	1,324
Other liabilities	2,814	3,080
Total liabilities	914,969	894,125

Shareholders' Equity
Preferred stock, $2 par value per share, authorized 10,000,000 shares, issued and outstanding:
Series A; $1,000 stated value per share, 24,000 shares fixed rate cumulative perpetual preferred	24,000	24,000
Series B; 5,240,192 shares non-voting mandatorily convertible non-cumulative preferred	10,480	10,480
Common stock, $2 par value per share, authorized 50,000,000 shares, issued and outstanding 11,868,367 and 11,862,367 including 58,400 and 73,500 nonvested shares in 2014 and 2013, respectively	23,620	23,578
Surplus	42,751	42,697
Retained earnings	39,024	39,581
Warrant	1,481	1,481
Accumulated other comprehensive loss, net	(3,569)	(8,868)
Total shareholders' equity	137,787	132,949

Total liabilities and shareholders' equity	$1,052,756	$1,027,074

The accompanying notes are an integral part of the consolidated financial statements.

2

Eastern Virginia Bankshares, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended
	September 30,
	2014	2013
Interest and Dividend Income
Interest and fees on loans	$8,623	$8,926
Interest on investments:
Taxable interest income	1,185	1,296
Tax exempt interest income	180	212
Dividends	91	83
Interest on deposits with banks	5	35
Total interest and dividend income	10,084	10,552

Interest Expense
Deposits	995	1,118
Federal funds purchased and repurchase agreements	5	5
Short-term borrowings	39	12
Long-term borrowings	-	597
Trust preferred debt	82	89
Total interest expense	1,121	1,821
Net interest income	8,963	8,731
Provision for Loan Losses	-	350
Net interest income after provision for loan losses	8,963	8,381
Noninterest Income
Service charges and fees on deposit accounts	825	847
Debit/credit card fees	383	391
Gain on sale of available for sale securities, net	7	-
Gain on sale of bank premises and equipment	-	223
Other operating income	390	334
Total noninterest income	1,605	1,795
Noninterest Expenses
Salaries and employee benefits	4,652	4,418
Occupancy and equipment expenses	1,286	1,333
Telephone	207	293
FDIC expense	121	225
Consultant fees	250	268
Collection, repossession and other real estate owned	49	195
Marketing and advertising	181	132
Loss on sale of other real estate owned	51	668
Impairment losses on other real estate owned	-	437
Loss on extinguishment of debt	-	11,453
Other operating expenses	1,831	1,133
Total noninterest expenses	8,628	20,555
Income (loss) before income taxes	1,940	(10,379)
Income Tax Expense (Benefit)	658	(3,733)
Net Income (Loss)	$1,282	$(6,646)
Effective dividend on Series A Preferred Stock	540	376

Net income (loss) available to common shareholders	$742	$(7,022)
Income (loss) per common share: basic	$0.06	$(0.60)
Income (loss) per common share: diluted	$0.04	$(0.60)

The accompanying notes are an integral part of the consolidated financial statements.

3

Eastern Virginia Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss) (unaudited)

(dollars in thousands)

	Three Months Ended
	September 30,
	2014	2013
Net income (loss)	$1,282	$(6,646)
Other comprehensive income (loss), net of tax:
Unrealized securities gains (losses) arising during period (net of tax, $577 and ($1,473), respectively)	1,120	(2,858)
Amortization of unrealized losses on securities transferred from available for sale to held to maturity (net of tax, $32 and $0, respectively)	63	-
Less: reclassification adjustment for securities gains included in net income (loss) (net of tax, $2 and $0, respectively)	(5)	-
Other comprehensive income (loss)	1,178	(2,858)
Comprehensive income (loss)	$2,460	$(9,504)

The accompanying notes are an integral part of the consolidated financial statements.

4

Eastern Virginia Bankshares, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

(dollars in thousands, except per share amounts)

	Nine Months Ended
	September 30,
	2014	2013
Interest and Dividend Income
Interest and fees on loans	$25,735	$26,934
Interest on investments:
Taxable interest income	4,030	4,025
Tax exempt interest income	597	451
Dividends	282	252
Interest on deposits with banks	13	100
Total interest and dividend income	30,657	31,762

Interest Expense
Deposits	2,960	3,618
Federal funds purchased and repurchase agreements	15	15
Short-term borrowings	110	12
Long-term borrowings	-	2,958
Trust preferred debt	258	263
Total interest expense	3,343	6,866
Net interest income	27,314	24,896
Provision for Loan Losses	250	1,550
Net interest income after provision for loan losses	27,064	23,346
Noninterest Income
Service charges and fees on deposit accounts	2,484	2,342
Debit/credit card fees	1,070	1,099
Gain on sale of available for sale securities, net	496	525
Gain on sale of bank premises and equipment	5	249
Other operating income	1,081	978
Total noninterest income	5,136	5,193
Noninterest Expenses
Salaries and employee benefits	13,986	12,713
Occupancy and equipment expenses	3,872	3,860
Telephone	629	858
FDIC expense	758	1,408
Consultant fees	872	697
Collection, repossession and other real estate owned	205	447
Marketing and advertising	618	612
Loss on sale of other real estate owned	66	823
Impairment losses on other real estate owned	11	580
Loss on extinguishment of debt	-	11,453
Other operating expenses	4,308	3,265
Total noninterest expenses	25,325	36,716
Income (loss) before income taxes	6,875	(8,177)
Income Tax Expense (Benefit)	1,942	(3,284)
Net Income (Loss)	$4,933	$(4,893)
Effective dividend on Series A Preferred Stock	1,599	1,128

Net income (loss) available to common shareholders	$3,334	$(6,021)
Income (loss) per common share: basic	$0.28	$(0.72)
Income (loss) per common share: diluted	$0.19	$(0.72)

The accompanying notes are an integral part of the consolidated financial statements.

5

Eastern Virginia Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss) (unaudited)

(dollars in thousands)

	Nine Months Ended
	September 30,
	2014	2013
Net income (loss)	$4,933	$(4,893)
Other comprehensive income (loss), net of tax:
Unrealized securities gains (losses) arising during period (net of tax, $2,825 and ($4,665), respectively)	5,484	(9,055)
Amortization of unrealized losses on securities transferred from available for sale to held to maturity (net of tax, $73 and $0, respectively)	143	-
Less: reclassification adjustment for securities gains included in net income (loss) (net of tax, $168 and $179, respectively)	(328)	(346)
Other comprehensive income (loss)	5,299	(9,401)
Comprehensive income (loss)	$10,232	$(14,294)

The accompanying notes are an integral part of the consolidated financial statements.

6

Eastern Virginia Bankshares, Inc. and Subsidiaries

Consolidated Statements of Shareholders’ Equity (unaudited)

For the Nine Months Ended September 30, 2014 and 2013

(dollars in thousands)

						Accumulated
		Preferred	Preferred			Other
	Common	Stock	Stock		Retained	Comprehensive
	Stock	Series A (1)	Series B	Surplus	Earnings	Income (Loss)	Total
Balance, December 31, 2012	$12,060	$25,177	$-	$19,521	$42,517	$436	$99,711
Net (loss)					(4,893)		(4,893)
Other comprehensive (loss)						(9,401)	(9,401)
Preferred stock discount		228			(228)		-
Stock based compensation				21			21
Director stock grant	12			20			32
Restricted common stock vested	1			(1)			-
Issuance of common stock in private placements and rights offering	11,498			12,105			23,603
Issuance of preferred stock in private placements	-	-	10,480	11,080	-	-	21,560
Balance, September 30, 2013	$23,571	$25,405	$10,480	$42,746	$37,396	$(8,965)	$130,633

Balance, December 31, 2013	$23,578	$25,481	$10,480	$42,697	$39,581	$(8,868)	$132,949
Net income					4,933		4,933
Other comprehensive income						5,299	5,299
Cash dividends - preferred					(5,490)		(5,490)
Stock based compensation				58			58
Director stock grant	12			26			38
Restricted common stock vested	30	-	-	(30)	-	-	-
Balance, September 30, 2014	$23,620	$25,481	$10,480	$42,751	$39,024	$(3,569)	$137,787

(1) For the purposes of this table, Preferred Stock Series A includes the effect of the warrant issued in connection with the sale of the Series A Preferred Stock and the discount on such preferred stock.

The accompanying notes are an integral part of the consolidated financial statements.

7

Eastern Virginia Bankshares, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Nine Months Ended
	September 30,
	2014	2013
Operating Activities:
Net income (loss)	$4,933	$(4,893)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for loan losses	250	1,550
Depreciation and amortization	1,581	1,566
Stock based compensation	58	21
Net amortization of premiums and accretion of discounts on investment securities, net	2,551	3,246
(Gain) realized on securities available for sale transactions, net	(496)	(525)
(Gain) on sale of bank premises and equipment	(5)	(249)
Loss on sale of other real estate owned	66	823
Impairment losses on other real estate owned	11	580
Loss on LLC investments	70	66
Deferred income taxes	1,943	(3,283)
Net change in:
Accrued interest receivable	36	109
Other assets	(954)	(120)
Accrued interest payable	(1,026)	(420)
Other liabilities	(266)	(259)
Net cash provided by (used in) operating activities	8,752	(1,788)
Investing Activities:
Purchase of securities available for sale	(17,837)	(63,708)
Purchase of restricted securities	(6,841)	(1,343)
Purchases of bank premises and equipment	(1,574)	(1,485)
Purchases of bank owned life insurance	-	(10,000)
Net change in loans	(50,378)	15,374
Proceeds from:
Maturities, calls, and paydowns of securities available for sale	14,899	21,806
Maturities, calls, and paydowns of securities held to maturity	1,875	-
Sales of securities available for sale	25,496	32,393
Sale of restricted securities	5,264	4,444
Sale of bank premises and equipment	5	296
Sale of other real estate owned	547	3,816
Net cash (used in) provided by investing activities	(28,544)	1,593
Financing Activities:
Net change in:
Demand, interest-bearing demand and savings deposits	(7,328)	10,938
Time deposits	(5,662)	(22,294)
Federal funds purchased and repurchase agreements	611	828
Short-term borrowings	34,515	55,289
Long-term borrowings	-	(117,500)
Director stock grant	38	32
Dividends paid - preferred	(5,490)	-
Net proceeds from issuance of common stock in private placements and rights offering	-	23,603
Net proceeds from issuance of preferred stock in private placements	-	21,560
Net cash provided by (used in) financing activities	16,684	(27,544)
Net (decrease) in cash and cash equivalents	(3,108)	(27,739)
Cash and cash equivalents, January 1	19,346	46,599
Cash and cash equivalents, September 30	$16,238	$18,860
Supplemental disclosure:
Interest paid	$4,369	$7,286
Supplemental disclosure of noncash investing and financing activities:
Unrealized gains (losses) on securities available for sale	$7,813	$(14,245)
Loans transferred to other real estate owned	$(309)	$(1,675)

The accompanying notes are an integral part of the consolidated financial statements.

8

EASTERN VIRGINIA BANKSHARES, INC. AND SUBSIDIARIES

Notes to the Interim Consolidated Financial Statements

(unaudited)

Note 1. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying unaudited consolidated financial statements of Eastern Virginia Bankshares, Inc. (the “Parent”) and its subsidiaries, EVB Statutory Trust I (the “Trust”), and EVB (the “Bank”) and its subsidiaries, are in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q adopted by the Securities and Exchange Commission (“SEC”). Accordingly, these financial statements do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. Operating results for the three and nine months ended September 30, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014. These interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”).

The accompanying unaudited consolidated financial statements include the accounts of the Parent, the Bank and its subsidiaries, collectively referred to as the “Company.” All significant intercompany balances and transactions have been eliminated in consolidation. In addition, the Parent owns the Trust which is an unconsolidated subsidiary. The subordinated debt owed to the Trust is reported as a liability of the Parent.

Nature of Operations

Eastern Virginia Bankshares, Inc. is a bank holding company headquartered in Tappahannock, Virginia that was organized and chartered under the laws of the Commonwealth of Virginia on September 5, 1997 and commenced operations on December 29, 1997. The Company conducts its primary operations through its wholly-owned bank subsidiary, EVB. Two of EVB’s three predecessor banks, Bank of Northumberland, Inc. and Southside Bank, were established in 1910. The third bank, Hanover Bank, was established as a de novo bank in 2000. In April 2006, these three banks were merged and the surviving bank was re-branded as EVB. The Bank provides a full range of banking and related financial services to individuals and businesses through its network of retail branches. With twenty-one retail branches, the Bank serves diverse markets that primarily are in the counties of Essex, Gloucester, Hanover, Henrico, King and Queen, King William, Lancaster, Middlesex, New Kent, Richmond, Northumberland, Southampton, Surry, Sussex and the City of Colonial Heights. The Bank operates under a state bank charter and as such is subject to regulation by the Virginia State Corporation Commission Bureau of Financial Institutions (the “Bureau”) and the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

The Bank owns EVB Financial Services, Inc., which in turn has a 100% ownership interest in EVB Investments, Inc. EVB Investments, Inc. is a full-service brokerage firm offering a comprehensive range of investment services. On May 15, 2014, the Bank acquired a 4.9% ownership interest in Southern Trust Mortgage, LLC. Pursuant to an independent contractor agreement with Southern Trust Mortgage, LLC, the Company advises and consults with Southern Trust Mortgage, LLC and facilitates the marketing and brand recognition of their mortgage business. In addition, the Company provides Southern Trust Mortgage, LLC with offices at five retail branches in the Company’s market area and access to office equipment at these locations during normal business hours. For its services, the Company receives fixed monthly compensation from Southern Trust Mortgage, LLC in the amount of $1 thousand, which is adjustable on a quarterly basis.

The Bank had a 75% ownership interest in EVB Title, LLC, which primarily sold title insurance to the mortgage loan customers of the Bank and EVB Mortgage, LLC. Effective January 2014, the Bank ceased operations of EVB Title, LLC due to low volume and profitability. The Bank has a 2.33% ownership in Bankers Insurance, LLC, which primarily sells insurance products to customers of the Bank, and other financial institutions that have an equity interest in the agency. The Bank also has a 100% ownership interest in Dunston Hall LLC, POS LLC, Tartan Holdings LLC and ECU-RE LLC which were formed to hold the title to real estate acquired by the Bank upon foreclosure on property of real estate secured loans. The financial position and operating results of all of these subsidiaries are not significant to the Company as a whole and are not considered principal activities of the Company at this time. The Parent’s stock trades on the NASDAQ Global Select Market under the symbol “EVBS.”

9

Basis of Presentation

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, impairment of loans, impairment of securities, the valuation of other real estate owned, the projected benefit obligation under the defined benefit pension plan, the valuation of deferred taxes, goodwill impairment and fair value of financial instruments. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the results of operations in these interim financial statements, have been made. Certain prior year amounts have been reclassified to conform to the 2014 presentation. These reclassifications have no effect on previously reported net income.

Recent Accounting Pronouncements

In January 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-01, “Investments—Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects (a consensus of the FASB Emerging Issues Task Force).” The amendments in this ASU permit reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits received and recognizes the net investment performance in the income statement as a component of income tax expense (benefit). The amendments in this ASU should be applied retrospectively to all periods presented. A reporting entity that uses the effective yield method to account for its investments in qualified affordable housing projects before the date of adoption may continue to apply the effective yield method for those preexisting investments. The amendments in this ASU are effective for public business entities for annual periods and interim reporting periods within those annual periods, beginning after December 15, 2014. Early adoption is permitted. The Company does not expect the adoption of ASU 2014-01 to have a material impact on its consolidated financial statements.

In January 2014, the FASB issued ASU 2014-04, “Receivables—Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure (a consensus of the FASB Emerging Issues Task Force).” The amendments in this ASU clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendments require interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The amendments in this ASU are effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. The Company is currently assessing the impact that ASU 2014-04 will have on its consolidated financial statements.

In April 2014, the FASB issued ASU 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.” The amendments in this ASU change the criteria for reporting discontinued operations while enhancing disclosures in this area. Under the new guidance, only disposals representing a strategic shift in operations should be presented as discontinued operations. Those strategic shifts should have a major effect on the organization’s operations and financial results and include disposals of a major geographic area, a major line of business, or a major equity method investment. The new guidance requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income, and expenses of discontinued operations. Additionally, the new guidance requires disclosure of the pre-tax income attributable to a disposal of a significant part of an organization that does not qualify for discontinued operations reporting. The amendments in the ASU are effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. Early adoption is permitted. The Company does not expect the adoption of ASU 2014-08 to have a material impact on its consolidated financial statements.

10

In June 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” This ASU applies to any entity using U.S. GAAP that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. The guidance supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605),” most industry-specific guidance, and some cost guidance included in “Revenue Recognition—Construction-Type and Production-Type Contracts (Subtopic 605-35).” The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To be in alignment with the core principle, an entity must apply a five step process including: identification of the contract(s) with a customer, identification of performance obligations in the contract(s), determination of the transaction price, allocation of the transaction price to the performance obligations, and recognition of revenue when (or as) the entity satisfies a performance obligation. Additionally, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer have also been amended to be consistent with the guidance on recognition and measurement. The amendments in this ASU are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. The Company is currently assessing the impact that ASU 2014-09 will have on its consolidated financial statements.

In June 2014, the FASB issued ASU 2014-11, “Transfers and Servicing (Topic 860): Repurchase-to-Maturity Transactions, Repurchase Financings, and Disclosures.” This ASU aligns the accounting for repurchase-to-maturity transactions and repurchase agreements executed as a repurchase financing with the accounting for other typical repurchase agreements. The new guidance eliminates sale accounting for repurchase-to-maturity transactions and supersedes the guidance under which a transfer of a financial asset and a contemporaneous repurchase financing could be accounted for on a combined basis as a forward agreement. The amendments in the ASU also require a new disclosure for transactions economically similar to repurchase agreements in which the transferor retains substantially all of the exposure to the economic return on the transferred financial assets throughout the term of the transaction. Additional disclosures will be required for the nature of collateral pledged in repurchase agreements and similar transactions accounted for as secured borrowings. The amendments in this ASU are effective for the first interim or annual period beginning after December 15, 2014. However, the disclosure for transactions accounted for as secured borrowings is required to be presented for annual periods beginning after December 15, 2014, and interim periods beginning after March 15, 2015. Early adoption is not permitted. The Company is currently assessing the impact that ASU 2014-11 will have on its consolidated financial statements.

In June 2014, the FASB issued ASU 2014-12, “Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period.” The new guidance applies to reporting entities that grant employees share-based payments in which the terms of the award allow a performance target to be achieved after the requisite service period. The amendments in the ASU require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. Existing guidance in “Compensation – Stock Compensation (Topic 718)” should be applied to account for these types of awards. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Early adoption is permitted, and reporting entities may choose to apply the amendments in the ASU either on a prospective or retrospective basis. The Company is currently assessing the impact that ASU 2014-12 will have on its consolidated financial statements.

In August 2014, the FASB issued ASU 2014-14, “Receivables – Troubled Debt Restructurings by Creditors (Subtopic 310-40): Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure.” The amendments in this ASU apply to creditors that hold government-guaranteed mortgage loans and are intended to eliminate the diversity in practice related to the classification of these guaranteed loans upon foreclosure. The new guidance stipulates that a mortgage loan be derecognized and a separate other receivable be recognized upon foreclosure if (1) the mortgage loan has a government guarantee that is not separable from the mortgage loan prior to foreclosure, (2) at the time of foreclosure, the creditor has the intent to convey the real estate property to the guarantor and make a claim on the guarantee, and the creditor has the ability to recover under that claim and (3) at the time of foreclosure, any amount of the claim that is determined on the basis of the fair value of the real estate is fixed. Upon foreclosure, the other receivable should be measured on the amount of the loan balance (principal and interest) expected to be recovered from the guarantor. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2014. Entities may adopt the amendments on a prospective basis or modified retrospective basis as of the beginning of the annual period of adoption; however, the entity must apply the same method of transition as elected under ASU 2014-04. Early adoption is permitted provided the entity has already adopted ASU 2014-04. The Company is currently assessing the impact that ASU 2014-14 will have on its consolidated financial statements.

11

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” This update is intended to provide guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. Management is required under the new guidance to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date the financial statements are issued when preparing financial statements for each interim and annual reporting period. If conditions or events are identified, the ASU specifies the process that must be followed by management and also clarifies the timing and content of going concern footnote disclosures in order to reduce diversity in practice. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2016. Early adoption is permitted. The Company does not expect the adoption of ASU 2014-15 to have a material impact on its consolidated financial statements.

Note 2. Investment Securities

The amortized cost and estimated fair value, with gross unrealized gains and losses, of securities at September 30, 2014 and December 31, 2013 were as follows:

(dollars in thousands)	September 30, 2014
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
Available for Sale:	Cost	Gains	Losses	Value
Obligations of U.S. Government agencies	$14,991	$-	$761	$14,230
SBA Pool securities	83,907	59	2,000	81,966
Agency mortgage-backed securities	29,788	111	509	29,390
Agency CMO securities	40,270	181	676	39,775
Non agency CMO securities	947	-	4	943
State and political subdivisions	52,211	447	1,188	51,470
Pooled trust preferred securities	453	284	-	737
FNMA and FHLMC preferred stock	7	119	-	126
Total	$222,574	$1,201	$5,138	$218,637

(dollars in thousands)	December 31, 2013
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
Available for Sale:	Cost	Gains	Losses	Value
Obligations of U.S. Government agencies	$14,989	$-	$1,599	$13,390
SBA Pool securities	89,531	35	3,531	86,035
Agency mortgage-backed securities	36,261	104	1,111	35,254
Agency CMO securities	43,277	62	1,961	41,378
Non agency CMO securities*	1,304	2	-	1,306
State and political subdivisions	60,834	177	4,669	56,342
Pooled trust preferred securities	467	282	-	749
FNMA and FHLMC preferred stock	22	459	-	481
Total	$246,685	$1,121	$12,871	$234,935

*The combined unrealized loss on these securities was less than $1.

12

(dollars in thousands)	September 30, 2014
		Unrealized
		Losses		Gross	Gross	Estimated
	Amortized	Recorded	Carrying	Unrealized	Unrealized	Fair
Held to Maturity:	Cost	in AOCI*	Value	Gains	Losses	Value
Agency CMO securities	$12,205	$85	$12,120	$154	$18	$12,256
State and political subdivisions	21,882	669	21,213	552	-	21,765
Total	$34,087	$754	$33,333	$706	$18	$34,021

*Represents the unrealized holding gain or loss at the date of transfer from available for sale to held to maturity, net of any accretion.

(dollars in thousands)	December 31, 2013
		Unrealized
		Losses		Gross	Gross	Estimated
	Amortized	Recorded	Carrying	Unrealized	Unrealized	Fair
Held to Maturity:	Cost	in AOCI*	Value	Gains	Losses	Value
Agency CMO securities	$12,598	$98	$12,500	$-	$547	$11,953
State and political subdivisions	23,867	872	22,995	4	431	22,568
Total	$36,465	$970	$35,495	$4	$978	$34,521

*Represents the unrealized holding gain or loss at the date of transfer from available for sale to held to maturity, net of any accretion.

There are no securities classified as “Trading” at September 30, 2014 or December 31, 2013. During the fourth quarter of 2013, the Company transferred securities with an amortized cost of $35.5 million, previously designated as “Available for Sale”, to “Held to Maturity” classification. The fair value of those securities as of the date of the transfer was $34.5 million, reflecting a gross unrealized loss of $994 thousand. The gross unrealized loss was recorded in Accumulated Other Comprehensive Income and is being amortized over the remaining life of the securities as an adjustment to interest income, beginning during the fourth quarter of 2013. The Company’s mortgage-backed securities consist entirely of residential mortgage-backed securities. The Company does not hold any commercial mortgage-backed securities. The Company’s mortgage-backed securities all have a guaranty of principal payment by an agency of, or an agency sponsored by, the U.S. government and are rated Aaa and AA+ by Moody and S&P, respectively, with no subprime issues.

The Company’s pooled trust preferred securities include one senior issue of Preferred Term Securities XXVII which is current on all payments and on which the Company took an impairment charge in the third quarter of 2009 to reduce the Company’s book value to the market value at September 30, 2009. As of September 30, 2014, that security has an estimated fair value that is $284 thousand greater than its amortized cost after impairment. During the second quarter of 2010, the Company recognized an impairment charge in the amount of $77 thousand on the Company’s investment in Preferred Term Securities XXIII mezzanine tranche, thus reducing the book value of this investment to $0. The decision to recognize the other-than-temporary impairment was based upon an analysis of the market value of the discounted cash flow for the security as provided by Moody’s at June 30, 2010, which indicated that the Company was unlikely to recover any of its remaining investment in these securities.

13

The amortized cost, carrying value and estimated fair values of securities at September 30, 2014, by the earlier of contractual maturity or expected maturity, are shown below. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations without penalties.

(dollars in thousands)	September 30, 2014
Available for Sale:	Amortized Cost	Estimated Fair Value

Due in one year or less	$4,901	$4,693
Due after one year through five years	61,085	60,988
Due after five years through ten years	141,359	137,623
Due after ten years	15,229	15,333
Total	$222,574	$218,637

(dollars in thousands)	September 30, 2014
Held to Maturity:	Carrying Value	Estimated Fair Value

Due in one year or less	$1,001	$1,002
Due after one year through five years	12,077	12,266
Due after five years through ten years	19,508	19,972
Due after ten years	747	781
Total	$33,333	$34,021

Proceeds from the sales of securities available for sale for the nine months ended September 30, 2014 and 2013 were $25.5 million and $32.4 million, respectively. Net realized gains on the sales of securities available for sale for the nine months ended September 30, 2014 and 2013 were $496 thousand and $525 thousand, respectively. Proceeds from maturities, calls and paydowns of securities available for sale for the nine months ended September 30, 2014 and 2013 were $14.9 million and $21.8 million, respectively. Proceeds from maturities, calls and paydowns of securities held to maturity for the nine months ended September 30, 2014 were $1.9 million. There were no securities classified as held to maturity for the nine months ended September 30, 2013.

The Company pledges securities to secure public deposits, balances with the Federal Reserve Bank of Richmond (the “Reserve Bank”) and repurchase agreements. Securities with an aggregate book value of $55.2 million and an aggregate fair value of $55.5 million were pledged at September 30, 2014. Securities with an aggregate book value of $88.8 million and an aggregate fair value of $85.0 million were pledged at December 31, 2013.

Securities in an unrealized loss position at September 30, 2014, by duration of the period of the unrealized loss, are shown below:

	September 30, 2014
(dollars in thousands)	Less than 12 months		12 months or more		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Loss	Value	Loss	Value	Loss
Obligations of U.S. Government agencies	$-	$-	$14,230	$761	$14,230	$761
SBA Pool securities	7,875	129	65,973	1,871	73,848	2,000
Agency mortgage-backed securities	3,215	43	15,786	466	19,001	509
Agency CMO securities	12,153	149	17,026	545	29,179	694
Non agency CMO securities	327	3	51	1	378	4
State and political subdivisions	-	-	36,733	1,188	36,733	1,188
Total	$23,570	$324	$149,799	$4,832	$173,369	$5,156

14

The Company reviews the investment securities portfolio on a quarterly basis to monitor its exposure to other-than-temporary impairment that may result due to adverse economic conditions and associated credit deterioration. A determination as to whether a security’s decline in market value is other-than-temporary takes into consideration numerous factors and the relative significance of any single factor can vary by security. Some factors the Company may consider in the other-than-temporary impairment analysis include the length of time the security has been in an unrealized loss position, changes in security ratings, financial condition of the issuer, as well as security and industry specific economic conditions. In addition, the Company may also evaluate payment structure, whether there are defaulted payments or expected defaults, prepayment speeds, and the value of any underlying collateral. For certain securities in unrealized loss positions, the Company will enlist independent third-party firms to prepare cash flow analyses to compare the present value of cash flows expected to be collected from the security with the amortized cost basis of the security.

Based on the Company’s evaluation, management does not believe any unrealized loss at September 30, 2014, represents an other-than-temporary impairment as these unrealized losses are primarily attributable to current financial market conditions for these types of investments, particularly changes in interest rates, which rose during 2013 causing bond prices to decline, and are not attributable to credit deterioration. During the first nine months of 2014, interest rates have fallen, specifically in the middle and long-end of the yield curve, which has caused bond prices to rise and thereby reduced the amount of unrealized losses. At September 30, 2014, there are 129 debt securities with fair values totaling $173.4 million considered temporarily impaired. Of these debt securities, 17 with fair values totaling $23.6 million were in an unrealized loss position of less than 12 months and 112 with fair values totaling $149.8 million were in an unrealized loss position of 12 months or more. Because the Company intends to hold these investments in debt securities until recovery of the amortized cost basis and it is more likely than not that the Company will not be required to sell these investments before a recovery of unrealized losses, the Company does not consider these investments to be other-than-temporarily impaired at September 30, 2014 and no impairment has been recognized. At September 30, 2014, there are no equity securities in an unrealized loss position.

Securities in an unrealized loss position at December 31, 2013, by duration of the period of the unrealized loss, are shown below.

	December 31, 2013
(dollars in thousands)	Less than 12 months		12 months or more		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Loss	Value	Loss	Value	Loss
Obligations of U.S. Government agencies	$5,436	$558	$7,954	$1,041	$13,390	$1,599
SBA Pool securities	68,163	3,131	11,156	400	79,319	3,531
Agency mortgage-backed securities	21,834	863	4,172	248	26,006	1,111
Agency CMO securities	39,860	1,962	7,788	546	47,648	2,508
Non agency CMO securities*	67	-	-	-	67	-
State and political subdivisions	61,316	3,455	11,855	1,645	73,171	5,100
Total	$196,676	$9,969	$42,925	$3,880	$239,601	$13,849

*The combined unrealized loss on these securities was less than $1.

The table below presents a roll forward of the credit loss component recognized in earnings (referred to as “credit-impaired debt securities”) on debt securities held by the Company for which a portion of an other-than-temporary impairment was recognized in other comprehensive income during 2009. Changes in the credit loss component of credit-impaired debt securities were:

15

Nine Months Ending
(dollars in thousands)	September 30, 2014
Balance, beginning of period	$339
Additions
Initial credit impairments	-
Subsequent credit impairments	-
Reductions
Subsequent chargeoff of previously impaired credits	-
Balance, end of period	$339

The Company’s investment in Federal Home Loan Bank of Atlanta (“FHLB”) stock totaled $4.4 million and $3.2 million at September 30, 2014 and December 31, 2013, respectively. FHLB stock is generally viewed as a long-term investment and as a restricted investment security, which is carried at cost, because there is no market for the stock other than the FHLBs or member institutions. Therefore, when evaluating FHLB stock for impairment, its value is based on the ultimate recoverability of the par value rather than by recognizing temporary declines in value. Because the FHLB generated positive net income for each quarterly period beginning October 1, 2013, and ending September 30, 2014, the Company does not consider this investment to be other-than-temporarily impaired at September 30, 2014 and no impairment has been recognized. FHLB stock is included in a separate line item on the consolidated balance sheets (Restricted securities, at cost) and is not part of the Company’s investment securities portfolio. The Company’s restricted securities also include investments in the Reserve Bank and Community Bankers Bank, which are carried at cost.

16

Note 3. Loan Portfolio

The following table sets forth the composition of the Company’s loan portfolio in dollar amounts and as a percentage of the Company’s total gross loans at the dates indicated:

	September 30, 2014		December 31, 2013
(dollars in thousands)	Amount	Percent	Amount	Percent
Commercial, industrial and agricultural	$65,954	9.34%	$53,673	8.17%
Real estate - one to four family residential:
Closed end first and seconds	235,913	33.40%	218,472	33.25%
Home equity lines	98,713	13.97%	99,839	15.19%
Total real estate - one to four family residential	334,626	47.37%	318,311	48.44%
Real estate - multifamily residential	20,829	2.95%	18,077	2.75%
Real estate - construction:
One to four family residential	15,880	2.25%	16,169	2.46%
Other construction, land development and other land	25,135	3.56%	21,690	3.30%
Total real estate - construction	41,015	5.81%	37,859	5.76%
Real estate - farmland	7,027	0.99%	8,172	1.24%
Real estate - non-farm, non-residential:
Owner occupied	131,606	18.63%	126,569	19.26%
Non-owner occupied	75,539	10.69%	74,831	11.39%
Total real estate - non-farm, non-residential	207,145	29.32%	201,400	30.65%
Consumer	14,970	2.12%	16,782	2.55%
Other	14,824	2.10%	2,923	0.44%
Total loans	706,390	100.00%	657,197	100.00%
Less allowance for loan losses	(14,141)		(14,767)
Loans, net	$692,249		$642,430

17

The following table presents the aging of the recorded investment in past due loans as of September 30, 2014 by class of loans:

(dollars in thousands)	30-59 Days Past Due	60-89 Days Past Due	Over 90 Days Past Due	Total Past Due	Total Current*	Total Loans
Commercial, industrial and agricultural	$69	$27	$124	$220	$65,734	$65,954
Real estate - one to four family residential:
Closed end first and seconds	4,517	410	2,428	7,355	228,558	235,913
Home equity lines	620	227	485	1,332	97,381	98,713
Total real estate - one to four family residential	5,137	637	2,913	8,687	325,939	334,626
Real estate - multifamily residential	-	-	-	-	20,829	20,829
Real estate - construction:
One to four family residential	147	134	251	532	15,348	15,880
Other construction, land development and other land	-	-	1	1	25,134	25,135
Total real estate - construction	147	134	252	533	40,482	41,015
Real estate - farmland	563	-	590	1,153	5,874	7,027
Real estate - non-farm, non-residential:
Owner occupied	427	160	2,952	3,539	128,067	131,606
Non-owner occupied	-	-	573	573	74,966	75,539
Total real estate - non-farm, non-residential	427	160	3,525	4,112	203,033	207,145
Consumer	19	13	11	43	14,927	14,970
Other	-	-	226	226	14,598	14,824
Total loans	$6,362	$971	$7,641	$14,974	$691,416	$706,390

* For purposes of this table only, the "Total Current" column includes loans that are 1-29 days past due.

The following table presents the aging of the recorded investment in past due loans as of December 31, 2013 by class of loans:

(dollars in thousands)	30-59 Days Past Due	60-89 Days Past Due	Over 90 Days Past Due	Total Past Due	Total Current*	Total Loans
Commercial, industrial and agricultural	$2,083	$170	$383	$2,636	$51,037	$53,673
Real estate - one to four family residential:
Closed end first and seconds	6,217	1,513	2,564	10,294	208,178	218,472
Home equity lines	700	303	353	1,356	98,483	99,839
Total real estate - one to four family residential	6,917	1,816	2,917	11,650	306,661	318,311
Real estate - multifamily residential	-	-	-	-	18,077	18,077
Real estate - construction:
One to four family residential	112	176	132	420	15,749	16,169
Other construction, land development and other land	167	-	137	304	21,386	21,690
Total real estate - construction	279	176	269	724	37,135	37,859
Real estate - farmland	808	-	590	1,398	6,774	8,172
Real estate - non-farm, non-residential:
Owner occupied	2,933	-	3,074	6,007	120,562	126,569
Non-owner occupied	1,779	-	23	1,802	73,029	74,831
Total real estate - non-farm, non-residential	4,712	-	3,097	7,809	193,591	201,400
Consumer	283	21	166	470	16,312	16,782
Other	7	-	-	7	2,916	2,923
Total loans	$15,089	$2,183	$7,422	$24,694	$632,503	$657,197

* For purposes of this table only, the "Total Current" column includes loans that are 1-29 days past due.

The following table presents nonaccrual loans, loans past due 90 days and accruing interest, and restructured loans at the dates indicated:

	September 30,	December 31,
(dollars in thousands)	2014	2013
Nonaccrual loans	$10,535	$11,018
Loans past due 90 days and accruing interest	-	-
Restructured loans (accruing)	16,004	16,026

18

At September 30, 2014 and December 31, 2013, there were approximately $4.0 million and $4.2 million, respectively, in troubled debt restructurings (“TDRs”) included in nonaccrual loans.

The past due status of a loan is based on the contractual due date of the most delinquent payment due. Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-secured and in the process of collection. Loans greater than 90 days past due may remain on an accrual status if management determines it has adequate collateral to cover the principal and interest. If a loan or a portion of a loan is adversely classified, or is partially charged off, the loan is generally classified as nonaccrual. Additionally, whenever management becomes aware of facts or circumstances that may adversely impact the collectability of principal or interest on loans, it is management’s practice to place such loans on a nonaccrual status immediately, rather than delaying such action until the loans become 90 days past due.

When a loan is placed on nonaccrual status, previously accrued and uncollected interest is reversed, and the amortization of related deferred loan fees or costs is suspended. While a loan is classified as nonaccrual and the future collectability of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding. When the future collectability of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan has been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Cash interest receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered. These policies are applied consistently across our loan portfolio.

Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance by the borrower, in accordance with the contractual terms of interest and principal.

The following table presents the recorded investment in nonaccrual loans by class at September 30, 2014 and December 31, 2013:

	Nonaccrual
	September 30,	December 31,
(dollars in thousands)	2014	2013
Commercial, industrial and agricultural	$114	$383
Real estate - one to four family residential:
Closed end first and seconds	4,716	5,630
Home equity lines	726	688
Total real estate - one to four family residential	5,442	6,318
Real estate - construction:
One to four family residential	251	318
Other construction, land development and other land	-	137
Total real estate - construction	251	455
Real estate - farmland	590	590
Real estate - non-farm, non-residential:
Owner occupied	2,952	3,074
Non-owner occupied	573	23
Total real estate - non-farm, non-residential	3,525	3,097
Consumer	613	175
Total loans	$10,535	$11,018

At September 30, 2014 and December 31, 2013, the Company did not have any loans past due 90 days and accruing interest.

19

The Company uses a risk grading system for real estate (including multifamily residential, construction, farmland and non-farm, non-residential) and commercial loans. Loans are graded on a scale from 1 to 9. Non-impaired real estate and commercial loans are assigned an allowance factor which increases with the severity of risk grading. A general description of the characteristics of the risk grades is as follows:

Pass Grades

•	Risk Grade 1 loans have little or no risk and are generally secured by cash or cash equivalents;
•	Risk Grade 2 loans have minimal risk to well qualified borrowers and no significant questions as to safety;
•	Risk Grade 3 loans are satisfactory loans with strong borrowers and secondary sources of repayment;
•	Risk Grade 4 loans are satisfactory loans with borrowers not as strong as risk grade 3 loans but may exhibit a higher degree of financial risk based on the type of business supporting the loan; and
•	Risk Grade 5 loans are loans that warrant more than the normal level of supervision and have the possibility of an event occurring that may weaken the borrower’s ability to repay.

Special Mention

•	Risk Grade 6 loans have increasing potential weaknesses beyond those at which the loan originally was granted and if not addressed could lead to inadequately protecting the Company’s credit position.

Classified Grades

•	Risk Grade 7 loans are substandard loans and are inadequately protected by the current sound worth or paying capacity of the obligor or the collateral pledged. These have well defined weaknesses that jeopardize the liquidation of the debt with the distinct possibility the Company will sustain some loss if the deficiencies are not corrected;
•	Risk Grade 8 loans are doubtful of collection and the possibility of loss is high but pending specific borrower plans for recovery, its classification as a loss is deferred until its more exact status is determined; and
•	Risk Grade 9 loans are loss loans which are considered uncollectable and of such little value that their continuance as a bank asset is not warranted.

The Company uses a past due grading system for consumer loans, including one to four family residential first and seconds and home equity lines. The past due status of a loan is based on the contractual due date of the most delinquent payment due. The past due grading of consumer loans is based on the following categories: current, 1-29 days past due, 30-59 days past due, 60-89 days past due and over 90 days past due. The consumer loans are segregated between performing and nonperforming loans. Performing loans are those that have made timely payments in accordance with the terms of the loan agreement and are not past due 90 days or more. Nonperforming loans are those that do not accrue interest, are greater than 90 days past due and accruing interest or considered impaired. Non-impaired consumer loans are assigned an allowance factor which increases with the severity of past due status. This component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the loan portfolio.

The allocation methodology applied by the Company includes management’s ongoing review and grading of the loan portfolio into criticized loan categories (defined as specific loans warranting either specific allocation, or a classified status of substandard, doubtful or loss). The allocation methodology focuses on evaluation of several factors, including but not limited to: evaluation of facts and issues related to specific loans, management’s ongoing review and grading of the loan portfolio, consideration of migration analysis and delinquency experience on each portfolio category, trends in past due and nonaccrual loans, the level of classified loans, the risk characteristics of the various classifications of loans, changes in the size and character of the loan portfolio, concentrations of loans to specific borrowers or industries, existing economic conditions, the fair value of underlying collateral, and other qualitative and quantitative factors which could affect potential credit losses. Because each of the criteria used is subject to change, the allocation of the allowance for loan losses is made for analytical purposes and is not necessarily indicative of the trend of future loan losses in any particular loan category. The total allowance is available to absorb losses from any segment of the portfolio. In determining the allowance for loan losses, the Company considers its portfolio segments and loan classes to be the same.

20

The following table presents commercial loans by credit quality indicator at September 30, 2014:

(dollars in thousands)	Pass	Special Mention	Substandard	Doubtful	Impaired	Total
Commercial, industrial and agricultural	$58,528	$2,707	$2,732	$7	$1,980	$65,954
Real estate - multifamily residential	20,829	-	-	-	-	20,829
Real estate - construction:
One to four family residential	14,817	396	252	118	297	15,880
Other construction, land development and other land	8,767	3,892	6,815	-	5,661	25,135
Total real estate - construction	23,584	4,288	7,067	118	5,958	41,015
Real estate - farmland	6,107	330	590	-	-	7,027
Real estate - non-farm, non-residential:
Owner occupied	97,928	7,381	11,980	-	14,317	131,606
Non-owner occupied	52,535	5,820	6,918	-	10,266	75,539
Total real estate - non-farm, non-residential	150,463	13,201	18,898	-	24,583	207,145
Total commercial loans	$259,511	$20,526	$29,287	$125	$32,521	$341,970

The following table presents commercial loans by credit quality indicator at December 31, 2013:

(dollars in thousands)	Pass	Special Mention	Substandard	Doubtful	Impaired	Total
Commercial, industrial and agricultural	$44,571	$3,851	$3,229	$22	$2,000	$53,673
Real estate - multifamily residential	18,077	-	-	-	-	18,077
Real estate - construction:
One to four family residential	14,890	235	738	-	306	16,169
Other construction, land development and other land	6,638	7,104	4,634	-	3,314	21,690
Total real estate - construction	21,528	7,339	5,372	-	3,620	37,859
Real estate - farmland	6,288	338	1,068	-	478	8,172
Real estate - non-farm, non-residential:
Owner occupied	87,187	13,341	15,983	-	10,058	126,569
Non-owner occupied	43,406	15,533	7,520	-	8,372	74,831
Total real estate - non-farm, non-residential	130,593	28,874	23,503	-	18,430	201,400
Total commercial loans	$221,057	$40,402	$33,172	$22	$24,528	$319,181

At September 30, 2014 and December 31, 2013, the Company did not have any loans classified as Loss.

21

The following table presents consumer loans, including one to four family residential first and seconds and home equity lines, by payment activity at September 30, 2014:

(dollars in thousands)	Performing	Nonperforming	Total
Real estate - one to four family residential:
Closed end first and seconds	$223,882	$12,031	$235,913
Home equity lines	97,811	902	98,713
Total real estate - one to four family residential	321,693	12,933	334,626
Consumer	14,582	388	14,970
Other	14,366	458	14,824
Total consumer loans	$350,641	$13,779	$364,420

The following table presents consumer loans, including one to four family residential first and seconds and home equity lines, by payment activity at December 31, 2013:

(dollars in thousands)	Performing	Nonperforming	Total
Real estate - one to four family residential:
Closed end first and seconds	$205,860	$12,612	$218,472
Home equity lines	99,311	528	99,839
Total real estate - one to four family residential	305,171	13,140	318,311
Consumer	16,314	468	16,782
Other	2,451	472	2,923
Total consumer loans	$323,936	$14,080	$338,016

The Company measures impaired loans based on the present value of expected future cash flows discounted at the effective interest rate of the loan or, as a practical expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. The Company maintains a valuation allowance to the extent that the measure of the impaired loan is less than the recorded investment. TDRs are considered impaired loans. TDRs occur when we agree to modify the original terms of a loan by granting a concession due to the deterioration in the financial condition of the borrower. These concessions can be temporary and are made in an attempt to avoid foreclosure and with the intent to restore the loan to a performing status once sufficient payment history can be demonstrated. These concessions could include, without limitation, rate reductions to below market rates, payment deferrals, forbearance, and, in some cases, forgiveness of principal or interest.

At the time of a TDR, the loan is placed on nonaccrual status. A loan may be returned to accrual status if the borrower has demonstrated a sustained period of repayment performance (typically six months) in accordance with the contractual terms of the loan and there is reasonable assurance the borrower will continue to make payments as agreed.

22

The following table presents a rollforward of the Company’s allowance for loan losses for the nine months ended September 30, 2014:

	Beginning Balance				Ending Balance
(dollars in thousands)	January 1, 2014	Charge-offs	Recoveries	Provision	September 30, 2014
Commercial, industrial and agricultural	$1,787	$(314)	$43	$(207)	$1,309
Real estate - one to four family residential:
Closed end first and seconds	2,859	(414)	227	(427)	2,245
Home equity lines	1,642	(129)	14	314	1,841
Total real estate - one to four family residential	4,501	(543)	241	(113)	4,086
Real estate - multifamily residential	79	-	-	21	100
Real estate - construction:
One to four family residential	364	-	6	(15)	355
Other construction, land development and other land	1,989	-	9	395	2,393
Total real estate - construction	2,353	-	15	380	2,748
Real estate - farmland	116	-	-	14	130
Real estate - non-farm, non-residential:
Owner occupied	3,236	-	27	(939)	2,324
Non-owner occupied	1,770	-	13	583	2,366
Total real estate - non-farm, non-residential	5,006	-	40	(356)	4,690
Consumer	387	(182)	80	21	306
Other	538	(277)	21	490	772
Total	$14,767	$(1,316)	$440	$250	$14,141

The following table presents a rollforward of the Company’s allowance for loan losses for the nine months ended September 30, 2013:

	Beginning Balance				Ending Balance
(dollars in thousands)	January 1, 2013	Charge-offs	Recoveries	Provision	September 30, 2013
Commercial, industrial and agricultural	$2,340	$(534)	$277	$(734)	$1,349
Real estate - one to four family residential:
Closed end first and seconds	2,876	(1,137)	67	1,256	3,062
Home equity lines	720	(111)	29	77	715
Total real estate - one to four family residential	3,596	(1,248)	96	1,333	3,777
Real estate - multifamily residential	62	-	-	8	70
Real estate - construction:
One to four family residential	419	(57)	58	(159)	261
Other construction, land development and other land	3,897	(1,154)	68	(791)	2,020
Total real estate - construction	4,316	(1,211)	126	(950)	2,281
Real estate - farmland	41	-	-	(2)	39
Real estate - non-farm, non-residential:
Owner occupied	5,092	(514)	-	1,117	5,695
Non-owner occupied	4,093	(1,912)	55	685	2,921
Total real estate - non-farm, non-residential	9,185	(2,426)	55	1,802	8,616
Consumer	215	(165)	94	71	215
Other	583	(98)	40	22	547
Total	$20,338	$(5,682)	$688	$1,550	$16,894

23

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio class based on impairment method as of September 30, 2014:

	Allowance allocated to loans:			Total Loans:
(dollars in thousands)	Individually evaluated for impairment	Collectively evaluated for impairment	Total	Individually evaluated for impairment	Collectively evaluated for impairment	Total
Commercial, industrial and agricultural	$255	$1,054	$1,309	$1,980	$63,974	$65,954
Real estate - one to four family residential:
Closed end first and seconds	1,205	1,040	2,245	9,603	226,310	235,913
Home equity lines	3	1,838	1,841	417	98,296	98,713
Total real estate - one to four family residential	1,208	2,878	4,086	10,020	324,606	334,626
Real estate - multifamily residential	-	100	100	-	20,829	20,829
Real estate - construction:
One to four family residential	183	172	355	297	15,583	15,880
Other construction, land development and other land	1,382	1,011	2,393	5,661	19,474	25,135
Total real estate - construction	1,565	1,183	2,748	5,958	35,057	41,015
Real estate - farmland	-	130	130	-	7,027	7,027
Real estate - non-farm, non-residential:
Owner occupied	1,195	1,129	2,324	14,317	117,289	131,606
Non-owner occupied	1,510	856	2,366	10,266	65,273	75,539
Total real estate - non-farm, non-residential	2,705	1,985	4,690	24,583	182,562	207,145
Consumer	110	196	306	377	14,593	14,970
Other	90	682	772	232	14,592	14,824
Total	$5,933	$8,208	$14,141	$43,150	$663,240	$706,390

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio class based on impairment method as of December 31, 2013:

	Allowance allocated to loans:			Total Loans:
(dollars in thousands)	Individually evaluated for impairment	Collectively evaluated for impairment	Total	Individually evaluated for impairment	Collectively evaluated for impairment	Total
Commercial, industrial and agricultural	$612	$1,175	$1,787	$2,000	$51,673	$53,673
Real estate - one to four family residential:
Closed end first and seconds	1,833	1,026	2,859	10,048	208,424	218,472
Home equity lines	-	1,642	1,642	175	99,664	99,839
Total real estate - one to four family residential	1,833	2,668	4,501	10,223	308,088	318,311
Real estate - multifamily residential	-	79	79	-	18,077	18,077
Real estate - construction:
One to four family residential	180	184	364	306	15,863	16,169
Other construction, land development and other land	802	1,187	1,989	3,314	18,376	21,690
Total real estate - construction	982	1,371	2,353	3,620	34,239	37,859
Real estate - farmland	-	116	116	478	7,694	8,172
Real estate - non-farm, non-residential:
Owner occupied	1,223	2,013	3,236	10,058	116,511	126,569
Non-owner occupied	617	1,153	1,770	8,372	66,459	74,831
Total real estate - non-farm, non-residential	1,840	3,166	5,006	18,430	182,970	201,400
Consumer	104	283	387	302	16,480	16,782
Other	311	227	538	472	2,451	2,923
Total	$5,682	$9,085	$14,767	$35,525	$621,672	$657,197

24

The following table presents loans individually evaluated for impairment by class of loans as of September 30, 2014:

(dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Recorded Investment With No Allowance	Recorded Investment With Allowance	Related Allowance	Average Recorded Investment	Interest Income Recognized
Commercial, industrial and agricultural	$1,980	$1,980	$1,980	$-	$255	$2,131	$103
Real estate - one to four family residential:
Closed end first and seconds	9,603	9,703	3,129	6,474	1,205	9,972	377
Home equity lines	417	417	175	242	3	274	4
Total real estate - one to four family residential	10,020	10,120	3,304	6,716	1,208	10,246	381
Real estate - construction:
One to four family residential	297	297	-	297	183	341	5
Other construction, land development and other land	5,661	5,661	-	5,661	1,382	5,320	157
Total real estate - construction	5,958	5,958	-	5,958	1,565	5,661	162
Real estate - non-farm, non-residential:
Owner occupied	14,317	15,803	9,954	4,363	1,195	12,321	484
Non-owner occupied	10,266	10,266	4,649	5,617	1,510	9,109	366
Total real estate - non-farm, non-residential	24,583	26,069	14,603	9,980	2,705	21,430	850
Consumer	377	377	-	377	110	434	16
Other	232	250	7	225	90	424	-
Total loans	$43,150	$44,754	$19,894	$23,256	$5,933	$40,326	$1,512

The following table presents loans individually evaluated for impairment by class of loans as of December 31, 2013:

(dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Recorded Investment With No Allowance	Recorded Investment With Allowance	Related Allowance	Average Recorded Investment	Interest Income Recognized
Commercial, industrial and agricultural	$2,000	$2,000	$-	$2,000	$612	$1,712	$97
Real estate - one to four family residential:
Closed end first and seconds	10,048	10,148	2,008	8,040	1,833	8,727	498
Home equity lines	175	175	175	-	-	382	-
Total real estate - one to four family residential	10,223	10,323	2,183	8,040	1,833	9,109	498
Real estate - construction:
One to four family residential	306	306	-	306	180	794	9
Other construction, land development and other land	3,314	5,662	-	3,314	802	8,581	161
Total real estate - construction	3,620	5,968	-	3,620	982	9,375	170
Real estate - farmland	478	478	478	-	-	428	32
Real estate - non-farm, non-residential:
Owner occupied	10,058	11,544	6,730	3,328	1,223	10,472	506
Non-owner occupied	8,372	8,372	4,357	4,015	617	9,353	348
Total real estate - non-farm, non-residential	18,430	19,916	11,087	7,343	1,840	19,825	854
Consumer	302	302	-	302	104	203	22
Other	472	472	9	463	311	504	-
Total loans	$35,525	$39,459	$13,757	$21,768	$5,682	$41,156	$1,673

25

The following tables present, by class of loans, information related to loans modified as TDRs during the three and nine months ended September 30, 2014 and 2013:

	Three Months Ended September 30, 2014			Three Months Ended September 30, 2013
(dollars in thousands)	Number of Loans	Pre- Modification Recorded Balance	Post- Modification Recorded Balance*	Number of Loans	Pre- Modification Recorded Balance	Post- Modification Recorded Balance*
Real estate - one to four family residential:
Closed end first and seconds	-	$-	$-	1	$434	$434
Total	-	$-	$-	1	$434	$434

*The period end balances are inclusive of all partial paydowns and charge-offs since the modification date. Loans modified as TDRs that were fully paid down, charged-off, or foreclosed upon by period end are not reported.

	Nine Months Ended September 30, 2014			Nine Months Ended September 30, 2013
(dollars in thousands)	Number of Loans	Pre- Modification Recorded Balance	Post- Modification Recorded Balance*	Number of Loans	Pre- Modification Recorded Balance	Post- Modification Recorded Balance*
Real estate - one to four family residential:
Closed end first and seconds	2	$490	$489	3	$876	$872
Consumer	2	385	377	-	-	-
Total	4	$875	$866	3	$876	$872

* The period end balances are inclusive of all partial paydowns and charge-offs since the modification date. Loans modified as TDRs that were fully paid down, charged-off, or foreclosed upon by period end are not reported.

The following tables present, by class of loans, information related to loans modified as TDRs that subsequently defaulted (i.e., 90 days or more past due following a modification) during the three and nine months ended September 30, 2014 and 2013 and were modified as TDRs within the 12 months prior to default:

	Three Months Ended September 30, 2014		Three Months Ended September 30, 2013
(dollars in thousands)	Number of Loans	Recorded Balance	Number of Loans	Recorded Balance
Real estate - non-farm, non-residential:
Non-owner occupied	1	$855	-	$-
Total	1	$855	-	$-

	Nine Months Ended September 30, 2014		Nine Months Ended September 30, 2013
(dollars in thousands)	Number of Loans	Recorded Balance	Number of Loans	Recorded Balance
Real estate - one to four family residential:
Closed end first and seconds	-	$-	2	$234
Real estate - non-farm, non-residential:
Non-owner occupied	1	855	1	164
Total	1	$855	3	$398

26

Note 4. Deferred Income Taxes

As of September 30, 2014 and December 31, 2013, the Company had recorded net deferred income tax assets of approximately $14.3 million and $18.9 million, respectively. The realization of deferred income tax assets is assessed quarterly and a valuation allowance is recorded if it is “more likely than not” that all or a portion of the deferred tax asset will not be realized. “More likely than not” is defined as greater than a 50% chance. Management considers all available evidence, both positive and negative, to determine whether, based on the weight of that evidence, a valuation allowance is needed.  Management’s assessment is primarily dependent on historical taxable income and projections of future taxable income, which are directly related to the Company’s core earnings capacity and its prospects to generate core earnings in the future.  Projections of core earnings and taxable income are inherently subject to uncertainty and estimates that may change given the uncertain economic outlook, banking industry conditions and other factors. Further, management has considered future reversals of existing taxable temporary differences and limited, prudent and feasible tax-planning strategies, such as changes in investment security income (tax-exempt to taxable), additional sales of loans and sales of branches/buildings with an appreciated asset value over the tax basis. Based upon an analysis of available evidence, management has determined that it is “more likely than not” that the Company’s deferred income tax assets as of September 30, 2014 will be fully realized and therefore no valuation allowance to the Company’s deferred income tax assets was recorded. However, the Company can give no assurance that in the future its deferred income tax assets will not be impaired because such determination is based on projections of future earnings and the possible effect of certain transactions which are subject to uncertainty and based on estimates that may change due to changing economic conditions and other factors.  Due to the uncertainty of estimates and projections, it is possible that the Company will be required to record adjustments to the valuation allowance in future reporting periods.

The Company’s ability to realize its deferred income tax assets may be limited if the Company experiences an ownership change as defined by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). For additional information see Part I, Item 1A. “Risk Factors” included in the 2013 Form 10-K.

Note 5. Bank Premises and Equipment

Bank premises and equipment are summarized as follows:

	September 30,	December 31,
(dollars in thousands)	2014	2013

Land and improvements	$6,427	$6,421
Buildings and leasehold improvements	22,965	22,678
Furniture, fixtures and equipment	20,854	19,765
Construction in progress	385	212
	50,631	49,076
Less accumulated depreciation	(29,192)	(27,630)
Net balance	$21,439	$21,446

Depreciation and amortization of bank premises and equipment for the nine months ended September 30, 2014 and 2013 amounted to $1.6 million for both periods, respectively.

Note 6. Borrowings

Federal funds purchased and repurchase agreements. The Company has unsecured lines of credit with SunTrust Bank, Community Bankers Bank and Pacific Coast Bankers Bank for the purchase of federal funds in the amount of $20.0 million, $15.0 million and $5.0 million, respectively. These lines of credit have a variable rate based on the lending bank’s daily federal funds sold rate and are due on demand. Repurchase agreements are secured transactions and generally mature the day following the day sold. Customer repurchases are standard transactions that involve a Bank customer instead of a wholesale bank or broker. The Company offers this product as an accommodation to larger retail and commercial customers that request safety for their funds beyond the Federal Deposit Insurance Corporation (“FDIC”) deposit insurance limits. The Company does not use or have any open repurchase agreements with broker-dealers.

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The tables below present selected information on federal funds purchased and repurchase agreements during the nine months ended September 30, 2014 and the year ended December 31, 2013:

Federal funds purchased	September 30,	December 31,
(dollars in thousands)	2014	2013
Balance outstanding at period end	$-	$-
Maximum balance at any month end during the period	$5	$-
Average balance for the period	$154	$14
Weighted average rate for the period	0.70%	0.79%
Weighted average rate at period end	0.66%	0.00%

Repurchase agreements	September 30,	December 31,
(dollars in thousands)	2014	2013
Balance outstanding at period end	$3,620	$3,009
Maximum balance at any month end during the period	$3,620	$3,770
Average balance for the period	$3,251	$3,475
Weighted average rate for the period	0.59%	0.60%
Weighted average rate at period end	0.59%	0.60%

Short-term borrowings. Short-term borrowings consist of advances from the FHLB, which are secured by a blanket floating lien on all qualifying closed-end and revolving open-end loans that are secured by 1-4 family residential properties. Short-term advances from the FHLB at September 30, 2014 consisted of $13.9 million using a daily rate credit, which was due on demand, and $62.6 million in fixed rate one month advances. Short-term advances from the FHLB at December 31, 2013 consisted of $18.9 million using a daily rate credit, which was due on demand, and a $23.0 million fixed rate one month advance.

The table below presents selected information on short-term borrowings during the nine months ended September 30, 2014 and the year ended December 31, 2013:

Short-term borrowings	September 30,	December 31,
(dollars in thousands)	2014	2013
Balance outstanding at period end	$76,455	$41,940
Maximum balance at any month end during the period	$77,615	$62,124
Average balance for the period	$71,259	$16,963
Weighted average rate for the period	0.21%	0.22%
Weighted average rate at period end	0.21%	0.23%

Long-term borrowings. Long-term borrowings consist of advances from the FHLB, which are secured by a blanket floating lien on all qualifying closed-end and revolving open-end loans that are secured by 1-4 family residential properties. During August 2013, the Company restructured its FHLB advances with the prepayment of $107.5 million in higher rate long-term advances. The long-term advances that were extinguished were fixed rate advances with a weighted average remaining maturity of 3.5 years and a current weighted average interest rate of 4.14%; $94.0 million of the prepaid FHLB advances were callable quarterly by the FHLB. The prepayment of the FHLB advances triggered a prepayment penalty of $11.5 million, or $0.67 per fully diluted share at September 30, 2013, all of which was recognized in the third quarter of 2013. The Company also paid off the remaining $10.0 million higher rate long-term FHLB advance at maturity during September 2013. The $107.5 million convertible advances had fixed rates of interest unless the FHLB would have exercised its option to convert the interest on these advances from fixed rate to variable rate. At September 30, 2014 and December 31, 2013, the Company had no long-term FHLB advances outstanding.

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The Company’s line of credit with the FHLB can equal up to 25% of the Company’s gross assets or approximately $263.3 million at September 30, 2014. This line of credit totaled $211.2 million with approximately $121.3 million available at September 30, 2014. As of September 30, 2014 and December 31, 2013, loans with a carrying value of $293.1 million and $285.6 million, respectively, are pledged to the FHLB as collateral for borrowings. Additional loans are available that can be pledged as collateral for future borrowings from the FHLB above the current lendable collateral value. Short-term borrowings outstanding under the FHLB line of credit were $76.5 million and $41.9 million as of September 30, 2014 and December 31, 2013, respectively.

Note 7. Income (Loss) Per Common Share

The following tables show the weighted average number of common shares used in computing income (loss) per common share and the effect on the weighted average number of shares of potential dilutive common stock. Potential dilutive common stock had no effect on income (loss) per common share otherwise available to common shareholders for the three and nine months ended September 30, 2013.

	Three Months Ended
	September 30, 2014	September 30, 2013
Weighted average common shares outstanding for basic income (loss) per common share	11,868,301	11,776,067
Effect of dilutive securities, stock options	-	-
Effect of dilutive securities, Series B Preferred Stock	5,240,192	-
Weighted average common shares outstanding for diluted income (loss) per common share	17,108,493	11,776,067
Basic income (loss) per common share	$0.06	$(0.60)
Diluted income (loss) per common share	$0.04	$(0.60)

	Nine Months Ended
	September 30, 2014	September 30, 2013
Weighted average common shares outstanding for basic income (loss) per common share	11,864,366	8,316,246
Effect of dilutive securities, stock options	-	-
Effect of dilutive securities, Series B Preferred Stock	5,240,192	-
Weighted average common shares outstanding for diluted income (loss) per common share	17,104,558	8,316,246
Basic income (loss) per common share	$0.28	$(0.72)
Diluted income (loss) per common share	$0.19	$(0.72)

At September 30, 2014 and 2013, options to acquire 114,987 and 155,537 shares of common stock, respectively, were not included in computing diluted income (loss) per common share because their effects were anti-dilutive.

On June 12, 2013, the Company issued 5,240,192 shares of a new series of non-voting mandatorily convertible non-cumulative preferred stock (the “Series B Preferred Stock”) through private placements to certain investors. For more information related to the conversion rights on these preferred shares, see Note 11 – Preferred Stock and Warrant. For the three and nine months ended September 30, 2013, the weighted average dilutive effect of the Series B Preferred Stock would have been 5,240,192 shares and 2,130,628 shares, respectively, however, these shares were not included in computing diluted income (loss) per common share because their effects were anti-dilutive.

Note 8. Stock Based Compensation Plans

On September 21, 2000, the Company adopted the Eastern Virginia Bankshares, Inc. 2000 Stock Option Plan (the “2000 Plan”) to provide a means for selected key employees and directors to increase their personal financial interest in the Company, thereby stimulating their efforts and strengthening their desire to remain with the Company. Under the 2000 Plan, up to 400,000 shares of Company common stock could be granted in the form of stock options. On April 17, 2003, the shareholders approved the Eastern Virginia Bankshares, Inc. 2003 Stock Incentive Plan, amending and restating the 2000 Plan (the “2003 Plan”) still authorizing the issuance of up to 400,000 shares of common stock under the plan, but expanding the award types available under the plan to include stock options, stock appreciation rights, common stock, restricted stock and phantom stock. Under the terms of the 2003 Plan document, after April 17, 2013 no awards of shares of common stock may be granted under the 2003 Plan. Any awards previously granted under the 2003 Plan that were outstanding as of April 17, 2013 remain outstanding and will vest in accordance with their regular terms.

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On April 19, 2007, the Company’s shareholders approved the Eastern Virginia Bankshares, Inc. 2007 Equity Compensation Plan (the “2007 Plan”) to enhance the Company’s ability to recruit and retain officers, directors, employees, consultants and advisors with ability and initiative and to encourage such persons to have a greater financial interest in the Company. The 2007 Plan authorizes the Company to issue up to 400,000 additional shares of common stock pursuant to grants of stock options, stock appreciation rights, common stock, restricted stock, performance shares, incentive awards and stock units. There were 316,000 shares still available to be granted as awards under the 2007 Plan as of September 30, 2014.

Accounting standards require companies to recognize the cost of employee services received in exchange for awards of equity instruments, such as stock options, based on the fair value of those awards at the date of grant.

Accounting standards also require that new awards to employees eligible for retirement prior to the awards becoming fully vested be recognized as compensation cost over the period through the date that the employee first becomes eligible to retire and is no longer required to provide service to earn the award. The Company’s stock options granted to eligible participants are being recognized, as required, as compensation cost over the vesting period except in the instance where a participant reaches normal retirement age of 65 prior to the normal vesting date. There was no remaining unrecognized compensation expense related to stock options.

Stock option compensation expense is the estimated fair value of options granted, amortized on a straight-line basis over the requisite service period for each stock option award. There were no stock options granted or exercised in the nine months ended September 30, 2014 and 2013.

A summary of the Company’s stock option activity and related information is as follows:

			Remaining	Aggregate
	Options	Weighted Average	Contractual Life	Intrinsic Value
	Outstanding	Exercise Price	(in years)	(in thousands)
Stock options outstanding at January 1, 2014	152,287	$19.09
Forfeited	(15,700)	20.46
Expired	(21,600)	19.92
Stock options outstanding at September 30, 2014	114,987	$18.74	2.44	$-

Stock options exercisable at September 30, 2014	114,987	$18.74	2.44	$-

* Intrinsic value is the amount by which the fair value of the underlying common stock exceeds the exercise price of a stock option on exercise date.

The table below summarizes information concerning stock options outstanding and exercisable at September 30, 2014:

Stock Options Outstanding			Stock Options Exercisable
		Weighted
		Average
Exercise	Number	Remaining	Exercise	Number
Price	Outstanding	Term	Price	Exercisable
$20.57	29,662	0.75 years	$20.57	29,662
$21.16	34,825	2.00 years	$21.16	34,825
$19.25	26,750	3.00 years	$19.25	26,750
$12.36	23,750	4.00 years	$12.36	23,750
$18.74	114,987	2.44 years	$18.74	114,987

On November 18, 2013, the Company granted 38,000 shares of restricted stock under the 2007 Plan to its executive officers in the form of Troubled Asset Relief Program (“TARP”) compliant restricted stock awards. All of these shares are subject to time vesting over a five year period, and generally vest 40% on the second anniversary of the grant date and 20% on each of the third, fourth and fifth anniversaries of the grant date. On June 29, 2012, the Company granted 34,000 shares of restricted stock under the 2007 Plan to its executive officers in the form of TARP compliant restricted stock awards. All of these shares are subject to time vesting over a five year period, and generally vest 40% on the second anniversary of the grant date and 20% on each of the third, fourth and fifth anniversaries of the grant date.

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For the three and nine months ended September 30, 2014, restricted stock compensation expense was $19 thousand and $58 thousand, respectively, compared to restricted stock compensation expense of $7 thousand and $21 thousand, respectively, for the three and nine months ended September 30, 2013. Restricted stock was included in salaries and employee benefits expense in the consolidated statements of operations. Restricted stock compensation expense is accounted for using the fair market value of the Company’s common stock on the date the restricted shares were awarded, which was $6.70 per share for the 2013 award and $3.72 per share for the 2012 award. No restricted stock was granted or forfeited during the nine months ended September 30, 2014.

A summary of the status of the Company’s nonvested shares in relation to the Company’s restricted stock awards as of September 30, 2014, and changes during the nine months ended September 30, 2014, is presented below; the weighted average price is the weighted average fair value at the date of grant:

		Weighted-Average
	Shares	Price
Nonvested as of January 1, 2014	73,500	$5.30
Vested	(15,100)	3.93
Nonvested as of September 30, 2014	58,400	$5.66

At September 30, 2014, there was $281 thousand of total unrecognized compensation expense related to restricted stock awards. This unearned compensation is being amortized over the remaining vesting period for the time based shares.

Note 9. Employee Benefit Plan – Pension

The Company has historically maintained a defined benefit pension plan covering substantially all of the Company’s employees. The plan was amended January 28, 2008 to freeze the plan with no additional contributions for a majority of participants. Employees age 55 or greater or with 10 years of credited service were grandfathered in the plan. No additional participants have been added to the plan. The plan was again amended February 28, 2011 to freeze the plan with no additional contributions for grandfathered participants. Benefits for all participants have remained frozen in the plan since such action was taken. Effective January 1, 2012, the plan was amended and restated as a cash balance plan. Under a cash balance plan, participant benefits are stated as an account balance. An opening account balance was established for each participant based on the lump sum value of his or her accrued benefit as of December 31, 2011 in the original defined benefit pension plan. Each participants’ account will be credited with an “interest” credit each year. The interest rate for each year is determined as the average annual interest rate on the 2 year U.S. Treasury securities for the month of December preceding the plan year. Components of net periodic pension benefit related to the Company’s pension plan were as follows for the periods indicated:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollars in thousands)	2014	2013	2014	2013

Components of Net Periodic Pension (Benefit) Cost
Interest cost	$112	$113	$335	$343
Expected return on plan assets	(186)	(175)	(558)	(527)
Amortization of prior service cost	2	8	6	12
Recognized net actuarial loss	-	31	-	93
Net settlement loss	20	100	20	100
Net periodic pension (benefit) cost	$(52)	$77	$(197)	$21

The Company made no contributions to the pension plan during 2013. The Company has not determined at this time how much, if any, contributions to the plan will be made for the year ending December 31, 2014.

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Note 10. Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. U.S. GAAP requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. U.S. GAAP also establishes a fair value hierarchy which prioritizes the valuation inputs into three broad levels. Based on the underlying inputs, each fair value measurement in its entirety is reported in one of the three levels. These levels are:

•	Level 1 – Valuation is based upon quoted prices (unadjusted) for identical instruments traded in active markets.

•	Level 2 – Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 – Valuation is determined using model-based techniques with significant assumptions not observable in the market.

U.S. GAAP allows an entity the irrevocable option to elect fair value (the fair value option) for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. The Company has not made any fair value option elections as of September 30, 2014.

Following is a description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Assets Measured at Fair Value on a Recurring Basis

Securities Available For Sale. Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted market prices, when available (Level 1). If quoted market prices are not available, fair values are measured utilizing independent valuation techniques of identical or similar securities for which significant assumptions are derived primarily from or corroborated by observable market data. Third party vendors compile prices from various sources and may determine the fair value of identical or similar securities by using pricing models that consider observable market data (Level 2). In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy. Currently, all of the Company’s available for sale securities are considered to be Level 2 securities.

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The following table summarizes financial assets measured at fair value on a recurring basis as of September 30, 2014 and December 31, 2013, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

Assets Measured at Fair Value on a Recurring Basis at September 30, 2014 Using

	Quoted Prices in	Significant Other	Significant
	Active Markets for	Observable	Unobservable	Balance at
	Identical Assets	Inputs	Inputs	September 30,
	(Level 1)	(Level 2)	(Level 3)	2014
	(dollars in thousands)
Assets
Securities available for sale
Obligations of U.S. Government agencies	$-	$14,230	$-	$14,230
SBA Pool securities	-	81,966	-	81,966
Agency mortgage-backed securities	-	29,390	-	29,390
Agency CMO securities	-	39,775	-	39,775
Non agency CMO securities	-	943	-	943
State and political subdivisions	-	51,470	-	51,470
Pooled trust preferred securities	-	737	-	737
FNMA and FHLMC preferred stock	-	126	-	126
Total securities available for sale	$-	$218,637	$-	$218,637

Assets Measured at Fair Value on a Recurring Basis at December 31, 2013 Using

	Quoted Prices in	Significant Other	Significant
	Active Markets for	Observable	Unobservable	Balance at
	Identical Assets	Inputs	Inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2013
	(dollars in thousands)
Assets
Securities available for sale
Obligations of U.S. Government agencies	$-	$13,390	$-	$13,390
SBA Pool securities	-	86,035	-	86,035
Agency mortgage-backed securities	-	35,254	-	35,254
Agency CMO securities	-	41,378	-	41,378
Non agency CMO securities	-	1,306	-	1,306
State and political subdivisions	-	56,342	-	56,342
Pooled trust preferred securities	-	749	-	749
FNMA and FHLMC preferred stock	-	481	-	481
Total securities available for sale	$-	$234,935	$-	$234,935

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Assets Measured at Fair Value on a Non-Recurring Basis

Certain assets are measured at fair value on a non-recurring basis in accordance with U.S. GAAP. These adjustments to fair value usually result from the application of fair value accounting or impairment write-downs of individual assets.

Impaired Loans. Loans are designated as impaired when, in the judgment of management based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. The measurement of loss associated with impaired loans can be based on either the observable market price of the loan or the fair value of the collateral. Collateral may be in the form of real estate or business assets including equipment, inventory, and accounts receivable. The vast majority of the collateral is real estate. The value of real estate collateral is determined utilizing an income or market valuation approach based on an appraisal conducted by an independent, licensed appraiser outside of the Company using observable market data (Level 2). However, if the collateral value is significantly adjusted due to differences in the comparable properties, or is discounted by the Company because of marketability, then the fair value is considered Level 3.

The value of business equipment is based upon an outside appraisal if deemed significant, or the net book value on the applicable business’ financial statements if not considered significant. Likewise, values for inventory and accounts receivables collateral are based on financial statement balances or aging reports (Level 3). Impaired loans allocated to the allowance for loan losses are measured at fair value on a non-recurring basis. Any fair value adjustments are recorded in the period incurred as provision for loan losses on the consolidated statements of operations.

Other Real Estate Owned. Other real estate owned (“OREO”) is measured at fair value less cost to sell, based on an appraisal conducted by an independent, licensed appraiser outside of the Company using observable market data (Level 2). If the collateral value is significantly adjusted due to differences in the comparable properties, or is discounted by the Company because of marketability, then the fair value is considered Level 3. OREO is measured at fair value on a non-recurring basis. Any initial fair value adjustment is charged against the allowance for loan losses. Subsequent fair value adjustments are recorded in the period incurred and included in other noninterest expense on the consolidated statements of operations.

The following table summarizes assets measured at fair value on a non-recurring basis as of September 30, 2014 and December 31, 2013, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

Assets Measured at Fair Value on a Non-Recurring Basis at September 30, 2014 Using

	Quoted Prices in	Significant Other	Significant
	Active Markets for	Observable	Unobservable	Balance at
	Identical Assets	Inputs	Inputs	September 30,
	(Level 1)	(Level 2)	(Level 3)	2014
	(dollars in thousands)
Assets
Impaired loans	$-	$-	$17,323	$17,323
Other real estate owned	$-	$-	$485	$485

Assets Measured at Fair Value on a Non-Recurring Basis at December 31, 2013 Using

	Quoted Prices in	Significant Other	Significant
	Active Markets for	Observable	Unobservable	Balance at
	Identical Assets	Inputs	Inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2013
	(dollars in thousands)
Assets
Impaired loans	$-	$-	$16,086	$16,086
Other real estate owned	$-	$-	$800	$800

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The following table displays quantitative information about Level 3 Fair Value Measurements as of September 30, 2014 and December 31, 2013:

Quantitative information about Level 3 Fair Value Measurements at September 30, 2014

	Fair Value	Valuation Technique(s)	Unobservable Input	Range (Weighted Average)
	(dollars in thousands)
Assets
Impaired loans	$17,323	Discounted appraised value	Selling cost	0% - 42% (11%)
			Discount for lack of marketability and age of appraisal	0% - 10% (3%)

Other real estate owned	$485	Discounted appraised value	Selling cost	10% (10%)
			Discount for lack of marketability and age of appraisal	0% -59% (10%)

Quantitative information about Level 3 Fair Value Measurements at December 31, 2013

	Fair Value	Valuation Technique(s)	Unobservable Input	Range (Weighted Average)
	(dollars in thousands)
Assets
Impaired loans	$16,086	Discounted appraised value	Selling cost	0% - 32% (12%)
			Discount for lack of marketability and age of appraisal	0% - 20% (6%)

Other real estate owned	$800	Discounted appraised value	Selling cost	10% (10%)
			Discount for lack of marketability and age of appraisal	0% - 28% (13%)

Fair Value of Financial Instruments

U.S. GAAP requires disclosure of the fair value of financial assets and financial liabilities, including those financial assets and financial liabilities that are not measured and reported at fair value on a recurring basis or non-recurring basis. The methodologies and assumptions for estimating the fair value of financial assets and financial liabilities that are measured at fair value on a recurring or non-recurring basis are discussed above. The methodologies and assumptions for other financial assets and financial liabilities are discussed below:

Cash and Short-Term Investments. For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

Investment Securities. For securities and marketable equity securities held for investment purposes, fair values are based on quoted market prices or dealer quotes. For other securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted prices for similar securities. All securities prices are provided by independent third party vendors.

Restricted Securities. The carrying amount approximates fair value based on the redemption provisions of the correspondent banks.

Loans. The fair value of performing loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar remaining maturities. This calculation ignores loan fees and certain factors affecting the interest rates charged on various loans such as the borrower’s creditworthiness and compensating balances and dissimilar types of real estate held as collateral. The fair value of impaired loans is measured as described within the Impaired Loans section of this note.

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Bank Owned Life Insurance. Bank owned life insurance represents insurance policies on officers of the Company. The cash values of the policies are estimated using information provided by insurance carriers. The policies are carried at their cash surrender value, which approximates fair value.

Deposits. The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated using market rates for deposits of similar remaining maturities.

Short-Term Borrowings. The carrying amounts of federal funds purchased and other short-term borrowings maturing within 90 days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the current incremental borrowing rates for similar types of borrowing arrangements.

Long-Term Borrowings. The fair values of the Company’s long-term borrowings are estimated using discounted cash flow analyses based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

Accrued Interest Receivable and Accrued Interest Payable. The carrying amounts of accrued interest approximate fair value.

Off-Balance Sheet Financial Instruments. The fair value of commitments to extend credit is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

The fair value of standby letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. The fair value of guarantees of credit card accounts previously sold is based on the estimated cost to settle the obligations with the counterparty at the reporting date. At September 30, 2014 and December 31, 2013, the fair value of loan commitments, standby letters of credit and credit card guarantees are not significant and are not included in the table below.

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The estimated fair value and the carrying value of the Company’s recorded financial instruments are as follows:

		Fair Value Measurements at September 30, 2014 Using

		Quoted Prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable	Balance at
		Identical Assets	Inputs	Inputs	September 30,
	Carrying Amount	(Level 1)	(Level 2)	(Level 3)	2014
		(dollars in thousands)
Assets:
Cash and short-term investments	$12,472	$12,472	$-	$-	$12,472
Interest bearing deposits with banks	3,766	3,766	-	-	3,766
Securities available for sale	218,637	-	218,637	-	218,637
Securities held to maturity	33,333	-	34,021	-	34,021
Restricted securities	7,126	-	7,126	-	7,126
Loans, net	692,249	-	-	701,041	701,041
Bank owned life insurance	21,573	-	21,573	-	21,573
Accrued interest receivable	3,857	-	3,857	-	3,857
Total	$993,013	$16,238	$285,214	$701,041	$1,002,493

Liabilities:
Noninterest-bearing demand deposits	$143,462	$143,462	$-	$-	$143,462
Interest-bearing deposits	678,010	-	619,604	-	619,604
Federal funds purchased and repurchase agreements	3,620	3,620	-	-	3,620
Short-term borrowings	76,455	76,455	-	-	76,455
Trust preferred debt	10,310	-	10,310	-	10,310
Accrued interest payable	298	-	298	-	298
Total	$912,155	$223,537	$630,212	$-	$853,749

		Fair Value Measurements at December 31, 2013 Using

		Quoted Prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable	Balance at
		Identical Assets	Inputs	Inputs	December 31,
	Carrying Amount	(Level 1)	(Level 2)	(Level 3)	2013
		(dollars in thousands)
Assets:
Cash and short-term investments	$13,944	$13,944	$-	$-	$13,944
Interest bearing deposits with banks	5,402	5,402	-	-	5,402
Securities available for sale	234,935	-	234,935	-	234,935
Securities held to maturity	35,495	-	34,521	-	34,521
Restricted securities	5,549	-	5,549	-	5,549
Loans, net	642,430	-	-	653,125	653,125
Bank owned life insurance	21,158	-	21,158	-	21,158
Accrued interest receivable	3,893	-	3,893	-	3,893
Total	$962,806	$19,346	$300,056	$653,125	$972,527

Liabilities:
Noninterest-bearing demand deposits	$126,861	$126,861	$-	$-	$126,861
Interest-bearing deposits	707,601	-	614,747	-	614,747
Federal funds purchased and repurchase agreements	3,009	3,009	-	-	3,009
Short-term borrowings	41,940	41,940	-	-	41,940
Trust preferred debt	10,310	-	10,310	-	10,310
Accrued interest payable	1,324	-	1,324	-	1,324
Total	$891,045	$171,810	$626,381	$-	$798,191

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The Company assumes interest rate risk (the risk that general interest rate levels will change) as a result of the Company’s normal operations. As a result, the fair values of the Company’s financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the Company. The Company attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed rate obligations are less likely to prepay in a rising rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. The Company monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Company’s overall interest rate risk.

Note 11. Preferred Stock and Warrant

On January 9, 2009, the Company signed a definitive agreement with the U.S. Department of the Treasury (the “Treasury”) under the Emergency Economic Stabilization Act of 2008 to participate in the Treasury’s Capital Purchase Program. Pursuant to this agreement, the Company sold 24,000 shares of its Series A fixed rate cumulative perpetual preferred stock, liquidation value $1,000 per share (the “Series A Preferred Stock”), to the Treasury for an aggregate purchase price of $24 million. The Series A Preferred Stock paid a cumulative dividend at a rate of 5% for the first five years, and effective January 9, 2014, pays a rate of 9%. As part of its purchase of the Series A Preferred Stock, the Treasury was also issued a warrant to purchase up to 373,832 shares of the Company’s common stock at an initial exercise price of $9.63 per share. If not exercised, the warrant expires after ten years. On October 21, 2013, the Treasury sold all 24,000 shares of Series A Preferred Stock that were held by Treasury to private investors.

Accounting for the issuance of the Series A Preferred Stock included entries to the equity portion of the Company’s consolidated balance sheet to recognize the Series A Preferred Stock at the full amount of the issuance, the warrant and discount on the Series A Preferred Stock at values calculated by discounting the future cash flows by a prevailing interest rate that a similar security would receive in the current market environment. At the time of issuance, that discount rate was determined to be 12%. The fair value of the warrant of $950 thousand was calculated using the Black-Scholes model with inputs of 7 year volatility, average rate of quarterly dividends, 7 year Treasury strip rate and the exercise price of $9.63 per share exercisable for up to 10 years. The present value of the Series A Preferred Stock using a 12% discount rate was $14.4 million. The Series A Preferred Stock discount determined by the allocation of discount to the warrant was accreted quarterly over a 5 year period on a constant effective yield method at a rate of approximately 6.4%. Allocation of the Series A Preferred Stock discount and the warrant as of January 9, 2009 is provided in the tables below:

Warrant Value	2009
Series A Preferred Stock	$24,000,000
Price	$9.63
Warrant - shares	373,832
Value per warrant	$2.54
Fair value of warrant	$949,533

NPV of Series A Preferred Stock
@ 12% discount rate	(dollars in thousands)
		Relative	Relative
	Fair Value	Value %	Value
$24 million 1/09/2009
NPV of Series A Preferred Stock (12% discount rate)	$14,446	93.8%	$22,519
Fair value of warrant	950	6.2%	1,481
	$15,396	100.0%	$24,000

From February 2011 to May 2014, the Company deferred its regularly scheduled dividend payments on its Series A Preferred Stock. Deferral of dividends on the Series A Preferred Stock did not constitute an event of default.  Dividends on the Series A Preferred Stock are, however, cumulative, and the Company had accumulated the dividends in accordance with the terms of the Series A Preferred Stock and U.S. GAAP and reflected the accumulated dividends as a portion of the effective dividend on Series A Preferred Stock on the consolidated statements of operations.  On August 15, 2014, the Company paid $5.5 million of current and all deferred but accumulated dividends on its Series A Preferred Stock.

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In connection with its private placements, on June 12, 2013, the Company issued 5,240,192 shares of its Series B Preferred Stock for a gross purchase price of $23.8 million, or $4.55 per share. The Series B Preferred Stock has no maturity date. The holders of Series B Preferred Stock are entitled to receive dividends if, as and when declared by the Company’s Board of Directors, in an identical form of consideration and at the same time, as those dividends or distributions that would have been payable on the number of whole shares of the Company’s common stock that such shares of Series B Preferred Stock would be convertible into upon satisfaction of certain conditions. The Company will not pay any dividends with respect to its common stock unless an equivalent dividend also is paid to the holders of Series B Preferred Stock. The Series B Preferred Stock ranks junior with regard to dividends to any class or series of capital stock of the Company the terms of which expressly provide that such class or series will rank senior to the common stock or the Series B Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company, including the Series A Preferred Stock.

For a summary of the terms of the Series B Preferred Stock, including the conditions under which shares of Series B Preferred Stock convert into shares of the Company’s common stock, see the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2013 and the exhibits thereto.

Note 12. Trust Preferred Debt

On September 17, 2003, $10 million of trust preferred securities were placed through EVB Statutory Trust I in a pooled underwriting totaling approximately $650 million. The trust issuer has invested the total proceeds from the sale of the trust preferred securities in Floating Rate Junior Subordinated Deferrable Interest Debentures (the “Junior Subordinated Debentures”) issued by the Parent. The trust preferred securities pay cumulative cash distributions quarterly at a variable rate per annum, reset quarterly, equal to the 3-month LIBOR plus 2.95%. As of September 30, 2014 and December 31, 2013, the interest rate was 3.18% and 3.19%, respectively. The dividends paid to holders of the trust preferred securities, which are recorded as interest expense, are deductible for income tax purposes. The trust preferred securities have a mandatory redemption date of September 17, 2033, and became subject to varying call provisions beginning September 17, 2008. The Parent has fully and unconditionally guaranteed the trust preferred securities through the combined operation of the debentures and other related documents. The Parent’s obligation under the guarantee is unsecured and subordinate to senior and subordinated indebtedness of the Parent.

The trust preferred securities may be included in Tier 1 capital for regulatory capital adequacy determination purposes up to 25% of Tier 1 capital after its inclusion. The portion of the securities not considered as Tier 1 capital will be included in Tier 2 capital. At September 30, 2014 and December 31, 2013, all of the trust preferred securities qualified as Tier 1 capital.

Subject to certain exceptions and limitations, the Company is permitted to elect from time to time to defer regularly scheduled interest payments on its outstanding Junior Subordinated Debentures relating to its trust preferred securities. If the Company defers interest payments on the Junior Subordinated Debentures for more than 20 consecutive quarters, the Company would be in default under the governing agreements for such notes and the amount due under such agreements would be immediately due and payable.

From June 2011 to March 2014, the Company deferred its regularly scheduled interest payments on its outstanding Junior Subordinated Debentures relating to its trust preferred securities due to prohibitions on such payments under provisions of regulatory agreements as disclosed in Note 14 – Regulatory Agreements. On June 17, 2014, the Company paid all current and deferred interest on these outstanding Junior Subordinated Debentures, and the Company made the regularly scheduled interest payment on September 17, 2014.

Note 13. Capital Requirements

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components (such as interest rate risk), risk weightings and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

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During 2013, the federal bank regulatory agencies adopted rules to implement the Basel III capital framework and a revised risk weighting framework, and other related changes to the prompt corrective action framework. For a summary of these regulatory changes, refer to Part I, Item 1. “Business” under the heading “Regulation and Supervision—Capital Requirements” in the 2013 Form 10-K.

As of September 30, 2014, the most recent notification from the Reserve Bank categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed the Bank’s category. A comparison of the September 30, 2014 and December 31, 2013 capital ratios of the Company and the Bank with minimum regulatory guidelines is as follows:

			Minimum To Be
As of September 30, 2014			Well-Capitalized
		Minimum	Under Prompt
		Capital	Corrective Action
	Actual Capital	Requirements	Provisions
Total Risk-Based Capital Ratio:
Company	19.25%	8.00%	N/A
Bank	14.96%	8.00%	10.00%

Tier 1 Risk-Based Capital Ratio:
Company	17.99%	4.00%	N/A
Bank	13.70%	4.00%	6.00%

Leverage Ratio:
Company	12.23%	4.00%	N/A
Bank	9.32%	4.00%	5.00%

			Minimum to be
As of December 31, 2013			Well-Capitalized
		Minimum	Under Prompt
		Capital	Corrective Action
	Actual Capital	Requirements	Provisions
Total Risk-Based Capital Ratio:
Company	19.48%	8.00%	N/A
Bank	13.98%	8.00%	10.00%

Tier 1 Risk-Based Capital Ratio:
Company	18.22%	4.00%	N/A
Bank	12.71%	4.00%	6.00%

Leverage Ratio:
Company	12.06%	4.00%	N/A
Bank	8.43%	4.00%	5.00%

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Note 14. Regulatory Agreements

The Company and the Bank were formerly parties to formal and informal agreements with federal and state banking regulators, as summarized below.

On February 17, 2011, the Parent and the Bank entered into a written agreement with the Reserve Bank and the Bureau (the “Written Agreement”). The Written Agreement was terminated on July 30, 2013. The Written Agreement had required the Bank, among other things, to develop plans for improving numerous aspects of the Bank’s operations and management, required the Bank to improve asset quality, restricted certain types of credit extensions and imposed a number of measures designed to preserve the Bank’s capital.

On September 5, 2013, the Parent and the Bank entered into a memorandum of understanding with the Reserve Bank and the Bureau (the “MOU”). The MOU was terminated effective March 13, 2014.

Under the terms of the MOU, the Parent and the Bank had agreed that the Parent would not, without prior written approval of the Reserve Bank and the Bureau, (a) declare or pay dividends of any kind, or make any payments on the Parent’s trust preferred securities; (b) incur or guarantee any debt; or (c) purchase or redeem any shares of the Parent’s stock. In addition, under the MOU the Parent and the Bank had agreed to review and revise the allowance for loan and lease losses methodology (“ALLL”), and on a quarterly basis submit to the Reserve Bank and the Bureau a copy of the internally calculated ALLL worksheet.

Note 15. Accumulated Other Comprehensive Income (Loss)

The changes in accumulated other comprehensive income (loss) for the nine months ended September 30, 2014 and 2013 are summarized as follows:

	Unrealized Securities Gains (Losses)	Adjustments Related to Pension Plan	Accumulated Other Comprehensive Income (Loss)
	(dollars in thousands)
Balance at December 31, 2013	$(8,396)	$(472)	$(8,868)
Other comprehensive income before reclassification	5,484	-	5,484
Reclassification adjustment for gains included in net income	(328)	-	(328)
Net amortization of unrealized losses on securities transferred from available for sale to held to maturity	143	-	143
Net current period other comprehensive income	5,299	-	5,299
Balance at September 30, 2014	$(3,097)	$(472)	$(3,569)

Balance at December 31, 2012	$1,924	$(1,488)	$436
Other comprehensive (loss) before reclassification	(9,055)	-	(9,055)
Reclassification adjustment for gains included in net (loss)	(346)	-	(346)
Net current period other comprehensive (loss)	(9,401)	-	(9,401)
Balance at September 30, 2013	$(7,477)	$(1,488)	$(8,965)

Reclassifications of gains on securities available for sale are reported in the consolidated statements of operations as “Gain on sale of available for sale securities, net” with the corresponding income tax effect being reflected as a component of income tax expense (benefit).

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During the three and nine months ended September 30, 2014 and 2013, the Company reported gains on the sale of available for sale securities and amortization of unrealized losses on securities transferred from available for sale to held to maturity as shown in the following table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(dollars in thousands)

Gains on sale of available for sale securities	$7	$-	$496	$525
Less: tax effect	(2)	-	(168)	(179)
Net gains on the sale of available for sale securities	$5	$-	$328	$346

Amortization of unrealized losses on securities transferred from available for sale to held to maturity	$(95)	$-	$(216)	$-
Less: tax effect	32	-	73	-
Net amortization of unrealized losses on securities transferred from available for sale to held to maturity	$(63)	$-	$(143)	$-

Note 16. Proposed Acquisition

On May 29, 2014, the Company entered into a definitive agreement and plan of reorganization pursuant to which the Company will acquire Virginia Company Bank (“VCB”), pursuant to a merger of VCB with and into EVB, with EVB surviving, in a cash and stock transaction. VCB is a Virginia state chartered bank with total assets of approximately $133 million at September 30, 2014 with locations in Newport News, Williamsburg and Hampton, Virginia. The agreement and plan of reorganization has been unanimously approved by the boards of directors of both companies. The transaction is expected to close during mid-November 2014. On September 4, 2014, the Company filed with the SEC a registration statement on Form S-4 and a prospectus under rule 424(b)(3) of the Securities Act of 1933 related to the acquisition of VCB. The Company has received all regulatory approvals needed to complete the acquisition, and on October 22, 2014, the common shareholders of VCB approved VCB’s acquisition by the Company. The acquisition remains subject to satisfaction of customary closing conditions.

Note 17. Subsequent Events

On October 15, 2014, the Company redeemed 10,000 shares, or 41.7%, of its 24,000 shares of outstanding Series A Preferred Stock that were originally issued to the Treasury under the TARP Capital Purchase Program. The redemption price for the shares of Series A Preferred Stock was the stated liquidation preference amount of $1,000 per share, plus accrued and unpaid dividends. The total aggregate redemption price of the shares of Series A Preferred Stock redeemed was approximately $10.2 million.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

We present management’s discussion and analysis of financial information to aid the reader in understanding and evaluating our financial condition and results of operations. This discussion provides information about the major components of our results of operations, financial condition, liquidity and capital resources. This discussion should be read in conjunction with the Unaudited Consolidated Financial Statements and Notes to the Interim Consolidated Financial Statements presented elsewhere in this report and the Consolidated Financial Statements and Notes to Consolidated Financial Statements presented in the 2013 Form 10-K. Operating results include those of all our operating entities combined for all periods presented.

Internet Access to Corporate Documents

Information about the Company can be found on the Company’s investor relations website at http://www.evb.org. The Company posts its annual reports, quarterly reports, current reports, definitive proxy materials and any amendments to those documents as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. All such filings are available at no charge. The information on the Company’s website is not, and shall not be deemed to be, a part of this Quarterly Report on Form 10-Q or incorporated into any other filings the Company makes with the SEC.

Forward Looking Statements

Certain statements contained in this Quarterly Report on Form 10-Q that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of the Company or its management or Board of Directors, including those relating to products or services, the performance or disposition of portions of the Company’s asset portfolio, future changes to the Bank’s branch network, the payment of dividends and the ability to realize deferred tax assets; (iii) statements of future financial performance and economic conditions; (iv) statements regarding the adequacy of the allowance for loan losses; (v) statements regarding the effect of future sales of investment securities or foreclosed properties; (vi) statements regarding the Company’s liquidity; (vii) statements of management’s expectations regarding future trends in interest rates, real estate values, and economic conditions generally and in the Company’s markets; (viii) statements regarding future asset quality, including expected levels of charge-offs; (ix) statements regarding potential changes to laws, regulations or administrative guidance; (x) statements regarding strategic initiatives of the Company or the Bank and the results of these initiatives, including the Company’s pending acquisition of Virginia Company Bank (or “VCB”) and transactions to redeem or refinance the Company’s Series A Preferred Stock; and (xi) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

❑	factors that adversely affect our business initiatives, including the Company’s pending acquisition of VCB and other factors that could impact the business of the combined organization, including, without limitation, changes in the economic or business conditions in the Company’s or VCB’s markets;
❑	our ability and efforts to assess, manage and improve our asset quality;
❑	the strength of the economy in our target market area, as well as general economic, market, political, or business factors;
❑	changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries, decline in real estate values in our markets, or in the repayment ability of individual borrowers or issuers;
❑	the effects of our adjustments to the composition of our investment portfolio;
❑	the impact of government intervention in the banking business;
❑	an insufficient allowance for loan losses;
❑	our ability to meet the capital requirements of our regulatory agencies;

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❑	changes in laws, regulations and the policies of federal or state regulators and agencies, including rules to implement the Basel III capital framework and for calculating risk weighted assets;
❑	adverse reactions in financial markets related to the budget deficit of the United States government;
❑	changes in the interest rates affecting our deposits and loans;
❑	the loss of any of our key employees;
❑	changes in our competitive position, competitive actions by other financial institutions and the competitive nature of the financial services industry and our ability to compete effectively against other financial institutions in our banking markets;
❑	our potential growth, including our entrance or expansion into new markets, the opportunities that may be presented to and pursued by us and the need for sufficient capital to support that growth;
❑	changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services;
❑	our ability to maintain internal control over financial reporting;
❑	our ability to realize our deferred tax assets, including in the event we experience an ownership change as defined by Section 382 of the Code;
❑	our ability to raise capital as needed by our business;
❑	our reliance on secondary sources, such as FHLB advances, sales of securities and loans, federal funds lines of credit from correspondent banks and out-of-market time deposits, to meet our liquidity needs;
❑	the future prospects of the combined organization following the acquisition of VCB; and
❑	other circumstances, many of which are beyond our control.

With regard to the Company’s pending acquisition of VCB, the Company expects the transaction to impact the Company’s financial condition and results of operations (including net interest income, and noninterest income and expenses) in future periods. The Company cannot, however, predict with certainty the financial impact of the Company of the pending acquisition of VCB, and many factors will impact whether the Company can recognize the full anticipated benefits of this transaction. These factors include, but are not limited to, the Company’s integration of VCB’s operations and expenses incurred during integration, the cost of VCB’s funding sources, the future performance of VCB’s legacy loan portfolio, and the Company’s ability to expand its operations in VCB’s banking markets following the transaction. These factors will remain subject to significant uncertainty for some time following the Company’s completion of this transaction.

All of the forward-looking statements made in this report are qualified by these factors, and there can be no assurance that the actual results anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. The reader should refer to risks detailed under Item 1A. “Risk Factors” included in the 2013 Form 10-K and otherwise included in our periodic and current reports filed with the SEC for specific factors that could cause our actual results to be significantly different from those expressed or implied by our forward-looking statements.

The Company cautions the reader that the above list of important factors is not all-inclusive. These forward-looking statements are made as of the date of this report, and the Company undertakes no obligation to update any forward-looking statements to reflect the impact of any circumstances or events, including unanticipated events, that arise after the date the forward-looking statements are made.

Critical Accounting Policies

The preparation of financial statements requires us to make estimates and assumptions. Those accounting policies with the greatest uncertainty and that require our most difficult, subjective or complex judgments affecting the application of these policies, and the likelihood that materially different amounts would be reported under different conditions, or using different assumptions, are described below.

Allowance for Loan Losses

The Company establishes the allowance for loan losses through charges to earnings in the form of a provision for loan losses. Loan losses are charged against the allowance when we believe that the collection of the principal is unlikely. Subsequent recoveries of losses previously charged against the allowance are credited to the allowance. The allowance represents an amount that, in our judgment, will be adequate to absorb any losses on existing loans that may become uncollectible. Our judgment in determining the level of the allowance is based on evaluations of the collectability of loans while taking into consideration such factors as trends in delinquencies and charge-offs, changes in the nature and volume of the loan portfolio, current economic conditions that may affect a borrower’s ability to repay and the value of collateral, overall portfolio quality and review of specific potential losses. This evaluation is inherently subjective because it requires estimates that are susceptible to significant revision as more information becomes available. For more information see the section titled “Asset Quality” within this Item 2.

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Impairment of Loans

The Company considers a loan impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due, according to the contractual terms of the loan agreement. The Company does not consider a loan impaired during a period of insignificant payment shortfalls if we expect the ultimate collection of all amounts due. Impairment is measured on a loan by loan basis for real estate (including multifamily residential, construction, farmland and non-farm, non-residential) and commercial loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance homogeneous loans, representing consumer, one to four family residential first and seconds and home equity lines, are collectively evaluated for impairment. The Company maintains a valuation allowance to the extent that the measure of the impaired loan is less than the recorded investment. TDRs are also considered impaired loans. A TDR occurs when the Company, for economic or legal reasons related to a deterioration in the borrower’s financial condition, grants a concession (including, without limitation, rate reductions to below-market rates, payment deferrals, forbearance and, in some cases, forgiveness of principal or interest) to the borrower that it would not otherwise consider. For more information see the section titled “Asset Quality” within Item 2.

Impairment of Securities

Impairment of securities occurs when the fair value of a security is less than its amortized cost. For debt securities, impairment is considered other-than-temporary and recognized in its entirety in net income if either (i) the Company intends to sell the security or (ii) it is more likely than not that the Company will be required to sell the security before recovery of its amortized cost basis. If, however, the Company does not intend to sell the security and it is not more likely than not that the Company will be required to sell the security before recovery, the Company must determine what portion of the impairment is attributable to a credit loss, which occurs when the amortized cost basis of the security exceeds the present value of the cash flows expected to be collected from the security. If there is no credit loss, there is no other-than-temporary impairment. If there is a credit loss, other-than-temporary impairment exists, and the credit loss must be recognized in net income and the remaining portion of impairment must be recognized in other comprehensive income. For equity securities, impairment is considered to be other-than-temporary based on the Company’s ability and intent to hold the investment until a recovery of fair value. Other-than-temporary impairment of an equity security results in a write-down that must be included in net income. The Company regularly reviews each investment security for other-than-temporary impairment based on criteria that include the extent to which cost exceeds market price, the duration of that market decline, the financial health of and specific prospects for the issuer, the Company’s best estimate of the present value of cash flows expected to be collected from debt securities, the Company’s intention with regard to holding the security to maturity and the likelihood that the Company would be required to sell the security before recovery.

Other Real Estate Owned

Real estate acquired through, or in lieu of, foreclosure is held for sale and is stated at estimated fair market value of the property, less estimated disposal costs, if any. Any excess of cost over the estimated fair market value less costs to sell at the time of acquisition is charged to the allowance for loan losses. The estimated fair market value is reviewed periodically by management and any write-downs are charged against current earnings.

Goodwill

With the adoption of ASU 2011-08, “Intangible-Goodwill and Other-Testing Goodwill for Impairment,” the Company is no longer required to perform a test for impairment unless, based on an assessment of qualitative factors related to goodwill, it determines that it is more likely than not that the fair value of goodwill is less than its carrying amount. If the likelihood of impairment is more than 50 percent, the Company must perform a test for impairment and we may be required to record impairment charges. In assessing the recoverability of the Company’s goodwill, the Company must make assumptions in order to determine the fair value of the respective assets. Major assumptions used in the impairment analysis were discounted cash flows, merger and acquisition transaction values (including as compared to tangible book value), and stock market capitalization. The Company completed the annual goodwill impairment test during the fourth quarter of 2013 and determined there was no impairment to be recognized in 2013. If the underlying estimates and related assumptions change in the future, the Company may be required to record impairment charges. All of the goodwill on the Company’s balance sheet at September 30, 2014 was recognized in connection with the acquisition of branches during 2003 and 2008.

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Retirement Plan

The Company has historically maintained a defined benefit pension plan. Effective January 28, 2008, the Company took action to freeze the plan with no additional contributions for a majority of participants. Employees age 55 or greater or with 10 years of credited service were grandfathered in the plan. No additional participants have been added to the plan. The plan was again amended on February 28, 2011 to freeze the plan with no additional contributions for grandfathered participants. Benefits for all participants have remained frozen in the plan since such action was taken. Effective January 1, 2012, the plan was amended and restated as a cash balance plan. Under a cash balance plan, participant benefits are stated as an account balance. An opening account balance was established for each participant based on the lump sum value of his or her accrued benefit as of December 31, 2011 in the original defined benefit pension plan. Each participant’s account will be credited with an “interest” credit each year. The interest rate for each year is determined as the average annual interest rate on the 2 year U.S. Treasury securities for the month of December preceding the plan year. Plan assets, which consist primarily of mutual funds invested in marketable equity securities and corporate and government fixed income securities, are valued using market quotations. The Company’s actuary determines plan obligations and annual pension expense using a number of key assumptions. Key assumptions may include the discount rate, the estimated return on plan assets and the anticipated rate of compensation increases. Changes in these assumptions in the future, if any, or in the method under which benefits are calculated may impact pension assets, liabilities or expense.

Accounting for Income Taxes

Determining the Company’s effective tax rate requires judgment. In the ordinary course of business, there are transactions and calculations for which the ultimate tax outcomes are uncertain. In addition, the Company’s tax returns are subject to audit by various tax authorities. Although we believe that the estimates are reasonable, no assurance can be given that the final tax outcome will not be materially different than that which is reflected in the income tax provision and accrual.

The realization of deferred income tax assets is assessed and a valuation allowance is recorded if it is “more likely than not” that all or a portion of the deferred tax asset will not be realized.  “More likely than not” is defined as greater than a 50% chance.  Management considers all available evidence, both positive and negative, to determine whether, based on the weight of that evidence, a valuation allowance is needed. For more information, see Item 1. “Financial Statements,” under the heading “Note 4. Deferred Income Taxes” in this Quarterly Report on Form 10-Q and Item 8. “Financial Statements and Supplementary Data,” under the headings “Note 1. Summary of Significant Accounting Policies” and “Note 10. Income Taxes” in the 2013 Form 10-K.

For further information concerning accounting policies, refer to Item 8. “Financial Statements and Supplementary Data,” under the heading “Note 1. Summary of Significant Accounting Policies” in the 2013 Form 10-K.

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Business Overview

The Company provides a broad range of personal and commercial banking services including commercial, consumer and real estate loans. We complement our lending operations with an array of retail and commercial deposit products and fee-based services. Our services are delivered locally by well-trained and experienced bankers, whom we empower to make decisions at the local level, so they can provide timely lending decisions and respond promptly to customer inquiries. Having been in many of our markets for over 100 years, we have established relationships with and an understanding of our customers. We believe that, by offering our customers personalized service and a breadth of products, we can compete effectively as we expand within our existing markets and into new markets.

The Company is committed to delivering strong long-term earnings using a prudent allocation of capital, in business lines where we have demonstrated the ability to compete successfully. During the first nine months of 2014, the national and local economies continued to show limited signs of recovery with the main challenges continuing to be persistent unemployment above historical levels and uneven economic growth. Macro-economic and political issues continue to temper the global economic outlook and as such the Company remains cautiously optimistic regarding the limited signs of improvement seen in our local markets. Despite this, the Company believes that our local markets are poised for stronger growth in the coming months and years than the economic recovery has provided in our markets in recent periods.

Strategic Initiatives and Pending Acquisition of Virginia Company Bank

The Company has used a portion of the gross proceeds from its private placements and rights offerings in 2013 (the “2013 Capital Initiative”) for general corporate purposes, including strengthening its balance sheet, the accelerated resolution and disposition of assets adversely classified by the Company (consisting of other real estate owned and classified loans), and improvement of the Company’s balance sheet through the restructuring of FHLB advances. During the third quarter of 2013, the Company prepaid $107.5 million of its long-term FHLB advances, and also accelerated the resolution and disposition of adversely classified assets. The extinguishment of the higher rate long-term FHLB advances triggered an $11.5 million prepayment penalty that was fully recognized during the third quarter of 2013. During May 2014, the Company announced its intent to repay up to $15.0 million of the Company’s Series A Preferred Stock originally issued to the Treasury through TARP. On October 15, 2014, the Company redeemed 10,000 shares, or 41.7%, of its 24,000 shares of outstanding Series A Preferred Stock. The redemption price for the shares of Series A Preferred Stock was the stated liquidation preference amount of $1,000 per share, plus accrued and unpaid dividends. The total aggregate redemption price of the shares of Series A Preferred Stock redeemed was $10.2 million. The Company plans to effectuate repayment of the remaining Series A Preferred Stock through one or more transactions during the first quarter of 2015. During the remainder of 2014, the Company also plans to focus on online and mobile banking options offered to the Bank’s customers, including introducing or improving the Bank’s portfolio of internet and mobile banking products and services. As the Company executes these business strategies, senior management and the board of directors will continue to evaluate other initiatives that they believe will best position the Company for long-term success. While the Company largely has worked through the economic challenges of the past few years, the Company will look at the remainder of 2014 and into 2015 as an opportunity to strengthen its current branch network in existing markets and explore business development initiatives and strategic opportunities to grow the Company’s business. The Company completed one such initiative – the acquisition of a 4.9% interest in Southern Trust Mortgage, LLC – during May 2014.

On May 29, 2014, the Company announced the signing of a definitive merger agreement pursuant to which the Company would acquire VCB via a merger of VCB with and into EVB, with EVB surviving (such acquisition, the “Acquisition”). The company has received all regulatory approvals required for the Acquisition, and VCB’s common shareholders have approved the Acquisition. The Company expects to close the Acquisition during mid-November, 2014. After closing the Acquisition, the Company plans to operate all branches and businesses of VCB as part of the EVB franchise, which will impact the Company’s financial condition and results of operation as of and for future periods. For more information on this pending acquisition refer to Item 1. “Financial Statements,” under the heading “Note 16. Proposed Acquisition” in this Quarterly Report on Form 10-Q and the Company’s Current Report on Form 8-K filed with the SEC on May 30, 2014.

The Company has filed with the SEC a registration statement on Form S-4 in connection with the pending acquisition of VCB, which includes a prospectus under rule 424(b)(3) of the Securities Act of 1933 regarding the shares of the Company's common stock to be issued in the Merger, and a proxy statement for the meeting of VCB shareholders at which approval of the Agreement was voted upon. Shareholders of VCB and other investors are urged to read the combined proxy statement/prospectus that has been filed with the SEC and has been mailed to common shareholders of VCB because the proxy statement/prospectus contains important information about the Company and EVB, VCB, the Acquisition, the persons soliciting proxies in the Acquisition and their interests in the Acquisition and related matters. Investors will be able to obtain all documents filed with the SEC by the Company free of charge at the SEC's Internet site (http://www.sec.gov). In addition, documents filed with the SEC by the Company will be available free of charge from the Corporate Secretary of Eastern Virginia Bankshares, Inc., 330 Hospital Road, Tappahannock, Virginia 22560 telephone (804) 443-8400. The proxy statement/prospectus and the other documents may also be obtained for free by accessing the Company's website at www.evb.org under the heading "SEC Filings." Shareholders of VCB and other investors are urged to read the proxy statement/prospectus carefully.

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This report shall not constitute an offer to sell, buy or exchange or the solicitation of an offer to sell, buy or exchange any securities, nor shall there be any sale, purchase or exchange of any securities in any jurisdiction in which such offer, solicitation, sale, purchase or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of the proxy statement/prospectus described in the paragraph above, and which shall constitute a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Summary of Third Quarter 2014 and Year to Date Operating Results and Financial Condition

Table 1: Performance Summary
	Three Months Ended September 30,
(dollars in thousands, except per share data)	2014	2013
Net income (loss) (1)	$1,282	$(6,646)
Net income (loss) available to common shareholders (1)	$742	$(7,022)
Basic income (loss) per common share	$0.06	$(0.60)
Diluted income (loss) per common share	$0.04	$(0.60)
Return on average assets (annualized)	0.28%	-2.59%
Return on average common shareholders' equity (annualized)	3.12%	-31.51%
Net interest margin (tax equivalent basis) (2)	3.70%	3.54%

	Nine Months Ended September 30,
(dollars in thousands, except per share data)	2014	2013
Net income (loss) (1)	$4,933	$(4,893)
Net income (loss) available to common shareholders (1)	$3,334	$(6,021)
Basic income (loss) per common share	$0.28	$(0.72)
Diluted income (loss) per common share	$0.19	$(0.72)
Return on average assets (annualized)	0.42%	-0.74%
Return on average common shareholders' equity (annualized)	4.80%	-9.84%
Net interest margin (tax equivalent basis) (2)	3.82%	3.33%

(1) The difference between net income (loss) and net income (loss) available to common shareholders is the effective dividend to holders of the Company’s Series A Preferred Stock.

(2) For more information on the calculation of net interest margin on a tax equivalent basis, see the average balance sheet and net interest margin analysis for the three and nine month periods ended September 30, 2014 and 2013 contained in "Results of Operations" in this Item 2.

The Company’s results continue to be positively impacted by asset quality improvements and the extinguishment of long-term FHLB advances in the third quarter of 2013, as discussed in greater detail below. The prepayment of these advances has significantly improved the Company’s financial position and net interest margin for the three and nine months ended September 30, 2014 as compared to the three and nine months ended September 30, 2013.

For the three months ended September 30, 2014, the following were significant factors in the Company’s reported results:

•	Loss of $11.5 million on the extinguishment of $107.5 million in long-term FHLB advances in the third quarter of 2013 with no such prepayment or loss present in the current quarter;
•	Increase in net interest income of $232 thousand from the same period in 2013, principally due to a $700 thousand decrease in interest expense (primarily driven by the elimination of higher-rate, longer term FHLB advances during the third quarter of 2013 and the current low rate environment), partially offset by decreases in interest and fees on loans and interest on investment securities;
•	Net interest margin (tax equivalent basis) increased 16 basis points to 3.70% during the third quarter of 2014 as compared to 3.54% for the same period in 2013;
•	No provision for loan losses during the third quarter of 2014 compared to $350 thousand for the same period in 2013, reflecting the Company’s conservative approach to provisioning for the allowance for loan losses in prior periods and a reduction in net charge-offs to $477 thousand for the third quarter of 2014 from $1.3 million in the same period of 2013;

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•	Increase in nonperforming assets of $649 thousand from June 30, 2014 to September 30, 2014 due primarily to the Company placing a one-to-four family residential loan on nonaccrual status as a result of the continued deteriorating financial condition of the borrower in the third quarter of 2014;
•	Expenses related to FDIC insurance premiums declined to $121 thousand, compared to $225 thousand for the same period in 2013, as the Company faced lower FDIC insurance assessment rates following termination of the Written Agreement;
•	Loss of $51 thousand on sale of other real estate owned during the third quarter of 2014 compared to $668 thousand during the third quarter of 2013. This decrease is primarily due to the Company’s strategic initiative to remove risk from its balance sheet by expediting the resolution and disposition of other real estate owned beginning during the third quarter of 2013;
•	Impairment losses on other real estate owned of $437 thousand during the third quarter of 2013 with no such loss present in the current quarter;
•	Other operating expenses increased $698 thousand during the third quarter of 2014 as compared to the same period in 2013 and was driven primarily by higher legal and professional fees associated with the pending acquisition of VCB. Excluding these non-recurring fees, other operating expenses during the third quarter of 2014 were approximately flat as compared to the same period in 2013; and
•	Increase in the effective dividend on preferred stock of $164 thousand from the same period in 2013 due primarily to the dividend rate of the Company’s Series A Preferred Stock increasing from 5% to 9% in the first quarter of 2014.

For the nine months ended September 30, 2014, the following were significant factors in the Company’s reported results:

•	Loss of $11.5 million on the extinguishment of $107.5 million in long-term FHLB advances in the prior year with no such prepayment or loss present in the current year;
•	Increase in net interest income of $2.4 million from the same period in 2013, principally due to a $3.5 million decrease in interest expense (due to the same factors as discussed for the three month comparison above), partially offset by decreases in interest and fees on loans;
•	Net interest margin (tax equivalent basis) increased 49 basis points to 3.82% for the nine months ended September 30, 2014 as compared to 3.33% for the same period in 2013;
•	Provision for loan losses of $250 thousand compared to $1.6 million for the same period in 2013, reflecting a reduction in net charge-offs to $876 thousand for the nine months ended September 30, 2014, from $5.0 million in the same period of 2013;
•	Decrease in nonperforming assets of $798 thousand during the first nine months of 2014 as compared to December 31, 2013 due to the Company’s continued focus on credit quality initiatives to improve its asset quality and resolve nonperforming assets;
•	Gain of $224 thousand on the sale of our former Bowling Green branch office in the prior year with no such gain present in the current year;
•	Expenses related to FDIC insurance premiums of $758 thousand, compared to $1.4 million for the same period in 2013;
•	Loss of $66 thousand on the sale of other real estate owned during the current year as compared to $823 thousand in the prior year;
•	Impairment losses on other real estate owned of $11 thousand during the current year as compared to $580 thousand in the prior year;
•	Other operating expenses increased $1.0 million during the first nine months of 2014 as compared to the same period in 2013 and was driven primarily by higher legal and professional fees associated with the pending acquisition of VCB; and
•	Increase in the effective dividend on preferred stock of $471 thousand from the same period in 2013 due primarily to the dividend rate of the Company’s Series A Preferred Stock increasing from 5% to 9% in the first quarter of 2014.

Capital Management

From February 2011 to May 2014, the Company deferred regularly schedule dividend payments on its Series A Preferred Stock. On August 15, 2014, the Company paid $5.5 million of current and all deferred but accumulated dividends on its Series A Preferred Stock.

The Company had also previously deferred regularly scheduled interest payments on its outstanding Junior Subordinated Debentures relating to its trust preferred securities beginning with the second quarter of 2011, as permitted under the related indenture. During the second quarter of 2014, the Company paid all current and deferred interest on its outstanding Junior Subordinated Debentures.

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As economic conditions improve, and as the Company is able to generate earnings to support its current and future capital needs, the Company plans to restore dividends on its common stock and Series B Preferred Stock. For additional information about regulatory capital requirements applicable to the Company, refer to Item 1. “Financial Statements,” under the heading “Note 13. Capital Requirements” in this Quarterly Report on Form 10-Q.

Results of Operations

As discussed above, the Company’s results of operations for the three and nine months ended September 30, 2014 were primarily driven by improved net interest margins related to the extinguishment of long-term FHLB advances in the third quarter of 2013. These improved financial results were achieved despite decreased yields on the Company’s loan portfolio, the largest segment of earning assets, during the three and nine months ended September 30, 2014 as compared to the same periods in 2013. Additionally, a reduced provision for loan losses positively impacted earnings during the three and nine months ended September 30, 2014. Credit quality continues to receive significant management attention to ensure that the Company continues to identify credit problems and improve the quality of its asset portfolio, with reduced levels of nonperforming assets from December 31, 2011 to September 30, 2014 demonstrating the Company’s positive asset quality progress. The Company remains diligent and focused on the management of its credit quality and is fully committed to quickly and aggressively addressing problem credits. Additional analysis and breakout of the Company’s nonperforming assets are presented later in this Item 2 under the caption “Asset Quality”. The remainder of this analysis discusses the results of operations under the component sections of net interest income and net interest margin, noninterest income, noninterest expense and income taxes.

Net Interest Income and Net Interest Margin

Net interest income, the fundamental source of the Company’s earnings, is defined as the difference between income on earning assets and the cost of funds supporting those assets. Significant categories of earning assets are loans and investment securities, while deposits and short-term borrowings represent the major portion of interest-bearing liabilities. The level of net interest income is impacted primarily by variations in the volume and mix of these assets and liabilities, as well as changes in interest rates when compared to previous periods of operations and the yield of our interest earning assets compared to our cost of funding these assets.

Net interest margin is calculated by expressing tax-equivalent net interest income as a percentage of average interest earning assets, and represents the Company’s net yield on its earning assets. Net interest margin is an indicator of the Company’s effectiveness in generating income from its earning assets. The net interest margin is affected by the structure of the balance sheet as well as by competitive pressures, Federal Reserve Board policies and the economy. The spread that can be earned between interest earning assets and interest-bearing liabilities is also dependent to a large extent on the slope of the yield curve, which in recent periods has been significantly impacted by initiatives of the Federal Reserve Board intended to lower long-term interest rates.

Table 2 presents the average balances of assets and liabilities, the average yields earned on such assets (on a tax equivalent basis) and rates paid on such liabilities, and the net interest margin for the three and nine months ended September 30, 2014 and 2013.

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Table 2: Average Balance Sheet and Net Interest Margin Analysis

(dollars in thousands)

	Three Months Ended September 30,
	2014			2013
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (1)	Balance	Expense	Rate (1)
Assets:
Securities
Taxable	$230,916	$1,185	2.04%	$241,757	$1,296	2.13%
Restricted securities	6,940	91	5.20%	7,323	83	4.50%
Tax exempt (2)	26,245	260	3.93%	29,312	305	4.13%
Total securities	264,101	1,536	2.31%	278,392	1,684	2.40%
Interest bearing deposits in other banks	7,997	5	0.25%	42,433	35	0.33%
Federal funds sold	139	-	0.00%	101	-	0.00%
Loans, net of unearned income (3)	696,130	8,623	4.91%	668,011	8,926	5.30%
Total earning assets	968,367	10,164	4.16%	988,937	10,645	4.27%
Less allowance for loan losses	(14,445)			(17,935)
Total non-earning assets	97,769			102,747
Total assets	$1,051,691			$1,073,749

Liabilities & Shareholders' Equity:
Interest-bearing deposits
Checking	$260,055	$238	0.36%	$247,634	$225	0.36%
Savings	90,405	30	0.13%	91,076	31	0.14%
Money market savings	112,668	112	0.39%	119,536	117	0.39%
Large dollar certificates of deposit (4)	94,526	342	1.44%	119,106	380	1.27%
Other certificates of deposit	124,417	273	0.87%	129,917	365	1.11%
Total interest-bearing deposits	682,071	995	0.58%	707,269	1,118	0.63%
Federal funds purchased and repurchase agreements	3,393	5	0.58%	3,578	5	0.55%
Short-term borrowings	72,254	39	0.21%	21,637	12	0.22%
Long-term borrowings	-	-	0.00%	59,554	597	3.98%
Trust preferred debt	10,310	82	3.16%	10,310	89	3.42%
Total interest-bearing liabilities	768,028	1,121	0.58%	802,348	1,821	0.90%
Noninterest-bearing liabilities
Demand deposits	140,088			130,984
Other liabilities	3,749			6,455
Total liabilities	911,865			939,787
Shareholders' equity	139,826			133,962
Total liabilities and shareholders' equity	$1,051,691			$1,073,749

Net interest income (2)		$9,043			$8,824

Interest rate spread (2)(5)			3.58%			3.37%
Interest expense as a percent of average earning assets			0.46%			0.73%
Net interest margin (2)(6)			3.70%			3.54%

Notes:

(1)	Yields are annualized and based on average daily balances.
(2)	Income and yields are reported on a tax equivalent basis assuming a federal tax rate of 34%, with a $80 adjustment for 2014 and a $93 adjustment in 2013.
(3)	Nonaccrual loans have been included in the computations of average loan balances.
(4)	Large dollar certificates of deposit are certificates issued in amounts of $100 or greater.
(5)	Interest rate spread is the average yield on earning assets, calculated on a fully taxable basis, less the average rate incurred on interest-bearing liabilities.
(6)	Net interest margin is the net interest income, calculated on a fully taxable basis, expressed as a percentage of average earning assets.

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(dollars in thousands)

	Nine Months Ended September 30,
	2014			2013
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (1)	Balance	Expense	Rate (1)
Assets:
Securities
Taxable	$236,176	$4,030	2.28%	$254,876	$4,025	2.11%
Restricted securities	6,984	282	5.40%	8,493	252	3.97%
Tax exempt (2)	28,663	860	4.01%	21,791	649	3.98%
Total securities	271,823	5,172	2.54%	285,160	4,926	2.31%
Interest bearing deposits in other banks	6,863	13	0.25%	50,443	100	0.27%
Federal funds sold	135	-	0.00%	189	-	0.00%
Loans, net of unearned income (3)	686,643	25,735	5.01%	672,184	26,934	5.36%
Total earning assets	965,464	30,920	4.28%	1,007,976	31,960	4.24%
Less allowance for loan losses	(14,708)			(19,088)
Total non-earning assets	98,549			95,466
Total assets	$1,049,305			$1,084,354

Liabilities & Shareholders' Equity:
Interest-bearing deposits
Checking	$258,848	$699	0.36%	$246,156	$695	0.38%
Savings	89,976	90	0.13%	90,051	111	0.16%
Money market savings	115,205	353	0.41%	126,440	401	0.42%
Large dollar certificates of deposit (4)	98,250	950	1.29%	125,219	1,238	1.32%
Other certificates of deposit	124,532	868	0.93%	130,809	1,173	1.20%
Total interest-bearing deposits	686,811	2,960	0.58%	718,675	3,618	0.67%
Federal funds purchased and repurchase agreements	3,405	15	0.59%	3,435	15	0.58%
Short-term borrowings	71,259	110	0.21%	7,292	12	0.22%
Long-term borrowings	-	-	0.00%	97,973	2,958	4.04%
Trust preferred debt	10,310	258	3.35%	10,310	263	3.41%
Total interest-bearing liabilities	771,785	3,343	0.58%	837,685	6,866	1.10%
Noninterest-bearing liabilities
Demand deposits	134,774			125,141
Other liabilities	4,355			6,966
Total liabilities	910,914			969,792
Shareholders' equity	138,391			114,562
Total liabilities and shareholders' equity	$1,049,305			$1,084,354

Net interest income (2)		$27,577			$25,094

Interest rate spread (2)(5)			3.70%			3.14%
Interest expense as a percent of average earning assets			0.46%			0.91%
Net interest margin (2)(6)			3.82%			3.33%

Notes:

(1)	Yields are annualized and based on average daily balances.
(2)	Income and yields are reported on a tax equivalent basis assuming a federal tax rate of 34%, with a $263 adjustment for 2014 and a $198 adjustment in 2013.
(3)	Nonaccrual loans have been included in the computations of average loan balances.
(4)	Large dollar certificates of deposit are certificates issued in amounts of $100 or greater.
(5)	Interest rate spread is the average yield on earning assets, calculated on a fully taxable basis, less the average rate incurred on interest-bearing liabilities.
(6)	Net interest margin is the net interest income, calculated on a fully taxable basis, expressed as a percentage of average earning assets.

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Interest Income and Expense

Net interest income and net interest margin

Net interest income in the third quarter of 2014 increased $232 thousand, or 2.7%, when compared to the third quarter of 2013. Net interest income in the nine months ended September 30, 2014 increased $2.4 million, or 9.7%, when compared to the same period in 2013. The Company’s net interest margin increased to 3.70% and 3.82% for the three and nine months ended September 30, 2014, representing 16 and 49 basis point increases, respectively, over the Company’s net interest margins for the three and nine months ended September 30, 2013.

The most significant factors impacting net interest income and net interest margin during these periods were as follows:

Positive Impacts:

•	Extinguishment of higher-rate long-term FHLB advances during the third quarter of 2013, which drove declines in the Company’s interest expense and rate paid on average interest-bearing liabilities;
•	Decreases in the average balances of and average rates paid on total interest-bearing deposits;
•	Increasing yields on the investment securities portfolio during the nine month period driven by increases in interest rates on securities over the comparable periods and rebalancing efforts during late 2013 and the first half of 2014, which largely consisted of accelerated prepayments on lower yield Agency mortgage-backed and Agency CMO securities and a greater allocation of the portfolio to SBA Pool securities and higher yielding, longer duration municipal securities; and
•	Increasing average loan balances.

Negative Impacts:

•	Decreasing yields on the Company’s loan portfolio;
•	Decreasing average investment securities balances. The third quarter of 2014 was also negatively impacted by lower yields on securities over the comparable 2013 period due to sales/calls of higher yielding municipal securities during the third quarter of 2014; and
•	Decreasing average short-term investment balances.

Total interest income

Total interest income decreased 4.4% and 3.5% for the three and nine month periods ended September 30, 2014, as compared to the same periods in 2013, respectively. These declines in total interest income were driven primarily by declines in the yield on the loan portfolio, a decrease in average investment securities and a decline in investment securities yields during the three months ended September 30, 2014. These declines were partially offset by higher yields on investment securities during the nine month period ended September 30, 2014 and higher average loan balances.

Loans

Average loan balances increased for both the three and nine month periods ended September 30, 2014, as compared to the same periods in 2013, due primarily to the purchase of $27.2 million in performing one-to-four family residential mortgage loans in the first quarter of 2014, the opening of a new loan production office in Chesterfield County, Virginia in the second quarter of 2014 and the origination of a line of credit to fund loan originations through Southern Trust Mortgage, LLC (balance of $12.1 million as of September 30, 2014) in the second quarter of 2014. These additions to the Company’s loan portfolio were partially offset by weak loan demand in the Company’s markets as a result of the continuing challenging economic conditions, such that the Company’s average loan balances increased $28.1 million and $14.5 million for the three and nine months ended September 30, 2014, respectively, as compared to average loan balances for the same periods in 2013. In addition, due to the continuing low interest rate environment, loans were originated during the third quarter and first nine months of 2014 at much lower yields than seasoned loans in the Company’s loan portfolio, which has contributed significantly to average yields on the loan portfolio declining 39 and 35 basis points for the three and nine months ended September 30, 2014, respectively, as compared to the same periods in 2013. Total average loans were 71.9% of total average interest-earning assets for the three months ended September 30, 2014, compared to 67.5% for the three months ended September 30, 2013. Total average loans were 71.1% of total average interest-earning assets for the nine months ended September 30, 2014, compared to 66.7% for the nine months ended September 30, 2013.

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Investment securities

Average investment securities balances declined 5.1% and 4.7% for the three and nine month periods ended September 30, 2014, respectively, as compared to the same periods in 2013, due to the Company’s efforts to rebalance the securities portfolio, while the yields on investment securities decreased 9 basis points and increased 23 basis points for the three and nine months ended September 30, 2014, respectively, as compared to the same periods in 2013. For the three month period, decreasing yields on the investment securities portfolio were driven by lower interest rates over the comparable period and sales/calls of higher yielding municipal securities during the third quarter of 2014. For the nine month period, increasing yields on the investment securities portfolio were driven by increases in interest rates over the comparable period and portfolio rebalancing efforts during late 2013 and the first half of 2014, which largely consisted of accelerated prepayments on lower yield Agency mortgage-backed and Agency CMO securities and allocating a greater proportion of the portfolio to SBA Pool securities and higher yielding, longer duration municipal securities.

Interest bearing deposits in other banks

Average interest bearing deposits in other banks decreased significantly for both the three and nine month periods ended September 30, 2014, as compared to the same periods in 2013, due to the overall decrease in our average total deposits, the purchase of $27.2 million in performing one-to-four family mortgage loans in the first quarter of 2014 and declines in average total borrowings that were largely due to extinguishing the Company’s long-term FHLB advances during the third quarter of 2013.

Interest-bearing deposits

Average total interest-bearing deposit balances and related rates paid decreased for both the three and nine month periods ended September 30, 2014, as compared to the same periods in 2013, contributing to the reductions in interest expense in the third quarter and first nine months of 2014. Retail deposits continued to shift from higher priced certificates of deposit and money market savings accounts to lower priced checking (or “NOW”) accounts.

Borrowings

Average total borrowings and related rates paid on average total borrowings decreased for both the three and nine month periods ended September 30, 2014, as compared to the same periods in 2013, significantly driving the reduction in interest expense in the third quarter and first nine months of 2014. Average total borrowings and related rates paid decreased primarily due to the extinguishment of higher rate long-term FHLB advances during third quarter 2013. The long-term FHLB advances were partially replaced with short-term FHLB advances at a significantly lower rate and lower principal balance.

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Noninterest Income

Noninterest income is comprised of all sources of income other than interest income on our earning assets. Significant revenue items include fees collected on certain deposit account transactions, debit and credit card fees, other general services, earnings from other investments we own in part or in full, gains or losses from investments, and gains or losses on sales of investment securities, loans, and fixed assets.

The following tables depict the components of noninterest income for the three and nine months ended September 30, 2014 and 2013:

Table 3: Noninterest Income

	Three Months Ended September 30,
(dollars in thousands)	2014	2013	Change $	Change %
Service charges and fees on deposit accounts	$825	$847	$(22)	-2.6%
Debit/credit card fees	383	391	(8)	-2.0%
Gain on sale of available for sale securities, net	7	-	7	100.0%
Gain on sale of bank premises and equipment	-	223	(223)	-100.0%
Other operating income	390	334	56	16.8%
Total noninterest income	$1,605	$1,795	$(190)	-10.6%

	Nine Months Ended September 30,
(dollars in thousands)	2014	2013	Change $	Change %
Service charges and fees on deposit accounts	$2,484	$2,342	$142	6.1%
Debit/credit card fees	1,070	1,099	(29)	-2.6%
Gain on sale of available for sale securities, net	496	525	(29)	-5.5%
Gain on sale of bank premises and equipment	5	249	(244)	-98.0%
Other operating income	1,081	978	103	10.5%
Total noninterest income	$5,136	$5,193	$(57)	-1.1%

Key changes in the components of noninterest income for both the three and nine months ended September 30, 2014, as compared to the same periods in 2013, are discussed below:

•	Service charges and fees on deposit accounts increased for the nine months ended September 30, 2014, as compared to the same period in 2013, due to increases in service charge and overdraft fees on checking accounts;
•	Gain on sale of bank premises and equipment decreased as the Company sold its former Bowling Green branch office during the third quarter of 2013 (which generated a gain of $224 thousand) with no such gain being recognized in the same period of 2014; and
•	Other operating income increased for the nine months ended September 30, 2014, as compared to the same period in 2013, primarily due to higher earnings from bank owned life insurance policies during 2014 and earnings from the Bank’s investment in Southern Trust Mortgage, LLC which the Bank acquired 4.9% ownership on May 15, 2014. With respect to the three months ended September 30, 2014 as compared to the same period in 2013, other operating income increased primarily due to earnings from the Bank’s investment in Southern Trust Mortgage, LLC.

Noninterest Expense

Noninterest expense includes all expenses with the exception of those paid for interest on borrowings and deposits. Significant expense items included in this component are salaries and employee benefits, occupancy and other operating expenses.

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The following tables depict the components of noninterest expense for the three and nine months ended September 30, 2014 and 2013:

Table 4: Noninterest Expense

	Three Months Ended September 30,
(dollars in thousands)	2014	2013	Change $	Change %
Salaries and employee benefits	$4,652	$4,418	$234	5.3%
Occupancy and equipment expenses	1,286	1,333	(47)	-3.5%
Telephone	207	293	(86)	-29.4%
FDIC expense	121	225	(104)	-46.2%
Consultant fees	250	268	(18)	-6.7%
Collection, repossession and other real estate owned	49	195	(146)	-74.9%
Marketing and advertising	181	132	49	37.1%
Loss on sale of other real estate owned	51	668	(617)	-92.4%
Impairment losses on other real estate owned	-	437	(437)	-100.0%
Loss on extinguishment of debt	-	11,453	(11,453)	-100.0%
Other operating expenses	1,831	1,133	698	61.6%
Total noninterest expenses	$8,628	$20,555	$(11,927)	-58.0%

	Nine Months Ended September 30,
(dollars in thousands)	2014	2013	Change $	Change %
Salaries and employee benefits	$13,986	$12,713	$1,273	10.0%
Occupancy and equipment expenses	3,872	3,860	12	0.3%
Telephone	629	858	(229)	-26.7%
FDIC expense	758	1,408	(650)	-46.2%
Consultant fees	872	697	175	25.1%
Collection, repossession and other real estate owned	205	447	(242)	-54.1%
Marketing and advertising	618	612	6	1.0%
Loss on sale of other real estate owned	66	823	(757)	-92.0%
Impairment losses on other real estate owned	11	580	(569)	-98.1%
Loss on extinguishment of debt	-	11,453	(11,453)	-100.0%
Other operating expenses	4,308	3,265	1,043	31.9%
Total noninterest expenses	$25,325	$36,716	$(11,391)	-31.0%

Key changes in the components of noninterest expense for the three and nine months ended September 30, 2014, as compared to the same periods in 2013, are discussed below:

•	Salaries and employee benefits increased for the three and nine month periods due to annual merit increases, increased restricted stock expense, lower deferred compensation on loan originations (which increased current salaries and employee benefits expense) and higher group term insurance costs, partially offset by an increase in the actuarial pension benefit recognized;
•	Telephone expenses decreased for the three and nine month periods as a result of changing vendors during the first quarter of 2014 which generated cost savings;
•	FDIC expense decreased for the three and nine month periods due to lower base FDIC insurance assessment rates resulting from the improvement in the Bank’s overall composite rating in connection with the termination of the Written Agreement in July 2013, and corresponding decreases in FDIC insurance assessment rates during 2014;
•	Consultant fees increased for the nine month period due to additional consulting charges that were related to compliance and loan operations and outsourcing of the Bank’s core information technology processing;
•	Collection, repossession and other real estate owned expenses decreased for the three and nine month periods due to declines in carrying balances of and costs associated with other real estate owned and classified assets;
•	Marketing and advertising for the three month period was elevated due to increased expenditures related to the pending VCB acquisition, digital marketing initiatives and other local market events;
•	Loss on the sale of other real estate owned declined for the three and nine month periods primarily due to the Company’s strategic initiative to remove risk from its balance sheet by expediting the resolution and disposition of other real estate owned during the third quarter of 2013, lower other real estate owned balances during 2014 and stabilization of real estate prices in our markets;

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•	Impairment losses on other real estate owned have decreased as other real estate owned balances have continued to decline and real estate prices in our markets have continued to stabilize;
•	Loss on extinguishment of debt of $11.5 million was recognized in the third quarter of 2013 due to the prepayment of $107.5 million in long-term FHLB advances in August 2013 with no such loss or prepayment present in 2014; and
•	Other operating expenses increased for the three and nine month periods primarily due to higher legal and professional services primarily related to the Company’s investment in Southern Trust Mortgage, LLC and the Company’s pending acquisition of VCB. Other operating expenses also increased due to higher franchise taxes, loan related expenses, director expenses, employee mileage reimbursements and increases customer check and coupon incentives. For the three month period, increases in other operating expenses were partially offset by a decrease in ATM charge-off expense.

Income Taxes

The Company recorded income tax expense of $658 thousand for the three months ended September 30, 2014, as compared to an income tax benefit of $3.7 million for the same period of 2013, reflecting a $4.4 million increase in income tax expense.

The Company recorded income tax expense of $1.9 million for the nine months ended September 30, 2014, as compared to an income tax benefit of $3.3 million for the same period of 2013, reflecting a $5.2 million increase in income tax expense. The increases in income tax expense from the third quarter and first nine months of 2013 to the same periods of 2014 was primarily the result of the Company’s pretax income increasing by approximately $12.3 million and $15.1 million, respectively, due substantially to the $11.5 million prepayment penalty on the long-term FHLB advances prepaid during the third quarter of 2013 that was not repeated during 2014, and partially offset by increases in the amount of tax-exempt income on investment securities (as the Company rebalanced its securities portfolio during 2013), increases in tax-exempt income from bank owned life insurance policies and partially offset by merger related expense that are not tax deductible.

Asset Quality

Provision and Allowance for Loan Losses

The allowance for loan losses is a reserve for estimated credit losses on individually evaluated loans determined to be impaired as well as estimated credit losses inherent in the loan portfolio, and is based on periodic evaluations of the collectability and historical loss experience of loans. A provision for loan losses, which is a charge against earnings, is recorded to bring the allowance for loan losses to a level that, in management’s judgment, is appropriate to absorb probable losses in the loan portfolio. Actual credit losses are deducted from the allowance for loan losses for the difference between the carrying value of the loan and the estimated net realizable value or fair value of the collateral, if collateral dependent. Subsequent recoveries, if any, are credited to the allowance for loan losses.

The allowance for loan losses is comprised of a specific allowance for identified problem loans and a general allowance representing estimations done pursuant to either FASB ASC Topic 450 “Accounting for Contingencies”, or FASB ASC Topic 310 “Accounting by Creditors for Impairment of a Loan.” The specific component relates to loans that are classified as impaired, and is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. For collateral dependent loans, an updated appraisal will be ordered if a current one is not on file. Appraisals are performed by independent third-party appraisers with relevant industry experience. Adjustments to the appraised value may be made based on recent sales of like properties or general market conditions when deemed appropriate. The general component covers non-classified or performing loans and those loans classified as substandard, doubtful or loss that are not impaired. The general component is based on migration analysis adjusted for qualitative factors, such as economic conditions, interest rates and unemployment rates. The Company uses a risk grading system for real estate (including multifamily residential, construction, farmland and non-farm, non-residential) and commercial loans. Loans are graded on a scale from 1 to 9. Non-impaired real estate and commercial loans are assigned an allowance factor which increases with the severity of risk grading. A general description of the characteristics of the risk grades is as follows:

Pass Grades

•	Risk Grade 1 loans have little or no risk and are generally secured by cash or cash equivalents;
•	Risk Grade 2 loans have minimal risk to well qualified borrowers and no significant questions as to safety;
•	Risk Grade 3 loans are satisfactory loans with strong borrowers and secondary sources of repayment;

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•	Risk Grade 4 loans are satisfactory loans with borrowers not as strong as risk grade 3 loans but may exhibit a higher degree of financial risk based on the type of business supporting the loan; and
•	Risk Grade 5 loans are loans that warrant more than the normal level of supervision and have the possibility of an event occurring that may weaken the borrower’s ability to repay.

Special Mention

•	Risk Grade 6 loans have increasing potential weaknesses beyond those at which the loan originally was granted and if not addressed could lead to inadequately protecting the Company’s credit position.

Classified Grades

•	Risk Grade 7 loans are substandard loans and are inadequately protected by the current sound worth or paying capacity of the obligor or the collateral pledged. These have well defined weaknesses that jeopardize the liquidation of the debt with the distinct possibility the Company will sustain some loss if the deficiencies are not corrected;
•	Risk Grade 8 loans are doubtful of collection and the possibility of loss is high but pending specific borrower plans for recovery, its classification as a loss is deferred until its more exact status is determined; and
•	Risk Grade 9 loans are loss loans which are considered uncollectable and of such little value that their continuance as a bank asset is not warranted.

The Company uses a past due grading system for consumer loans, including one to four family residential first and seconds and home equity lines. The past due status of a loan is based on the contractual due date of the most delinquent payment due. The past due grading of consumer loans is based on the following categories: current, 1-29 days past due, 30-59 days past due, 60-89 days past due and over 90 days past due. The consumer loans are segregated between performing and nonperforming loans. Performing loans are those that have made timely payments in accordance with the terms of the loan agreement and are not past due 90 days or more. Nonperforming loans are those that do not accrue interest, are greater than 90 days past due and accruing interest or considered impaired. Non-impaired consumer loans are assigned an allowance factor which increases with the severity of past due status. This component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the loan portfolio.

The Company's ALL Committee is responsible for assessing the overall appropriateness of the allowance for loan losses and monitoring the Company's allowance for loan losses methodology, particularly in the context of current economic conditions and a rapidly changing regulatory environment.  The ALL Committee at least annually reviews the Company's allowance for loan losses methodology.

The allocation methodology applied by the Company includes management’s ongoing review and grading of the loan portfolio into criticized loan categories (defined as specific loans warranting either specific allocation, or a classified status of substandard, doubtful or loss). The allocation methodology focuses on evaluation of several factors, including but not limited to: evaluation of facts and issues related to specific loans, management’s ongoing review and grading of the loan portfolio, consideration of migration analysis and delinquency experience on each portfolio category, trends in past due and nonaccrual loans, the level of classified loans, the risk characteristics of the various classifications of loans, changes in the size and character of the loan portfolio, concentrations of loans to specific borrowers or industries, existing economic conditions, the fair value of underlying collateral, and other qualitative and quantitative factors which could affect potential credit losses. Because each of the criteria used is subject to change, the allocation of the allowance for loan losses is made for analytical purposes and is not necessarily indicative of the trend of future loan losses in any particular loan category. The total allowance is available to absorb losses from any segment of the portfolio. In determining the allowance for loan losses, the Company considers its portfolio segments and loan classes to be the same.

For financial periods prior to and including the quarter ended September 30, 2013, in lieu of applying a migration analysis the Company considered historical loss experience based on a rolling three year average of historical loan loss experience. For more information, see the information contained in Part I, Item 7 of the 2013 Form 10-K under the heading “Asset Quality – Provision and Allowance for Loan Losses.”

Management believes that the level of the allowance for loan losses is appropriate in light of the credit quality and anticipated risk of loss in the loan portfolio. While management uses available information to recognize losses on loans, future additions to the allowance for loan losses may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance for loan losses through increased provisions for loan losses or may require that certain loan balances be charged-off or downgraded into classified loan categories when their credit evaluations differ from those of management based on their judgments about information available to them at the time of their examinations.

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The following table presents the Company’s loan loss experience for the periods indicated:

Table 5: Allowance for Loan Losses

	Nine Months Ended September 30,
(dollars in thousands)	2014	2013
Average loans outstanding*	$686,643	$672,184
Allowance for loan losses, January 1	$14,767	$20,338
Charge-offs:
Commercial, industrial and agricultural	(314)	(534)
Real estate - one to four family residential:
Closed end first and seconds	(414)	(1,137)
Home equity lines	(129)	(111)
Real estate - construction:
One to four family residential	-	(57)
Other construction, land development and other land	-	(1,154)
Real estate - non-farm, non-residential:
Owner occupied	-	(514)
Non-owner occupied	-	(1,912)
Consumer	(182)	(165)
Other	(277)	(98)
Total loans charged-off	(1,316)	(5,682)
Recoveries:
Commercial, industrial and agricultural	43	277
Real estate - one to four family residential:
Closed end first and seconds	227	67
Home equity lines	14	29
Real estate - construction:
One to four family residential	6	58
Other construction, land development and other land	9	68
Real estate - non-farm, non-residential:
Owner occupied	27	-
Non-owner occupied	13	55
Consumer	80	94
Other	21	40
Total recoveries	440	688
Net charge-offs	(876)	(4,994)
Provision for loan losses	250	1,550
Allowance for loan losses, September 30	$14,141	$16,894
Ratios:
Ratio of allowance for loan losses to total loans outstanding, end of period	2.00%	2.55%
Ratio of annualized net charge-offs to average loans outstanding during the period	0.17%	0.99%

*Net of unearned income and includes nonaccrual loans.

As a result of taking a conservative approach to provision for loan losses in prior periods in light of uncertain economic and financial market conditions, the Company made provision for loan losses of $0 and $250 thousand, respectively for the three and nine months ended September 30, 2014, as compared to $350 thousand and $1.6 million for the same period of 2013. Net charge-offs for the three and nine months ended September 30, 2014 were $477 thousand and $876 thousand, respectively, compared to $1.3 million and $5.0 million, respectively for the same periods of 2013. This represents, on an annualized basis, 0.27% and 0.17% of average loans outstanding for the three and nine months ended September 30, 2014 and 0.77% and 0.99% of average loans outstanding for the same periods of 2013. The contribution to the provision in the first nine months of 2014 was made in response to improved credit quality issues in our loan portfolio as well as current market conditions, both nationally and in our markets, which indicate that credit quality issues are less likely to impact our loan portfolio and our earnings in future periods. The provision for loan losses declined during the first nine months of 2014 compared to the same period of 2013 due primarily to a decline in historical charge-off rates.

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Net charge-offs decreased $4.1 million, or 82.5%, from the nine months ended September 30, 2013 to the same period of 2014 due to stabilization of the Company’s credit quality metrics, including nonperforming assets, and other factors such as a decline in adversely rated credits, which are reflective of slowly improving economic conditions. However, the Company continues to aggressively focus on credit quality initiatives to improve its asset quality and resolve nonperforming assets.

The allowance for loan losses at September 30, 2014 was $14.1 million, compared with $14.8 million at December 31, 2013. This represented 2.00% of period end loans at September 30, 2014, compared with 2.25% of year end loans at December 31, 2013.

The following table shows the allocation of the allowance for loan losses at the dates indicated. Notwithstanding these allocations, the entire allowance for loan losses is available to absorb charge-offs in any category of loan.

Table 6: Allocation of Allowance for Loan Losses

	At September 30,		At December 31,
	2014		2013
(dollars in thousands)	Allowance	Percent	Allowance	Percent
Commercial, industrial and agricultural	$1,309	9.34%	$1,787	8.17%
Real estate - one to four family residential:
Closed end first and seconds	2,245	33.40%	2,859	33.25%
Home equity lines	1,841	13.97%	1,642	15.19%
Real estate - multifamily residential	100	2.95%	79	2.75%
Real estate - construction:
One to four family residential	355	2.25%	364	2.46%
Other construction, land development and other land	2,393	3.56%	1,989	3.30%
Real estate - farmland	130	0.99%	116	1.24%
Real estate - non-farm, non-residential:
Owner occupied	2,324	18.63%	3,236	19.26%
Non-owner occupied	2,366	10.69%	1,770	11.39%
Consumer	306	2.12%	387	2.55%
Other	772	2.10%	538	0.44%
Total allowance for loan losses	$14,141	100.00%	$14,767	100.00%

(Percent is portfolio loans in category divided by total loans)

Tabular presentations of commercial loans by credit quality indicator and consumer loans, including one to four family residential first and seconds and home equity lines, by payment activity at September 30, 2014 and December 31, 2013 can be found under Item 1. “Financial Statements,” under the heading “Note 3. Loan Portfolio.”

Nonperforming Assets

The past due status of a loan is based on the contractual due date of the most delinquent payment due. Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-secured and in the process of collection. Loans greater than 90 days past due may remain on an accrual status if management determines it has adequate collateral to cover the principal and interest. If a loan or a portion of a loan is adversely classified, or is partially charged off, the loan is generally classified as nonaccrual. Additionally, whenever management becomes aware of facts or circumstances that may adversely impact the collectability of principal or interest on loans, it is management’s practice to place such loans on a nonaccrual status immediately, rather than delaying such action until the loans become 90 days past due. As of September 30, 2014, management is not aware of any potential problem loans to place immediately on nonaccrual status.

When a loan is placed on nonaccrual status, previously accrued and uncollected interest is reversed, and the amortization of related deferred loan fees or costs is suspended. While a loan is classified as nonaccrual and the future collectability of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding. When the future collectability of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan has been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Cash interest receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered. These policies are applied consistently across our loan portfolio.

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Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance by the borrower, in accordance with the contractual terms of interest and principal.

Real estate acquired through, or in lieu of, foreclosure is held for sale and is stated at estimated fair market value of the property, less estimated disposal costs, if any. Cost includes loan principal and accrued interest. Any excess of cost over the estimated fair market value less costs to sell at the time of acquisition is charged to the allowance for loan losses. The estimated fair market value is reviewed periodically by management and any write-downs are charged against current earnings. Development and improvement costs relating to property are capitalized. Net operating income or expenses of such properties are included in collection, repossession and other real estate owned expenses.

The following table presents information concerning nonperforming assets as of and for the nine months ended September 30, 2014 and the year ended December 31, 2013:

Table 7: Nonperforming Assets
	September 30,	December 31,
(dollars in thousands)	2014	2013	Change $	Change %
Nonaccrual loans*	$10,535	$11,018	$(483)	-4.4%
Loans past due 90 days and accruing interest	-	-	-	-
Total nonperforming loans	10,535	11,018	(483)	-4.4%
Other real estate owned	485	800	(315)	-39.4%
Total nonperforming assets	$11,020	$11,818	$(798)	-6.8%

Nonperforming assets to total loans and other real estate owned	1.56%	1.80%
Allowance for loan losses to nonaccrual loans	134.23%	134.03%
Annualized net charge-offs to average loans for the period	0.17%	1.11%
Allowance for loan losses to period end loans	2.00%	2.25%

* Includes $4.0 million and $4.2 million in nonaccrual TDRs at September 30, 2014 and December 31, 2013, respectively.

The following table presents the change in the OREO balance for the nine months ended September 30, 2014 and 2013:

Table 8: OREO Changes
	September 30,
(dollars in thousands)	2014	2013	Change $	Change %
Balance at the beginning of period, gross	$1,054	$5,558	$(4,504)	-81.0%
Transfers from loans	309	1,675	(1,366)	-81.6%
Sales proceeds	(547)	(3,816)	3,269	85.7%
Previously recognized impairment losses on disposition	(201)	(906)	705	77.8%
Loss on disposition	(66)	(823)	757	92.0%
Balance at the end of period, gross	549	1,688	(1,139)	-67.5%
Less valuation allowance	(64)	(485)	421	86.8%
Balance at the end of period, net	$485	$1,203	$(718)	-59.7%

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The following table presents the change in the valuation allowance for OREO for the nine months ended September 30, 2014 and 2013:

Table 9: OREO Valuation Allowance Changes
	September 30,
(dollars in thousands)	2014	2013
Balance at the beginning of period	$254	$811
Valuation allowance	11	580
Charge-offs	(201)	(906)
Balance at the end of period	$64	$485

Nonperforming assets were $11.0 million or 1.56% of total loans and other real estate owned at September 30, 2014 compared to $11.8 million or 1.80% at December 31, 2013. Nonperforming assets increased from 2007 through 2010 as a result of the continued challenging economic conditions which significantly increased unemployment, reduced profitability of local businesses, and reduced the ability of many of our customers to keep their loans current. Nonperforming assets began to trend downward during 2011, continued this trend throughout 2012 and 2013 and decreased by $798 thousand during the first nine months of 2014. The sluggish economic recovery and continuing asset quality issues in the Company’s loan portfolio have prompted the Company to maintain the heightened level of the allowance for loan losses as compared to historical levels, which is 134.23% of nonaccrual loans at September 30, 2014, compared to 134.03% at December 31, 2013. Nonperforming loans decreased $483 thousand or 4.4% during the nine months ended September 30, 2014 to $10.5 million.

Nonaccrual loans were $10.5 million at September 30, 2014, a decrease of approximately $483 thousand or 4.4% from $11.0 million at December 31, 2013. Of the current $10.5 million in nonaccrual loans, $9.8 million or 93.1% is secured by real estate in our market area. Of these real estate secured loans, $5.4 million are residential real estate, $3.5 million are commercial properties, $590 thousand are farmland, and $251 thousand are real estate construction. Nonaccrual loans increased $765 thousand during the third quarter of 2014 primarily due to the Company placing a one-to-four family residential loan on nonaccrual status as a result of the continued deteriorating financial condition of the borrower.

As of September 30, 2014 and December 31, 2013, there were no loans past due 90 days and still accruing interest.

The Company’s activity levels with regard to holding OREO, selling OREO and transferring loans to OREO was significantly lower during the first nine months of 2014 than the same period in 2013, primarily due to the Company’s improved credit quality during the 2014 period. Other real estate owned, net of valuation allowance at September 30, 2014 was $485 thousand, a decrease of $315 thousand or 39.4% from $800 thousand at December 31, 2013. The balance of other real estate owned at September 30, 2014 was comprised of 10 properties of which $352 thousand are residential real estate, $120 thousand are real estate construction properties and $13 thousand are commercial properties. During the nine months ended September 30, 2014, new foreclosures included six properties totaling $309 thousand transferred from loans. Sales of ten other real estate owned properties for the nine months ended September 30, 2014 resulted in a net loss of $66 thousand. The remaining properties are being actively marketed and the Company does not anticipate any material losses associated with these properties. The Company recorded losses of $11 thousand in its consolidated statements of operations for the nine months ended September 30, 2014, due to valuation adjustments on other real estate owned properties as compared to $580 thousand for the same period of 2013. Asset quality continues to be a top priority for the Company. The Company continues to allocate significant resources to the expedient disposition and collection of nonperforming and other lower quality assets, as demonstrated by the $718 thousand, or 59.7%, decrease in other real estate owned from September 30, 2013 to September 30, 2014. For more information on asset disposition strategies, see “Strategic Initiatives and Pending Acquisition of Virginia Company Bank” in this Item 2.

As discussed earlier in this Item 2, the Company measures impaired loans based on the present value of expected future cash flows discounted at the effective interest rate of the loan or, as a practical expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. The Company maintains a valuation allowance to the extent that the measure of the impaired loan is less than the recorded investment. TDRs are considered impaired loans. TDRs occur when we agree to modify the original terms of a loan by granting a concession due to the deterioration in the financial condition of the borrower. These concessions can be temporary and are made in an attempt to avoid foreclosure and with the intent to restore the loan to a performing status once sufficient payment history can be demonstrated. These concessions could include, without limitation, rate reductions to below market rates, payment deferrals, forbearance, and, in some cases, forgiveness of principal or interest.

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A tabular presentation of loans individually evaluated for impairment by class of loans at September 30, 2014 and December 31, 2013 can be found under Item 1. “Financial Statements,” under the heading “Note 3. Loan Portfolio.”

At September 30, 2014, the balance of impaired loans was $43.2 million, for which there were specific valuation allowances of $5.9 million. At December 31, 2013, the balance of impaired loans was $35.5 million, for which there were specific valuation allowances of $5.7 million. The average balance of impaired loans was $40.3 million for the nine months ended September 30, 2014, compared to $41.2 million for the year ended December 31, 2013. Impaired loans increased by approximately $7.6 million from December 31, 2013 to September 30, 2014, primarily due to the deteriorating financial condition of two large commercial relationships. The Company’s balance of impaired loans remains elevated over historical levels as a result of the continued challenging economic conditions which have significantly increased unemployment, reduced profitability of local businesses, and reduced the ability of many of our customers to keep their loans current.

The following table presents the balances of TDRs at September 30, 2014 and December 31, 2013:

Table 10: Troubled Debt Restructurings (TDRs)

	September 30,	December 31,
(dollars in thousands)	2014	2013	Change $	Change %
Performing TDRs	$16,004	$16,026	$(22)	-0.1%
Nonperforming TDRs*	3,965	4,188	(223)	-5.3%
Total TDRs	$19,969	$20,214	$(245)	-1.2%

* Included in nonaccrual loans in Table 7: Nonperforming Assets.

At the time of a TDR, the loan is placed on nonaccrual status. A loan may be returned to accrual status if the borrower has demonstrated a sustained period of repayment performance (typically six months) in accordance with the contractual terms of the loan and there is reasonable assurance the borrower will continue to make payments as agreed.

Financial Condition

Summary

At September 30, 2014, the Company had total assets of $1.05 billion, an increase of $25.7 million or 2.5% from $1.03 billion at December 31, 2013. The increase in total assets was principally the result of increases in restricted securities, loans, short-term borrowings and shareholders’ equity, and partially offset by decreases in cash and short-term investments, interest bearing deposits with banks, investment securities, deferred income taxes and interest-bearing deposits.

Table 11: Balance Sheet Changes
	September 30,	December 31,
(dollars in thousands)	2014	2013	Change $	Change %
Total assets	$1,052,756	$1,027,074	$25,682	2.5%
Cash and short-term investments	12,472	13,944	(1,472)	-10.6%
Interest bearing deposits with banks	3,766	5,402	(1,636)	-30.3%
Securities available for sale, at fair value	218,637	234,935	(16,298)	-6.9%
Securities held to maturity, at carrying value	33,333	35,495	(2,162)	-6.1%
Restricted securities, at cost	7,126	5,549	1,577	28.4%
Total loans	706,390	657,197	49,193	7.5%
Deferred income taxes, net	14,265	18,937	(4,672)	-24.7%
Other real estate owned, net	485	800	(315)	-39.4%
Bank owned life insurance	21,573	21,158	415	2.0%
Total deposits	821,472	834,462	(12,990)	-1.6%
Total borrowings	90,385	55,259	35,126	63.6%
Total shareholders' equity	137,787	132,949	4,838	3.6%

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Investment Securities

The investment portfolio plays a primary role in the management of the Company’s interest rate sensitivity. In addition, the portfolio serves as a source of liquidity and is used as needed to meet collateral requirements, such as those related to secure public deposits, balances with the Reserve Bank and repurchase agreements. The investment portfolio consists of held to maturity and available for sale securities. We classify securities as available for sale or held to maturity based on our investment strategy and management’s assessment of our intent and ability to hold the securities until maturity. Management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Company has the ability at the time of purchase to hold the investment securities to maturity, they are classified as investment securities held to maturity and are stated at amortized cost, adjusted for amortization of premiums and accretion of discounts using the interest method. Investment securities which the Company may not hold to maturity are classified as investment securities available for sale, as management has the intent and ability to hold such investment securities for an indefinite period of time, but not necessarily to maturity. Securities available for sale may be sold in response to changes in market interest rates, changes in prepayment risk, increases in loan demand, general liquidity needs and other similar factors and are carried at estimated fair value.

Table 12: Investment Securities
	September 30,	December 31,
(dollars in thousands)	2014	2013	Change $	Change %
Available for Sale (at Estimated Fair Value):
Obligations of U.S. Government agencies	$14,230	$13,390	$840	6.3%
SBA Pool securities	81,966	86,035	(4,069)	-4.7%
Agency mortgage-backed securities	29,390	35,254	(5,864)	-16.6%
Agency CMO securities	39,775	41,378	(1,603)	-3.9%
Non agency CMO securities	943	1,306	(363)	-27.8%
State and political subdivisions	51,470	56,342	(4,872)	-8.6%
Pooled trust preferred securities	737	749	(12)	-1.6%
FNMA and FHLMC preferred stock	126	481	(355)	-73.8%
Total	$218,637	$234,935	$(16,298)	-6.9%

	September 30,	December 31,
(dollars in thousands)	2014	2013	Change $	Change %
Held to Maturity (at Carrying Value):
Agency CMO securities	$12,120	$12,500	$(380)	-3.0%
State and political subdivisions	21,213	22,995	(1,782)	-7.7%
Total	$33,333	$35,495	$(2,162)	-6.1%

Total investment securities were $252.0 million at September 30, 2014, reflecting a decrease of $18.5 million or 6.8% from $270.4 million at December 31, 2013. The available for sale portfolio had an unrealized (loss), net of tax benefit, of ($2.6) million at September 30, 2014 compared with an unrealized (loss), net of tax benefit, of ($7.8) million at December 31, 2013. These unrealized (losses) as of September 30, 2014 are principally due to financial market conditions for these types of investments, particularly changes in interest rates, which rose during 2013 causing bond prices to decline and was partially offset by a decrease in interest rates, specifically in the middle and long-end of the yield curve, during the first nine months of 2014 which has caused bond prices to rise and thereby reduce the amount of unrealized losses.

The decrease in the investment portfolio during the first nine months of 2014 was the result of our continued effort to restructure the composition of our securities portfolio. These decreases were partially offset by the result of mark-to-market adjustments related to decreases to the mid to long term interest rate curve during the first nine months of 2014. Net unrealized losses on available for sale investment securities were $3.9 million at September 30, 2014, compared to net unrealized losses of $11.8 million at December 31, 2013. The sustained low interest rate environment, when compared to historical rates, has limited the supply of attractive investments by driving demand for investment securities with acceptable rates of return. In part due to the limited investment opportunities, during 2014 the Company has permitted the investment security portfolio to run off, significantly contributing to a 6.9% decline in the portfolio during the first nine months of 2014. By not reinvesting proceeds into investment securities, the Company will have more capital available to deploy into strategic initiatives identified by management and the Company will continue to approach its long term target of investment securities equal to 20% of the Company’s total assets.

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During 2013 and during the first six months of 2014, management continued to focus on SBA Pool securities as a key component of the investment securities portfolio. The SBA Pool securities are modified mortgage pass-through securities that are assembled using the guaranteed portion of SBA loans and as such are unconditionally guaranteed as to principal and accrued interest by the U.S. government. Management continues to invest in these SBA Pool securities because they qualify under current risk-weighting regulations as 0% risk weighted assets, which more efficiently uses capital to produce a reasonable rate of return. Approximately 35.9% of the SBA Pool securities are adjustable rate products which will assist the Company with mitigating interest rate risk. In addition, for liquidity planning purposes, these securities provide an investment that may be pledged as collateral to secure public deposits, balances with the Reserve Bank and repurchase agreements. As part of our overall asset/liability management strategy, we are targeting our investment portfolio to be approximately 20% of our total assets. As of September 30, 2014 and December 31, 2013, our investment portfolio was 23.9% and 26.3%, respectively, of total assets.

Loans

The Company offers an array of lending and credit services to customers including mortgage, commercial and consumer loans. A substantial portion of the loan portfolio is represented by commercial and residential mortgage loans in our market area. The ability of our debtors to honor their contracts is dependent upon the real estate and general economic conditions in our market area. The loan portfolio is the largest component of earning assets and accounts for the greatest portion of total interest income. Total loans were $706.4 million at September 30, 2014, an increase of approximately $49.2 million or 7.5% from $657.2 million at December 31, 2013. The following table sets forth the composition of the Company’s loan portfolio at the dates indicated.

Table 13: Loan Portfolio
	September 30,	December 31,
(dollars in thousands)	2014	2013	Change $	Change %
Commercial, industrial and agricultural	$65,954	$53,673	$12,281	22.9%
Real estate - one to four family residential:
Closed end first and seconds	235,913	218,472	17,441	8.0%
Home equity lines	98,713	99,839	(1,126)	-1.1%
Total real estate - one to four family residential	334,626	318,311	16,315	5.1%
Real estate - multifamily residential	20,829	18,077	2,752	15.2%
Real estate - construction:
One to four family residential	15,880	16,169	(289)	-1.8%
Other construction, land development and other land	25,135	21,690	3,445	15.9%
Total real estate - construction	41,015	37,859	3,156	8.3%
Real estate - farmland	7,027	8,172	(1,145)	-14.0%
Real estate - non-farm, non-residential:
Owner occupied	131,606	126,569	5,037	4.0%
Non-owner occupied	75,539	74,831	708	0.9%
Total real estate - non-farm, non-residential	207,145	201,400	5,745	2.9%
Consumer	14,970	16,782	(1,812)	-10.8%
Other	14,824	2,923	11,901	407.2%
Total loans	$706,390	$657,197	$49,193	7.5%

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The increase in loans was primarily due to the purchase of $27.2 million in performing one-to-four family residential mortgage loans in the first quarter of 2014, the opening of a new loan production office in Chesterfield County, Virginia in the second quarter of 2014 (substantially contributing to the increase in commercial, industrial and agricultural loans) and the origination of a line of credit to fund loan originations through Southern Trust Mortgage, LLC (balance of $12.1 million as of September 30, 2014 that is included in other loans) in the second quarter of 2014. These additions to the Company’s loan portfolio were partially offset by the impacts of weak loan demand in the Bank’s markets, the natural amortization of the portfolio, additional charge-offs and payment curtailments on outstanding credits.

Deposits

The Company’s predominant source of funds is depository accounts. The Company’s deposit base, which is provided by individuals and businesses located within the communities served, is comprised of demand deposits, savings and money market accounts, and time deposits. The Company augments its deposit base through conservative use of brokered deposits, including through the Certificate of Deposit Account Registry Service program (“CDARS”). The Company’s balance sheet growth is largely determined by the availability of deposits in its markets, the cost of attracting the deposits and the prospects of profitably utilizing the available deposits by increasing the loan or investment portfolios.

Total deposits were $821.5 million as of September 30, 2014, a decrease of approximately $13.0 million or 1.6% from $834.5 million as of December 31, 2013. The following table sets forth the composition of the Company’s deposits at the dates indicated.

Table 14: Deposits
	September 30,	December 31,
(dollars in thousands)	2014	2013	Change $	Change %
Noninterest-bearing deposits	$143,462	$126,861	$16,601	13.1%

Interest-bearing deposits:
Demand deposits	$255,823	$272,343	$(16,520)	-6.1%
Money market deposits	112,245	121,491	(9,246)	-7.6%
Savings deposits	91,413	89,577	1,836	2.0%
Time deposits	218,529	224,190	(5,661)	-2.5%
Total interest-bearing deposits	$678,010	$707,601	$(29,591)	-4.2%

During the first nine months of 2014, the Company continued to see a shift from interest-bearing retail time deposits to lower cost non-maturity noninterest-bearing retail deposits as our consumers are willing to forego the yield on longer-term products in order to have more readily available access to their funds. The Company believes the increase in our noninterest-bearing deposits during the nine months ended September 30, 2014 is primarily the result of customers seeking the liquidity and safety of deposit accounts in light of continuing economic uncertainty in general. The Company saw a reduction in interest-bearing retail deposits, including those to counties and municipalities that were driven primarily by changes in the timing of cyclical deposit activity from the end of 2013 and into the first quarter of 2014. While the Company believes that it offers competitive interest rates on all deposit products and competitive features on deposit products, the continued weak loan demand, coupled with our ongoing deposit re-pricing strategy, have allowed for some deposit attrition particularly from depositors seeking higher yields at our competitors or from other investment vehicles. At September 30, 2014 and December 31, 2013, the Company had $31.6 million and $21.2 million in brokered certificates of deposits, and these deposits partially offset a decline Company’s time deposit portfolio during the first nine months of 2014. The interest rates paid on these deposits are consistent, if not lower, than the market rates offered in our local area. Amounts included in these brokered certificates of deposits also include deposits under the CDARS program.

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Borrowings

The Company’s ability to borrow funds through non-deposit sources provides additional flexibility in meeting the liquidity needs of customers while enhancing its cost of funds structure. Total borrowings were $90.4 million at September 30, 2014, an increase of approximately $35.1 million or 63.6% from $55.3 million at December 31, 2013. The significant increase in borrowings was primarily driven by using borrowings (primarily short-term FHLB advances) to fund the purchase of $27.2 million in performing one-to-four family mortgage loans during the first quarter of 2014, to fund the origination of loans through a new loan production office in Chesterfield County, VA (opened in the second quarter of 2014), and to originate a line of credit to fund loan originations to Southern Trust Mortgage, LLC (balance of $12.1 million as of September 30, 2014) in the second quarter of 2014 through short-term FHLB advances. The Company will continue to consider lower cost, short-term borrowings as a favorable funding option and may use these funding sources in connection with executing the Company’s strategic initiatives during the remainder of 2014 and into 2015.

Off-Balance Sheet Arrangements

As of September 30, 2014, there have been no material changes to the off-balance sheet arrangements disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Contractual Obligations

As of September 30, 2014, there have been no material changes outside the ordinary course of business to the contractual obligations disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Liquidity

Liquidity represents an institution’s ability to meet present and future financial obligations, including through the sale of existing assets or the acquisition of additional funds through short-term borrowings. Our liquidity is provided from cash and due from banks, interest bearing deposits with other banks, federal funds sold, repayments from loans, sales of loans, increases in deposits, lines of credit from the FHLB and three correspondent banks, sales of investments, interest and dividend payments received from investments and maturing investments. Our ability to maintain sufficient liquidity may be affected by numerous factors, including economic conditions nationally and in our markets and available borrowing capacity under certain of our borrowing sources. Depending on our liquidity levels, our capital position, conditions in the capital markets and other factors, we may from time to time consider the issuance of debt, equity or other securities, or other possible capital market transactions, the proceeds of which could provide additional liquidity for operations.

The 2013 Capital Initiative added $50.0 million of gross proceeds to the Company’s liquidity. The Company deployed a portion of these proceeds during the third quarter of 2013 to execute certain of the Company’s strategic initiatives including the prepayment of higher rate long-term FHLB advances and the accelerated resolution and disposition of adversely classified assets. The Company expects to continue deploying a portion of these proceeds to execute additional business initiatives during the remainder of 2014 and into 2015. For more information see “Strategic Initiatives and Pending Acquisition of Virginia Company Bank” in this Item 2.

As a result of our management of liquid assets and our ability to generate liquidity through liability funding, we believe that we maintain overall liquidity to satisfy our depositors’ requirements and to meet customers’ credit needs. We also take into account any liquidity needs generated by off-balance sheet transactions such as commitments to extend credit, commitments to purchase securities and standby letters of credit.

We monitor and plan our liquidity position for future periods. Liquidity strategies are implemented and monitored by our Asset/Liability Committee.

Cash, cash equivalents and federal funds sold totaled $16.2 million as of September 30, 2014 compared to $19.3 million as of December 31, 2013. At September 30, 2014, cash, cash equivalents, federal funds sold and unpledged securities available for sale were $213.4 million or 20.3% of total assets, compared to $203.8 million or 19.8% of total assets at December 31, 2013.

As disclosed in the Company’s consolidated statement of cash flows, net cash provided by operating activities was $8.8 million, net cash used in investing activities was $28.5 million and net cash provided by financing activities was $16.7 million for the nine months ended September 30, 2014. Combined, this contributed to a $3.1 million decrease in cash and cash equivalents for the nine months ended September 30, 2014.

The Company maintains access to short-term funding sources as well, including federal funds lines of credit with three correspondent banks up to $40.0 million and the ability to borrow from the FHLB up to $211.2 million. The Company has no reason to believe these arrangements will not be renewed at maturity. Additional loans and securities are available that can be pledged as collateral for future borrowings from the FHLB above the current lendable collateral value.

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Certificates of deposit of $100,000 or more, maturing in one year or less, totaled $61.5 million at September 30, 2014. Certificates of deposit of $100,000 or more, maturing in more than one year, totaled $53.2 million at September 30, 2014.

As of September 30, 2014, and other than referenced in this Quarterly Report on Form 10-Q, the Company was not aware of any other known trends, events or risks that have or are reasonably likely to have a material impact on our liquidity. As of September 30, 2014, the Company has no material commitments or long-term debt for capital expenditures.

Capital Resources

The assessment of capital adequacy depends on such factors as asset quality, liquidity, earnings performance, and changing competitive conditions and economic forces. The Company regularly reviews the adequacy of the Company’s capital. The Company maintains a capital structure that it believes will assure an adequate level of capital to support anticipated asset growth and to absorb potential losses.

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on our financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, banks must meet specific capital guidelines that involve quantitative measures of the bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components (such as interest rate risk), risk weighting, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require that the Bank maintain minimum amounts and ratios of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of September 30, 2014, the Bank meets all capital adequacy requirements to which it is subject.

As of September 30, 2014, the Bank was categorized as “well capitalized,” the highest level of capital adequacy. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios. The Company’s and the Bank’s actual capital ratios as of September 30, 2014 and December 31, 2013 are presented under Item 1. “Financial Statements,” under the heading “Note 13. Capital Requirements.”

In July 2013, the federal bank regulatory agencies adopted rules to implement the Basel III capital framework and for calculating risk-weighted assets, as modified by the U.S. federal bank regulators. The Basel III Capital Rules are effective for the Company and the Bank on January 1, 2015 (subject to a phase-in period for certain portions of the new rules). For a summary of these final rules, see Part I, Item 1 under the heading “Regulation and Supervision – Capital Requirements” included in the 2013 Form 10-K.

Cash Dividends

The Bank, as a Virginia banking corporation, may pay dividends only out of retained earnings. In addition, regulatory authorities may limit payment of dividends by any bank, when it is determined that such limitation is in the public interest and necessary to ensure financial soundness of the bank. Regulatory agencies place certain restrictions on dividends paid and loans or advances made by the Bank to the Company. The amount of dividends the Bank may pay to the Company, without prior approval, is limited to current year earnings plus retained net profits for the two preceding years. For the nine months ended September 30, 2014 and 2013, no cash dividends have been paid from the Bank to the Company.

For the nine months ended September 30, 2014 and 2013, the Company paid no cash dividends to common shareholders. The Company paid $5.5 million of current and deferred cash dividends on its Series A Preferred Stock on August 15, 2014.

The Company’s Board of Directors determines whether to declare dividends and the amount of any dividends declared. Such determinations by the Board take into account the Company’s financial condition, results of operations and other relevant factors, including any relevant regulatory restrictions.

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From February 2011 to May 2014, the Company deferred dividend payments on its Series A Preferred Stock. Deferral of dividends on the Series A Preferred Stock did not constitute an event of default.  Dividends on the Series A Preferred Stock are, however, cumulative, and the Company had accumulated the dividends in accordance with the terms of the Series A Preferred Stock and U.S. GAAP and reflected the accumulated dividends as a portion of the effective dividend on Series A Preferred Stock on the consolidated statements of operations.  As of June 30, 2014, the Company had accumulated $4.7 million for dividends on the Series A Preferred Stock. On August 15, 2014, the Company paid dividends of $5.5 million, including both current and accumulated but unpaid dividends on its Series A Preferred Stock.

During May 2014, the Company announced its intent to repay up to $15.0 million of the Company’s Series A Preferred Stock originally issued to the Treasury through TARP. On October 15, 2014, the Company redeemed 10,000 shares, or 41.7%, of its 24,000 shares of outstanding Series A Preferred Stock. The redemption price for the shares of Series A Preferred Stock was the stated liquidation preference amount of $1,000 per share, plus accrued and unpaid dividends. The total aggregate redemption price of the shares of Series A Preferred Stock redeemed was approximately $10.2 million. The Company plans to effectuate repayment of the remaining Series A Preferred Stock through one or more transactions during the first quarter of 2015.

The Parent and the Bank were subject to additional limitations and regulatory restrictions and could not declare or pay dividends to shareholders (including any payments by the Parent on its trust preferred debt) under the terms of the Written Agreement and the MOU, when such agreements were effective. The MOU was terminated effective March 13, 2014. Additional information about the Written Agreement and the MOU can be found under Item 1. “Financial Statements,” under the heading “Note 14. Regulatory Agreements.”

Effects of Inflation

The effect of changing prices on financial institutions is typically different from other industries as the Company’s assets and liabilities are monetary in nature. The primary effect of inflation on the Company’s operations is reflected in increased operating costs. In management’s opinion, changes in interest rates affect the financial condition of a financial institution to a far greater degree than changes in the inflation rate. While interest rates are significantly impacted by changes in the inflation rate, they do not necessarily change at the same time or in the same magnitude as the inflation rate.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

There have been no significant changes from the quantitative and qualitative disclosures made in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Item 4. Controls and Procedures

The Company’s management, including the Company’s Chief Executive Officer and the Chief Financial Officer, has evaluated the effectiveness of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on that evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that the Company’s disclosure controls and procedures were effective as of September 30, 2014 to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that such information is accumulated and communicated to the Company’s management, including the Company’s principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that the Company’s disclosure controls and procedures will detect or uncover every situation involving the failure of persons within the Company or its subsidiary to disclose material information required to be set forth in the Company’s periodic reports.

Management of the Company is also responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). There were no changes in the Company’s internal control over financial reporting during the Company’s third quarter ended September 30, 2014 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

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PART II - OTHER INFORMATION

Item 1. Legal Proceedings

In the ordinary course of operations, the Company and its subsidiaries may become a party to legal proceedings, or property of the Company or its subsidiaries may become subject to legal proceedings. As of September 30, 2014 and based on information currently available, there are no pending legal proceedings to which the Company, or any of its subsidiaries, is a party or to which the property of the Company or any of its subsidiaries is subject that, in the opinion of management, may materially impact the financial condition of the Company.

Item 1A. Risk Factors

There have been no material changes in the risk factors faced by the Company from those disclosed under Part I, Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. These risk factors could materially affect our business, financial condition or future results.  Additional risks not presently known to us, or that we currently deem immaterial, may also adversely affect our business, financial condition or results of operations.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

In January 2001, the Company announced a stock repurchase program by which management was authorized to repurchase up to 300,000 shares of the Company’s common stock. This plan was amended in 2003 and the number of shares by which management is authorized to repurchase is up to 5% of the outstanding shares of the Company’s common stock on January 1 of each year. There is no stated expiration date for the program. During the nine months ended September 30, 2014, the Company did not repurchase any of its common stock.

In connection with the MOU with the Reserve Bank and the Bureau, as previously described, the Company was subject to additional limitations and regulatory restrictions and could not purchase or redeem shares of its stock without prior regulatory approval. The MOU was terminated effective March 13, 2014.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

None.

Item 5. Other Information

None.

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Item 6. Exhibits

2.1	Agreement and Plan of Reorganization, dated as of May 29, 2014 by and among Eastern Virginia Bankshares, Inc., EVB and Virginia Company Bank (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed May 30, 2014).
3.1	Amended and Restated Articles of Incorporation of Eastern Virginia Bankshares, Inc., effective December 29, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed March 10, 2009).
3.1.1	Articles of Amendment to the Articles of Incorporation of Eastern Virginia Bankshares, Inc., effective January 6, 2009 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 13, 2009).
10.20	Form of Time-Based and Performance-Based Restricted Stock Agreement under Eastern Virginia Bankshares, Inc. 2007 Equity Compensation Plan (incorporated by reference to Exhibit 10.20 to the Company’s Current Report on Form 8-K filed October 16, 2014).
3.1.2	Articles of Amendment to the Articles of Incorporation of Eastern Virginia Bankshares, Inc., effective June 10, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 14, 2013).
3.2	Bylaws of Eastern Virginia Bankshares, Inc., as amended June 4, 2013 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed June 14, 2013).
31.1	Rule 13a-14(a) Certification of Chief Executive Officer.
31.2	Rule 13a-14(a) Certification of Chief Financial Officer.
32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350.
32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350.
101	The following materials from Eastern Virginia Bankshares, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, formatted in XBRL (Extensible Business Reporting Language), filed herewith: (i) Consolidated Balance Sheets (unaudited), (ii) Consolidated Statements of Operations (unaudited), (iii) Consolidated Statements of Comprehensive Income (Loss) (unaudited), (iv) Consolidated Statements of Shareholders’ Equity (unaudited), (v) Consolidated Statements of Cash Flows (unaudited), and (vi) Notes to the Interim Consolidated Financial Statements (unaudited).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eastern Virginia Bankshares, Inc.
(Registrant)

Date:	November 14, 2014	/s/ Joe A. Shearin
Joe A. Shearin
President and Chief Executive Officer
(Principal Executive Officer)

Date:	November 14, 2014	/s/ J. Adam Sothen
J. Adam Sothen
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

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Exhibit 31.1

CERTIFICATION

I, Joe A. Shearin, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Eastern Virginia Bankshares, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 14, 2014
/s/ Joe A. Shearin
Joe A. Shearin
President and Chief Executive Officer

Exhibit 31.2

CERTIFICATION

I, J. Adam Sothen, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Eastern Virginia Bankshares, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 14, 2014
/s/ J. Adam Sothen
J. Adam Sothen
Executive Vice President and Chief Financial Officer

Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) I, Joe A. Shearin, as the President and Chief Executive Officer of Eastern Virginia Bankshares, Inc., certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2014, which accompanies this certification, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Eastern Virginia Bankshares, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Dated: November 14, 2014
/s/ Joe A. Shearin
Joe A. Shearin
President and Chief Executive Officer

Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) I, J. Adam Sothen, as the Executive Vice President and Chief Financial Officer of Eastern Virginia Bankshares, Inc., certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2014, which accompanies this certification, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Eastern Virginia Bankshares, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Dated: November 14, 2014
/s/ J. Adam Sothen
J. Adam Sothen
Executive Vice President and Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2014

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2014, Joseph H. James, Jr., Senior Executive Vice President and Chief Operating Officer, advised the Board of Directors of Eastern Virginia Bankshares, Inc. (the “Company”) of his intention to retire, effective on or about July 31, 2015, from his positions as Senior Executive Vice President and Chief Operating Officer of the Company and of EVB, the Company’s wholly owned banking subsidiary, with the exact timing still to be determined.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Date: September 17, 2014

By:   /s/ J. Adam Sothen

J. Adam Sothen

Executive Vice President

and Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2014

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2014 (the “Grant Date”), the executive officers of Eastern Virginia Bankshares, Inc. (the “Company”), including the Company’s named executive officers, received grants of restricted stock under the Company’s 2007 Equity Compensation Plan (the “2007 Plan”) in the following amounts (the “2014 Awards”):

Executive	Number of shares of restricted stock
Joe A. Shearin	12,500
Joseph H. James, Jr.	5,000
J. Adam Sothen	5,000
James S. Thomas	5,000
Douglas R. Taylor	5,000
Ann-Cabell Williams	5,000
Bruce T. Brockwell	5,000

Fifty percent (50%) of the restricted stock awarded to each executive officer is subject to time-based vesting, and the remaining fifty percent (50%) is subject to performance-based vesting. Subject to earlier forfeiture or accelerated vesting under circumstances described in the award agreement, the time-based restricted stock will vest in five annual installments, with the first vesting date being March 31, 2015, and the performance-based restricted stock will vest on March 31, 2017, to the extent the performance conditions are satisfied.

The level of vesting of the performance-based restricted stock will be based on the Company’s achievement of earnings per share and/or return on assets during a one-year performance period ending December 31, 2016 (the “Performance Period”), as compared to the corresponding results during the Performance Period for a peer group of financial institutions, as determined by the Compensation Committee of the Company’s Board of Directors. For the 2014 Awards, the Company’s performance at the fiftieth (50th) and sixtieth (60th) percentile of the peer group’s performance will result in the vesting of fifty percent (50%) and one hundred percent (100%) of the performance-based restricted stock, respectively. Company performance below the fiftieth (50th) percentile of the peer group performance will result in no vesting of the performance-based restricted stock. Any shares that do not vest will be forfeited.

The 2014 Awards were approved by the Compensation Committee of the Company’s Board of Directors and are subject to the terms of the 2007 Plan and the terms of each recipient’s award agreement. The form of award agreement approved by the Compensation Committee of the Company’s Board of Directors on October 15, 2014 to evidence both the 2014 Awards and future awards of time-based and performance-based restricted stock under the 2007 Plan is filed herewith as Exhibit 10.20 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.20	Form of Time-Based and Performance-Based Restricted Stock Agreement under Eastern Virginia Bankshares, Inc. 2007 Equity Compensation Plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.
Date: October 16, 2014

	By:	/s/ J. Adam Sothen
J. Adam Sothen
Executive Vice President & Chief Financial Officer

Exhibit 10.20

Eastern Virginia Bankshares, Inc.

FORM OF

Restricted Stock Agreement

THIS AGREEMENT dated as of the <<grant date>>, between EASTERN VIRGINIA BANKSHARES, INC., a Virginia corporation (the “Corporation”), and <<name>> (“Participant”), is made pursuant and subject to the provisions of the Eastern Virginia Bankshares, Inc. 2007 Equity Compensation Plan (the “Plan”). All capitalized terms used in this Agreement have the meaning assigned to them in the Plan, unless this Agreement provides, or the context requires, otherwise.

In consideration of the benefits which the Corporation expects to be derived from the services rendered to it and/or any Subsidiary by the Participant and of the covenants contained herein, the parties hereby agree as follows:

1. Award of Stock. Pursuant to the Plan, the Corporation, on <<grant date>>, (the “Award Date”), granted Participant <<number>> shares of Common Stock (“Restricted Stock”), subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein (the “Award”). <<Number>> percent (<<percent>>%) of the Restricted Stock (i.e., <<number of shares of time-based restricted stock>>) shall be transferable and nonforfeitable (“Vested” or “Vesting”) over a period of time (“Time-Based Shares”), and the remaining <<number>> percent (<<percent>>%) of the Restricted Stock (i.e., <<number of shares of performance-based restricted stock >>) shall be Vested in connection with the performance of the Corporation (“Performance-Based Shares”), all as set forth further below. The Time-Based Shares and Performance-Based Shares collectively may be referred to as Restricted Stock as the context requires.

2. Restrictions. Except as provided in this Agreement, the Restricted Stock is nontransferable and is subject to a substantial risk of forfeiture.

3. Terminology. The following terms have the following meanings for purposes of this Agreement:

(a)	“Cause” shall have the meaning set forth in the Participant’s Employment Agreement, if applicable, and if Participant does not have an Employment Agreement or Participant’s Employment Agreement does not define the term, “Cause” shall mean Participant’s personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, or misappropriation of the Corporation’s assets (determined on a reasonable basis and solely by the Board of Directors) or those of a Subsidiary.

(b)	“Peer Group” means the financial institutions listed on Attachment A hereto, provided that any listed financial institution shall be eliminated if it is acquired or otherwise changes its structure or business such that it is no longer reasonably comparable to the Corporation (as determined by the Committee), and in the case of any such elimination, the Committee may or may not replace the eliminated financial institution with another financial institution which it considers reasonably comparable to the Corporation.

(c)	“Vesting Acceleration Event” means during the period in which any share of Restricted Stock is not Vested:

(i)	the Participant’s retirement, with the consent of the Board of Directors or its delegate, at or after age sixty-five (65) where there is no Cause (as defined above) for the Corporation to terminate the Participant’s employment;

(ii)	the occurrence of a Change in Control (as defined in the Plan), if the Participant has remained employed with the Corporation and/or a Subsidiary through the date the Change in Control occurs;

(iii)	the Participant’s death; or

(iv)	if the Participant does not have an Employment Agreement, the Participant’s termination of employment due to becoming disabled (as defined for purposes of Section 22(e)(3) of the Internal Revenue Code), or, if the Participant has an Employment Agreement, the Participant’s termination of employment due to becoming disabled (as defined in his or her Employment Agreement or, if not so defined, as defined for purposes of Section 22(e)(3) of the Internal Revenue Code).

For purposes of determining a Vesting Acceleration Event, an “Employment Agreement” means a written individual employment agreement, or if there is no employment agreement, then a written individual change in control agreement, as in effect on the Award Date between the Participant and the Corporation and/or a Subsidiary. If a Participant does not have such a written individual employment agreement or change in control agreement, the Participant is considered not to have an Employment Agreement for purposes hereof.

4. Vesting in the Time-Based Shares. Subject to earlier Vesting or forfeiture as provided below, the Participant’s interest in 100% of the Time-Based Shares shall be Vested on the following dates, provided the Participant remains in employment with the Corporation and/or a Subsidiary from the Award Date through such respective dates:

Date	Percentage of Time-Based Shares Vesting
<<vesting schedule>>	<<percentage>>

5. Vesting in the Performance-Based Shares.

(a)	Subject to earlier Vesting or forfeiture as provided below, the Participant’s interest in 100% of the Performance-Based Shares shall be Vested on <<vesting date>>, provided the Participant remains in employment with the Corporation and/or a Subsidiary from the Award Date through such date, if and only if certain minimum performance measures are satisfied as described under this Paragraph 5.

(b)	Vesting of the Performance-Based Shares will be determined by the Corporation’s <<financial measures, such as earnings per share and/or return on assets>> ranking for the <<performance period>> (the “Performance Period”) compared to the <<relevant financial measure(s)>> for the Peer Group (see Attachment A) as follows, where Vesting in the Performance-Based Shares is equal to the number of the Performance-Based Shares multiplied by the Vesting percentage below:

[Higher of] <<relevant financial measures>> Ranking	Vesting Percentage for Performance-Based Shares

<<rank>> and above	100%
<<rank>> up to but excluding <<rank>>	50%
below <<rank>>	0%

[FOR USE WHEN MORE THAN ONE FINANCIAL MEASURE IS INCLUDED: The [higher] <<weighting of the relevant financial measures>> will determine the Vesting percentage (for example, if the Corporation’s <<relevant financial measure>> ranking is above <<rank>> and the <<relevant financial measure>> ranking is below <<rank>>, the Vesting percentage is <<vesting percentage>>).] If the relevant ranking is above <<rank>>, but less than <<rank>>, the Vesting percentage shall not be subject to interpolation (for example, the Vesting percentage is 50% whether the ranking is <<rank>> or <<rank>>).

(c)	All determinations regarding Vesting and entitlement to the Performance-Based Shares under this Paragraph 5 shall be made and certified to in writing by the Committee. If the Committee determines that all or any portion of the Performance-Based Shares shall not become Vested, such Performance-Based Shares (or portion thereof) shall be forfeited as of the date of the Committee’s determination.

6. Vesting Acceleration Events. Upon the occurrence of a Vesting Acceleration Event defined in Paragraph 3(c), any shares of Restricted Stock that are not then Vested shall immediately become Vested.

7. Forfeiture. Except in connection with a Vesting Acceleration Event defined in Paragraph 3(c), all shares of Restricted Stock that are not considered Vested by or at the cessation of the Participant’s employment with the Corporation or a Subsidiary (or both in the case of dual employment) shall be forfeited to the Corporation.

8. Shareholder Rights. Subject to Paragraph 14, Participant will have all the rights of a shareholder of the Corporation with respect to the Restricted Stock, including the right to receive dividends or distributions on (other than dividends or distributions which are paid in shares of Common Stock) and to vote the Restricted Stock; provided, however, that (i) Participant may not sell, transfer, pledge, assign, exchange, hypothecate or otherwise dispose of the Restricted Stock prior to Vesting, otherwise than by will or by the laws of descent and distribution, (ii) the Corporation shall retain custody of the certificates evidencing shares of the Restricted Stock as provided in Paragraph 9, and (iii) Participant will deliver a stock power in accordance with Paragraph 10. If, prior to Vesting, any such dividends or distributions are paid in shares of Common Stock with respect to the Restricted Stock, such shares shall be registered in the name of the Participant and deposited with the Corporation as provided in Paragraph 9, and shall be subject to the same restrictions on transferability and the same rules for custody as the Restricted Stock with respect to which they were paid.

9. Custody of Certificates. Custody of stock certificates evidencing the Restricted Stock (if the Restricted Stock is issued in certificated form) shall be retained by the Corporation so long as the Restricted Stock is not Vested. The Corporation reserves the right to place a legend on each certificate restricting the transferability of shares evidenced by any certificate. The Corporation shall deliver to the Participant the stock certificate or certificates (or cause the Corporation’s transfer agent to make a book-entry or electronic notation) as soon as practicable after the Restricted Stock becomes Vested.

10. Stock Power. Participant shall deliver to the Corporation a stock power, endorsed in blank, with respect to the Restricted Stock. The Corporation shall use the stock power to cancel any shares of Restricted Stock that do not become Vested. The Corporation shall return the stock power to Participant with respect to any shares of Restricted Stock that become Vested. The Participant, by execution of this Agreement, shall be deemed to appoint, and does so appoint, the Corporation and each of its authorized representatives as the Participant’s attorney(s) in fact to effect any transfer of forfeited shares (or shares otherwise reacquired or withheld by the Corporation hereunder), or any adjustment to the number of shares of Restricted Stock pursuant to Paragraph 14 below, to the Corporation as may be required pursuant to the Plan or this Agreement and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with any such transfer.

11. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof or of the Plan may entitle Participant to a fractional share, such fraction shall be disregarded.

12. Taxes. The Corporation shall have the right to retain and withhold from any award of the Restricted Stock, the amount of taxes (at the statutorily required rates) required by any government to be withheld or otherwise deducted and paid with respect to such Award. At its discretion, the Committee may require the Participant to reimburse the Corporation for any such taxes required to be withheld by the Corporation and to withhold any distribution in whole or in part until the Corporation is so reimbursed. In accordance with procedures established by the Committee, Participant or any successor in interest may elect to have the Corporation retain and withhold a number of Vested shares of Restricted Stock having a Fair Market Value on the date of withholding not less than the amount of such taxes and cancel in whole or in part any such shares so withheld, in order to satisfy the Corporation’s withholding obligations. In accordance with procedures established by the Committee, Participant or any successor in interest is also authorized to deliver shares of the Corporation’s Common Stock having a Fair Market Value on the date of delivery not less than the amount of such taxes, in order to satisfy the Corporation’s withholding obligations. In the event the Participant does not deliver or elect to have the Corporation retain and withhold shares as described in this Paragraph 12, the Corporation shall have the right to withhold from any other cash amounts due or to become due from the Corporation (or a Subsidiary) to the Participant an amount equal to such taxes required to be withheld by the Corporation to reimburse the Corporation for any such taxes.

13. No Right to Continued Employment. This Agreement does not confer upon Participant any right with respect to continued employment by the Corporation, nor shall it interfere in any way with the right of the Corporation to terminate Participant’s employment at any time (subject to the terms of Participant’s Employment Agreement, if applicable).

14. Change in Capital Structure. In accordance with the terms of the Plan, the terms of this Award shall be adjusted as the Board of Directors or the Committee determines is equitably required in the event the Corporation effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

15. Governing Law. This Agreement and the Award shall be governed by the laws of the Commonwealth of Virginia.

16. Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

17. Participant Bound by Plan; Prospectus. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Participant also hereby acknowledges receipt of a prospectus for the Plan.

18. Clawback. This Award (whether Vested or not Vested) shall be subject to the terms of the Corporation’s recoupment, clawback or similar policy as such may be in effect from time to time, as well as any similar provisions of applicable law, which could in certain circumstances require repayment or forfeiture of the Restricted Stock or any shares or other cash or property received with respect to the Restricted Stock (including any value received from a disposition of the Restricted Stock after it has become Vested).

19. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representative of the Participant and the successors of the Corporation.

To evidence its grant of the Restricted Stock and the terms, conditions and restrictions thereof, the Corporation has signed this Agreement as of the Award Date. This Agreement shall not become legally binding unless the Participant has accepted this Agreement within thirty (30) days after the Award Date (or such longer period as the Chairman of the Committee may accept) pursuant to such means as the Committee may permit. If the Participant fails to timely accept this Agreement, the grant of the Restricted Stock shall be cancelled and forfeited ab initio.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed on its behalf, and the Participant has affixed his signature hereto.

EASTERN VIRGINIA BANKSHARES, INC

Date: <<grant date>>	By:

(Printed Name and Title)

<<name>>

Date:

(Printed Name)

Attachment A

Listing of Peer Group

<<list of peer financial institutions>>

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 20, 2014, Eastern Virginia Bankshares, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the Company’s redemption (the “Partial Redemption”) of 10,000 shares, or 41.7%, of its 24,000 shares of outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”) that were originally issued to the United States Department of the Treasury under the Troubled Asset Relief Program Capital Purchase Program. Following completion of the Partial Redemption, 14,000 shares of Series A Preferred Stock remain outstanding.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated October 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Dated: October 20, 2014	/s/ J. Adam Sothen
By: J. Adam Sothen
Executive Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 20, 2014.

Eastern Virginia Bankshares, Inc. Announces Partial Redemption of Series A Preferred Stock

TAPPAHANNOCK, Va., Oct. 20, 2014 /PRNewswire/ -- Eastern Virginia Bankshares, Inc. (NASDAQ: EVBS) (the "Company"), the one bank holding company of EVB, Tappahannock, Virginia, today announced the redemption (the "Partial Redemption") of 10,000 shares, or 41.7%, of its 24,000 shares of outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series A ("Series A Preferred Stock") that were originally issued to the United States Department of the Treasury ("U.S. Treasury") under the Troubled Asset Relief Program Capital Purchase Program. In October 2013, the U.S. Treasury sold all 24,000 shares of Series A Preferred Stock previously held by it to private investors. Following completion of the Partial Redemption, 14,000 shares of Series A Preferred Stock remain outstanding.

The redemption price for the shares of Series A Preferred Stock was the stated liquidation preference amount of $1,000 per share, plus accrued and unpaid dividends. The total aggregate redemption price of the shares of Series A Preferred Stock redeemed in the Partial Redemption was approximately $10.2 million. The Partial Redemption will result in estimated annual savings of $900 thousand, or $0.05 per fully diluted common share, due to the elimination of payment of dividends on the redeemed shares of Series A Preferred Stock.

Following completion of the Partial Redemption, the capital ratios of the Company and EVB continue to exceed regulatory capital standards to be categorized as well-capitalized.

Forward-Looking Statements

Certain statements contained in this release that are not historical facts, including the anticipated impacts of the Partial Redemption, may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company's future filings with the Securities Exchange Commission ("SEC"), press releases, and oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements.

Words such as "believes," "anticipates," "expects," "intends," "targets," "continue," "remain," "will," "should," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those discussed in or implied by such statements. Factors that could cause actual results to differ from those discussed in or implied by the forward-looking statements include, but are not limited to, (i) changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services that impact the financial condition or results of operations of the Company; (ii) other circumstances that may be out of the control of the Company; and (iii) other risk factors disclosed in the Company's filings with the SEC.

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions and projections within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, actions or achievements of the Company will not differ materially from any future results, performance, actions or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such statements, which speak only as of the date of this release. The Company does not undertake any obligation to update any forward-looking statement that may be made from time to time by it or on its behalf.

Contact: Adam Sothen

Chief Financial Officer

Voice: (804) 443-8404

Fax: (804) 445-1047

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2014

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 17, 2014, Eastern Virginia Bankshares, Inc. issued a press release announcing the completion of its acquisition of Virginia Company Bank. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated November 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Dated: November 17, 2014		/s/ J. Adam Sothen
	By:	J. Adam Sothen
Executive Vice President &
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 17, 2014.

Eastern Virginia Bankshares, Inc. Announces Completion of Acquisition of Virginia Company Bank

TAPPAHANNOCK, Va., Nov. 17, 2014 /PRNewswire/ -- Eastern Virginia Bankshares, Inc. (NASDAQ: EVBS) (the "Company"), the one bank holding company of EVB, Tappahannock, Virginia, today announced that it has completed its acquisition of Virginia Company Bank as of the close of business on Friday, November 14, 2014. Following the merger of Virginia Company Bank with and into EVB, with EVB surviving, EVB has added offices in Williamsburg, Newport News and Hampton, Virginia, for a total of 24 full service branches.

Joe A. Shearin, President and Chief Executive Officer of the Company and EVB, stated, "We are excited to combine our two great organizations and to have the opportunity for growth in the desirable markets of the Tidewater area. We welcome Virginia Company Bank's customers and communities to the EVB family and look forward to providing them with EVB's WOW customer service and extensive banking resources."

Mark C. Hanna, former President and Chief Executive Officer of Virginia Company Bank and now Executive Vice President and President, Tidewater Region of the Company and EVB, stated, "We are very delighted to join forces with EVB and for Virginia Company Bank's stakeholders to merge with such a long-standing, well-managed organization. We know that Virginia Company Bank's customers, communities and shareholders will benefit from this transaction."

EVB will operate the former Virginia Company Bank branches under the name "Virginia Company Bank, a division of EVB" until completion of the core system integration in late January 2015. In addition, John F. Biagas has joined the Boards of Directors of the Company and EVB effective upon the completion of the merger.

Forward-Looking Statements

Certain statements contained in this release that are not historical facts may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "believes," "anticipates," "expects," "intends," "targets," "continue," "remain," "will," "should," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those discussed in or implied by such statements. Factors that could cause actual results to differ from those discussed in or implied by the forward-looking statements include, but are not limited to, (i) changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services that impact the financial condition or results of operations of the Company; (ii) other circumstances that may be out of the control of the Company; and (iii) other risk factors disclosed in the Company's filings with the Securities and Exchange Commission.

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions and projections within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, actions or achievements of the Company will not differ materially from any future results, performance, actions or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such statements, which speak only as of the date of this release. The Company does not undertake any obligation to update any forward-looking statement that may be made from time to time by it or on its behalf.

Contact: Adam Sothen

Chief Financial Officer

Voice: (804) 443-8404

Fax: (804) 445-1047